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As filed with the Securities and Exchange Commission on July 22, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLEETWOOD ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3716 (Primary Standard Industrial Classification Code Number)	95-1948322 (I.R.S. Employer Identification No.)
3125 Myers Street Riverside, California 92503 (951) 351-3500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Leonard J. McGill, Esq. Senior Vice President and General Counsel Fleetwood Enterprises, Inc. 3125 Myers Street Riverside, California 92503 (951) 351-3500

Copies to:
Mark W. Shurtleff, Esq. James J. Moloney, Esq. Gibson, Dunn & Crutcher LLP 4 Park Plaza Irvine, California 92614 (949) 451-3800	Raymond B. Check, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. ☐

        If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per security(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

% Convertible Senior Subordinated Debentures due 2025	$201,250,000	100%	$201,250,000	$23,687

Common Stock, par value $1.00 per share	(4)	N/A	N/A	(5)

(1)
This Registration Statement registers the maximum aggregate principal amount that may be issued in connection with the exchange offer by the Registrant for the maximum amount of the outstanding 6% Convertible Trust Preferred Securities due 2028 of Fleetwood Capital Trust that may be received by the Registrant from tendering holders in the exchange offer.

(2)
Exclusive of accrued interest and distributions, if any.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended, and exclusive of accrued interest, if any.

(4)
Includes            shares of the Registrant's common stock, par value $1.00 per share, initially issuable upon conversion of the            % Convertible Senior Subordinated Debentures due 2025 registered hereby. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional number of shares of common stock as may be issuable from time to time as a result of stock splits, stock dividends, recapitalizations or similar events. Each share of common stock includes the associated Preferred Share Purchase Rights issued under the Rights Agreement dated as of September 15, 1998, as amended April 30, 2001 and December 31, 2002, by and between the Registrant and EquiServe Trust Company, N.A., f/k/a Fleet National Bank, f/k/a BankBoston, N.A., as Rights Agent.

(5)
The Registrant will receive no consideration upon conversion of the            % Convertible Senior Subordinated Debentures due 2025. Therefore, pursuant to Rule 457(i), no filing fee is required with respect to the shares of common stock registered hereby.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated July 22, 2005

$

Offer to Exchange
             % Convertible Senior Subordinated Debentures due 2025
(CUSIP No.             )
For All Outstanding
6% Convertible Trust Preferred Securities due 2028 of Fleetwood Capital Trust
(Registered CUSIP No. 339072407 and restricted CUSIP No. 339072209)
and Consent Solicitation Statement

The exchange offer will expire at 5:00 p.m., New York City time, on August     , 2005, unless extended. The consent solicitation will expire at 5:00 p.m., New York City time, on August     , 2005, unless extended.

The Exchange Offer

We are offering to exchange            % Convertible Senior Subordinated Debentures due 2025 for all validly tendered and accepted 6% Convertible Trust Preferred Securities due 2028 of Fleetwood Capital Trust upon the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal. On July     , 2005, $201,250,000 aggregate stated liquidation amount of 6% Convertible Trust Preferred Securities due 2028 was outstanding. In this prospectus, we refer to the outstanding 6% Convertible Trust Preferred Securities due 2028 as the "Trust Preferred" and the new            % Convertible Senior Subordinated Debentures due 2025 as the "Debentures." If you elect to participate in the exchange offer, you will receive from us $1,000 aggregate principal amount of the Debentures for each    shares of the Trust Preferred, which is equal to an aggregate of $        in stated liquidation amount of the Trust Preferred. The exchange offer will expire at 5:00 p.m., New York City time, on August     , 2005, unless extended or earlier terminated by us. You may withdraw shares of the Trust Preferred that you tender at any time before the exchange offer expires.

The exchange offer is subject to the conditions described in "The Exchange Offer—Conditions to Completion of the Exchange Offer," including, among other matters, the effectiveness of the registration statement of which this prospectus forms a part, the delivery of consents from holders of not less than 66 2/3% in aggregate stated liquidation amount of the Trust Preferred then outstanding to amend the Trust Preferred documents as set forth herein and the tender of at least $100,000,000 in aggregate stated liquidation amount of the Trust Preferred. We reserve the right to extend or terminate the exchange offer if any condition of the exchange offer is not satisfied or waived and otherwise to amend the exchange offer in any respect.

The Consent Solicitation

In conjunction with the exchange offer, we are asking you to consent to certain amendments to the governing instruments pursuant to which the Trust Preferred were issued in order to clarify the terms of such documents to allow for the purchase or exchange of the Trust Preferred. In this prospectus, we refer to these amendments collectively as the "proposed amendments."

If, on or prior to August     , 2005, which date, as the same may be extended, is referred to herein as the "consent date," you (or your broker, dealer, commercial bank, trust company or other nominee on your behalf) either (1) validly tender and do not validly withdraw your Trust Preferred or (2) validly deliver and do not validly revoke a BLUE consent form, whether or not you later tender your Trust Preferred in the exchange offer, you will be eligible to receive a consent payment in an amount paid in cash equal to $    for each $50 in stated liquidation amount of the Trust Preferred, if the conditions to the consent solicitation are satisfied or waived. The consent solicitation will expire at 5:00 p.m., New York City time, on August     , 2005, unless extended or earlier terminated by us, and consents received after such time will not be valid. You may validly revoke your consent at any time on or before the consent date. After the consent date, you may validly withdraw shares of the Trust Preferred that you tendered; however, your consent may not be validly revoked, unless we are required by law to permit withdrawal.

Only holders of the Trust Preferred as of July     , 2005, which we refer to herein as the "record date," are entitled to execute and deliver consents in the consent solicitation. Our consent payment obligation is conditioned upon our receipt by the consent date of consents from holders of not less than 66 2/3% in aggregate stated liquidation amount of the Trust Preferred then outstanding which we refer to as the "requisite consents." See "The Consent Solicitation—Conditions to Our Consent Payment Obligation" for more information.

The Debentures

The Debentures will mature on                         , 2025, and will bear interest at a rate of            % per year. Interest on the Debentures is payable on            and            of each year, beginning on                         , 2006. The initial payment will include accrued interest from the closing date of the exchange offer.

The Debentures will be convertible into shares of our common stock provided the conditions described under "Description of the Debentures—Conversion Rights" are satisfied at any time prior to maturity at an initial conversion rate that is based on an initial conversion price that is equal to the higher of:

  •
  the equivalent of a    % premium over the arithmetic average of the daily volume-weighted average prices of our common stock for each of the seven trading days ending the third trading day immediately prior to the exchange offer expiration date, or

  •
  $            per share.

The conversion rate will be the quotient of $1,000 and the conversion price described above. We will publicly announce the conversion rate and the conversion price on the second business day preceding the exchange offer expiration date.

The Debentures will be convertible into shares of our common stock, at the initial conversion rate described above, only in the circumstances described in "Description of the Debentures—Conversion Rights," subject to (i) adjustment under certain circumstances, including an adjustment to increase the number of shares issuable if you convert your Debentures under certain circumstances in connection with certain fundamental changes, and (ii) our right and, prior to stockholder approval, our obligation, to satisfy our conversion obligation in whole or in part in cash in lieu of issuing shares of our common stock, all as described in more detail in this prospectus. Until we obtain stockholder approval for the issuance of 20% or more of our outstanding shares of common stock upon conversion of the Debentures, the maximum number of shares of our common stock we may issue upon conversion of all of the Debentures will be             shares.

We do not intend to apply for listing of the Debentures on any securities exchange or for inclusion of the Debentures in any automated quotation system.

We urge you to carefully read the "Risk Factors" section beginning on page 31 before you make any decision regarding the exchange offer and consent solicitation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

Dealer Manager

Prospectus dated July     , 2005

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND THE CONSENT SOLICITATION	1
SUMMARY	9
RISK FACTORS	31
USE OF PROCEEDS	50
RATIO OF EARNINGS TO FIXED CHARGES	50
PRICE RANGE OF COMMON STOCK	51
DIVIDEND POLICY	51
ACCOUNTING TREATMENT	52
CAPITALIZATION	53
THE EXCHANGE OFFER	54
THE CONSENT SOLICITATION	62
DESCRIPTION OF THE DEBENTURES	71
DESCRIPTION OF CAPITAL STOCK	101
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	103
WHERE YOU CAN FIND MORE INFORMATION	111
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	111
FORWARD-LOOKING STATEMENTS	112
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	113
LEGAL MATTERS	113
MISCELLANEOUS	113

        This prospectus incorporates important business and financial information about us from documents that we have filed with the Securities and Exchange Commission, or the SEC, but have not included in, or delivered with, this prospectus. For a listing of the documents that we have incorporated by reference into this prospectus, please see the section of this prospectus entitled "Incorporation of Certain Documents by Reference." This information is available without charge upon written or oral request to Fleetwood Enterprises, Inc., 3125 Myers Street, Riverside, California 92503, Attn: Investor Relations Department, or made by telephone at (951) 351-3500.

        If you would like to request documents, we must receive your request by August     , 2005 in order for you to receive them before the consent date, as further described in this prospectus.

ii

QUESTIONS AND ANSWERS ABOUT
THE EXCHANGE OFFER AND THE CONSENT SOLICITATION

        The following are some questions regarding the exchange offer and consent solicitation that you may have as a holder of the Trust Preferred and the answers to those questions. We urge you to read the entire prospectus, including the section entitled "Risk Factors," because the information in this section is only a summary. Additional important information is contained in the remainder of this prospectus.

        All references to "we," "our," "ours" and "us" and similar terms are to Fleetwood Enterprises, Inc., unless the context otherwise requires.

The Exchange Offer

What is the exchange offer?

        We are offering to exchange all outstanding shares of the Trust Preferred validly tendered and not validly withdrawn prior to the exchange offer expiration date for our newly issued Debentures at a rate of $1,000 aggregate principal amount of the Debentures for each        shares of the Trust Preferred, which is equal to an aggregate of $          in stated liquidation amount of the Trust Preferred. The deferred distributions on the Trust Preferred will be deemed satisfied by the exchange, and no separate payment (in cash or Debentures) will be made for such deferred distributions.

What is the purpose of the exchange offer?

        We are making the exchange offer to reduce our outstanding liabilities, eliminate all or a substantial portion of the existing deferred distributions on the Trust Preferred, reduce our interest expense and improve our capital structure and credit statistics. In the event that we receive the requisite consents (consents from holders of not less than 66 2/3% in aggregate stated liquidation amount of the Trust Preferred) in the concurrent consent solicitation (described below), and all of the other conditions to the exchange offer are satisfied or waived, we will exchange newly issued Debentures for outstanding Trust Preferred.

What is the consent solicitation?

        We are soliciting consents from holders of outstanding Trust Preferred as of the record date to amend the terms of the documents governing the Trust Preferred. Specifically, we are proposing amendments to the Amended and Restated Declaration of Trust of Fleetwood Capital Trust, dated as of February 10, 1998, the Indenture, dated as of February 10, 1998, and the Preferred Securities Guarantee Agreement, dated as of February 10, 1998, to clarify the terms of such documents to allow for the purchase or exchange of the Trust Preferred. For more information, see "The Consent Solicitation—Proposed Amendments."

Is the exchange offer conditioned upon successful completion of the consent solicitation?

        Yes. The exchange offer is subject to the condition that we receive the requisite consents (consents from holders of not less than 66 2/3% in aggregate stated liquidation amount of the Trust Preferred) in the consent solicitation.

What are the maximum and minimum number of the Trust Preferred being sought in the exchange offer?

        We are offering to purchase all of the outstanding Trust Preferred in the exchange offer. Among other conditions, the exchange offer is subject to the tender of at least $100,000,000 in aggregate stated liquidation amount of the Trust Preferred.

What will I receive in the exchange offer if I tender my shares of the Trust Preferred and they are accepted?

        Holders of the Trust Preferred will receive, for each $          in stated liquidation amount of the Trust Preferred validly tendered and not validly withdrawn prior to the exchange offer expiration date, $1,000 principal amount of the Debentures. This is equivalent to exchanging         shares of the Trust Preferred for one Debenture. We will only accept for exchange tenders of the Trust Preferred in multiples of         shares. The deferred distributions on the Trust Preferred will be deemed satisfied by the exchange, and no separate payment (in cash or Debentures) will be made for such deferred distributions.

What if I own less than         shares of the Trust Preferred or I hold a number of shares of the Trust Preferred not evenly divisible by        ?

        Holders with less than        shares of the Trust Preferred who tender all of their shares in the exchange offer will receive cash in an amount equal to the proportionate fractional value of the shares tendered, based on the $1,000 principal amount of a Debenture. For example, if a holder owns            shares of the Trust Preferred and tenders all of such shares in the exchange offer, the holder would receive $            in cash instead of the Debentures, provided the Trust Preferred are validly tendered and not validly withdrawn. Similarly, holders who tender shares of the Trust Preferred in an amount not evenly divisible by        will receive cash in an amount equal to the proportionate fractional value of the excess shares up to            shares of the Trust Preferred, provided the Trust Preferred are validly tendered and not validly withdrawn prior to the exchange offer expiration date.

What are the terms of the Debentures?

        For a description of the terms of the Debentures, see "Description of the Debentures." For a description of the terms of the Debentures as compared to the Trust Preferred, see "Summary—Summary of Differences Between the Trust Preferred and the Debentures."

Do I have to tender my Trust Preferred in the exchange offer to deliver my consent in the consent solicitation and receive the consent payment?

        No. You do not have to tender your Trust Preferred in the exchange offer to deliver your consent and receive the consent payment.

What if I tender my Trust Preferred on or prior to the consent date?

        If you validly tender your Trust Preferred on or prior to the consent date, your tender will also constitute the valid delivery of a consent with respect to the proposed amendments. Prior to the consent date, if you validly withdraw your tender, a consent will simultaneously be validly revoked. Your consent will become irrevocable at 5:00 p.m., New York City time, on the consent date unless you validly withdraw your tender of the Trust Preferred, thereby revoking your consent, before such time. After the consent date, you may validly withdraw your tender but your consent will not be revoked.

May I tender only a portion of the Trust Preferred that I hold?

        Yes. You can tender some, all or none of your Trust Preferred in the exchange offer.

How do I tender my Trust Preferred?

        If your Trust Preferred are held through a custodian, you must instruct your custodian to tender on your behalf. For Trust Preferred held through The Depository Trust Company, or DTC, the exchange agent must receive, prior to the exchange offer expiration date, a timely agent's message through

DTC's Automated Tender Offer Program, or ATOP system. If your Trust Preferred are registered in your name, you must complete the enclosed letter of transmittal and return it (and your Trust Preferred certificates) to the exchange agent at the address on the back cover of this prospectus on or prior to the exchange offer expiration date.

What must I do if I want to withdraw my Trust Preferred from the exchange offer?

        You may validly withdraw any Trust Preferred that you validly tender at any time on or prior to the exchange offer expiration date, which is 5:00 p.m., New York City time, on August    , 2005, unless we extend it, by following the procedures described in this prospectus. In addition, you may withdraw any Trust Preferred you previously tendered that we do not accept within 40 business days after the commencement of the exchange offer.

        If you validly withdraw your Trust Preferred on or prior to the consent date, your consent will simultaneously be validly revoked, and you will not receive a consent payment unless you (or your broker, dealer, commercial bank, trust company or other nominee on your behalf) validly re-tender your Trust Preferred or validly execute and deliver to the exchange agent the BLUE consent form, in each case on or prior to the consent date.

        If you hold your Trust Preferred through a custodian through the facilities of DTC, a withdrawal of your Trust Preferred will be effective if you and your nominee comply with the appropriate procedures of DTC's ATOP system on or prior to the exchange offer expiration date or if we do not accept your Trust Preferred within 40 business days after the commencement of the exchange offer.

        Any notice of withdrawal must identify the Trust Preferred to be withdrawn, including, if held through DTC, the name and number of the account at DTC to be credited, and otherwise comply with the procedures of DTC. If you have paper certificates for your Trust Preferred which are registered in your name, in order to validly withdraw your Trust Preferred from the exchange offer, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at the appropriate address specified on the back cover of this prospectus on or prior to the exchange offer expiration date or, if your Trust Preferred are not previously accepted by us, after the expiration of 40 business days after the commencement of the exchange offer. Your notice of withdrawal must comply with the requirements set forth in this prospectus.

When will I receive the Debentures in exchange for my Trust Preferred tendered in the exchange offer?

        If the exchange offer is not otherwise extended, amended or terminated, and if all conditions to the exchange offer are satisfied or waived by us (to the extent waivable by us), in our discretion, we will, on the first business day following the exchange offer expiration date, accept for exchange all Trust Preferred validly tendered and not validly withdrawn, at 9:00 a.m., New York City time (or as promptly as practicable thereafter), by notifying DTC and the exchange agent of our acceptance. We will then issue a press release announcing that fact, and the Debentures will be issued promptly after our acceptance of all Trust Preferred validly tendered and not validly withdrawn.

Is the company making a recommendation regarding whether I should tender in the exchange offer?

        No. None of our officers or directors, the exchange agent, the dealer manager, the information agent or any other person has made any recommendation to you as to whether you should tender your Trust Preferred into the exchange offer. You must make your own investment decision regarding the exchange offer.

What are the conditions to the closing of the exchange offer?

        The closing of the exchange offer is conditioned upon our receipt of the requisite consents and the tender of at least $100,000,000 in aggregate stated liquidation amount of the Trust Preferred in the consent solicitation and the other closing conditions, unless waived by us (to the extent waivable by us) in our discretion, described in "The Exchange Offer—Conditions to Completion of the Exchange Offer."

        We may waive certain conditions to this exchange offer. If any condition is not satisfied or waived, we will not accept and exchange any validly tendered Trust Preferred.

If I decide not to tender my Trust Preferred, how will the exchange offer affect my Trust Preferred?

        If you decide not to tender your Trust Preferred and we complete the exchange offer and thereby reduce the number of outstanding shares of the Trust Preferred, the liquidity and possibly the market price of your Trust Preferred may be adversely affected. In addition, if we receive the requisite consents in the consent solicitation, you will be subject to and bound by the proposed amendments to the Trust Preferred documents even if you do not participate in the exchange offer or provide a consent in the consent solicitation. See "Risk Factors—Risks Relating to the Exchange Offer."

When will the exchange offer expire?

        The exchange offer is currently scheduled to expire at 5:00 p.m., New York City time, on August     , 2005; however, we may extend the exchange offer from time to time as necessary until all the conditions to the exchange offer have been satisfied or, where permissible, waived at our discretion.

Under what circumstances can the exchange offer be extended, amended or terminated?

        We expressly reserve the right to extend the exchange offer for any reason or no reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the exchange offer in any respect on or prior to the exchange offer expiration date. Further, we may be required by law to extend the exchange offer if we make a material change in the terms of the exchange offer or the information contained in this prospectus or if we waive a material condition to the exchange offer. During any extension of the exchange offer, any Trust Preferred previously tendered and not validly withdrawn will remain subject to the exchange offer as amended, including your right to withdraw. We reserve the right, in our sole and absolute discretion, to terminate the exchange offer at any time prior to the expiration of the exchange offer if any condition to the exchange offer is not satisfied or, where permissible, waived at our discretion. If the exchange offer is terminated, no Trust Preferred will be accepted for exchange, and any Trust Preferred that have been tendered will be returned to the holder promptly after the termination. For more information regarding our right to extend, terminate or amend the exchange offer, see "The Exchange Offer—Extensions; Amendments."

How will I be notified if the exchange offer is extended, amended or terminated?

        If the exchange offer is extended, amended or terminated, we will promptly notify DTC and make a public announcement by issuing a press release. The announcement in the case of an extension will be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled exchange offer expiration date. For more information regarding notification of extensions, termination or amendments, see "The Exchange Offer—Extensions; Amendments."

Will I have to pay any fees or commissions for participating in the exchange offer?

        If you hold physical share certificates and you are the record owner of your Trust Preferred and you tender your shares directly to the exchange agent, you will not have to pay any fees or commissions. If you hold your shares through a custodian or nominee, and your custodian or nominee tenders the shares on your behalf, your custodian or nominee may charge you a fee for doing so. You should consult your custodian or nominee to determine whether any charges will apply.

Whom do I call if I have any questions about how to tender my Trust Preferred or any other questions relating to the exchange offer?

        Questions and requests for assistance, as well as for additional copies of this prospectus and the letter of transmittal, may be directed to D.F. King & Co., Inc., the information agent for the exchange offer, at its address and telephone number set forth on the back cover of this prospectus.

        Questions relating to the tender of physical share certificates should be directed to The Bank of New York Trust Company, N.A., the exchange agent, at its address and telephone numbers set forth on the back cover of this prospectus.

        You may also contact the dealer manager at its address and telephone number set forth on the back over of this prospectus with any questions about the exchange offer.

What are the federal income tax consequences of participating in the exchange offer or executing and delivering a consent in the consent solicitation?

        Please see the section of this prospectus entitled "Material United States Federal Income Tax Considerations" for a summary of some of the important tax consequences of tendering your Trust Preferred in the exchange offer and/or of delivering a consent in the consent solicitation. You should consult your own tax advisor for a full understanding of the tax consequences of participating in the exchange offer and/or the consent solicitation.

The Consent Solicitation

What is the consent solicitation and its purpose?

        We are soliciting consents from holders of outstanding Trust Preferred as of the record date to amend the terms of the documents governing the Trust Preferred. Specifically, we are proposing amendments to the Amended and Restated Declaration of Trust of Fleetwood Capital Trust, dated as of February 10, 1998, the Indenture, dated as of February 10, 1998, and the Preferred Securities Guarantee Agreement, dated as of February 10, 1998, to more clearly allow for the purchase or exchange of all or a portion of the Trust Preferred, whether pursuant to the exchange offer or otherwise, during periods in which we have exercised our right to defer payment of interest on the Trust Preferred. For more information, see "The Consent Solicitation—Proposed Amendments."

Is consummation of the consent solicitation subject to any conditions?

        Yes. Among other conditions, consummation of the consent solicitation is conditioned upon our receipt of the requisite consents. If this or any other condition is not satisfied or waived, we may extend the consent solicitation until the requisite consents are received, or we may terminate the consent solicitation and will not pay the consent payment. For more information regarding the conditions to the consent solicitation, see "The Consent Solicitation—Conditions to Our Consent Payment Obligation."

Are the concurrent consent solicitation and exchange offer conditioned upon each other?

        The consent solicitation is not conditioned upon successful completion of the exchange offer. However, the exchange offer is conditioned upon, among other matters, the receipt of the requisite consents in the consent solicitation.

Will I receive any consideration for giving my consent and when will I receive payment for my consent?

        If you (or your broker, dealer, commercial bank, trust company or other nominee on your behalf) either (1) validly tender and do not validly withdraw your Trust Preferred on or prior to the consent date or (2) validly execute and deliver to the exchange agent a BLUE consent form and do not validly revoke it on or prior to the consent date, and the conditions to the consent solicitation are satisfied or waived by us, you will receive a consent payment of $        for each $50 in liquidation amount of the Trust Preferred to which such consent relates. Provided the requisite consents are received, the consent payment will be paid promptly after the expiration or termination of the exchange offer but prior to the closing of the exchange offer.

Is the company making a recommendation regarding whether I should execute and deliver consents in the consent solicitation?

        No. You must make your own decision regarding whether or not to execute and deliver a consent to the proposed amendments, and you are urged to consult your own legal and tax advisors in connection with making the decision.

When will the proposed amendments become effective?

        Shortly after the consent date (assuming that we have received the requisite consents), the Amended and Restated Declaration of Trust of Fleetwood Capital Trust, the Indenture, and the Preferred Securities Guarantee Agreement will be amended or supplemented to provide for the proposed amendments. Although these amendments or supplements, as the case may be, will be effective and binding upon execution and delivery by the relevant parties, the proposed amendments will not become operative until payment has been made for the consents that were validly delivered and not validly revoked prior to the consent date.

How do I deliver my consent?

        Only a holder of the Trust Preferred as of the record date may execute and deliver a consent. You (or your broker, dealer, commercial bank, trust company or other nominee on your behalf) have two ways to validly deliver your consent and receive the consent payment. A valid tender of your Trust Preferred on or prior to the consent date will constitute valid delivery of a consent with respect to those shares of the Trust Preferred as long as you do not validly withdraw the Trust Preferred from the exchange offer on or prior to the consent date.

        Alternatively, if you either do not want to tender your Trust Preferred on or prior to the consent date or do not want to participate in the exchange offer, but do want to participate in the consent solicitation, you (or your broker, dealer, commercial bank, trust company or other nominee on your behalf) can execute the enclosed BLUE consent form and return it to The Bank of New York Trust Company, N.A., as exchange agent, at the address or facsimile number on the back cover of this prospectus prior to the consent date. If your shares of Trust Preferred are held through a custodian, you must instruct your custodian to execute and deliver a consent on your behalf.

        The method of delivery of your consent and all other required documents to the exchange agent is at your election and risk. If delivery is by mail, it is suggested that you use validly insured registered mail with return receipt requested and that the mailing be made sufficiently in advance of the consent date to permit delivery to the exchange agent on or prior to such date. Delivery will be deemed made when actually received or confirmed by the exchange agent. Your BLUE consent form should be sent only to the exchange agent, and not to us, DTC or any other person. Delivery of your BLUE consent form to DTC or any other such person does not constitute valid delivery of your consent.

Do I have to deliver my consent in the consent solicitation in order to tender my Trust Preferred in the exchange offer?

        No. You do not have to deliver a consent in order to tender your Trust Preferred in the exchange offer. However, if you tender your Trust Preferred in the exchange offer on or before the consent date your tender will also constitute the valid delivery of a consent with respect to the proposed amendments. Our obligation to accept the Trust Preferred tendered in the exchange offer is conditioned upon receipt of the requisite consents in the consent solicitation. If you validly withdraw your Trust Preferred on or prior to the consent date, your consent will simultaneously be validly revoked.

May I deliver a consent for only a portion of the Trust Preferred that I hold?

        Yes. You do not have to deliver a consent for all of your Trust Preferred to participate in the consent solicitation, but you will only be paid the consent payment of $        for each $50 in stated liquidation amount of the Trust Preferred (subject to the satisfaction of the conditions of the consent solicitation) for those Trust Preferred (1) which you have validly tendered and not validly withdrawn on or prior to the consent date or (2) with respect to which you (or your broker, dealer, commercial bank, trust company or other nominee on your behalf) have validly delivered and not validly revoked the enclosed BLUE consent form on or prior to the consent date.

May I deliver a consent to only some of the proposed amendments?

        No. If you validly tender your Trust Preferred or execute and validly deliver the BLUE consent form on or prior to the consent date, and want to receive the consent payment, you must consent to the proposed amendments in their entirety. No conditional or partial consents will be accepted.

What is the effect of a transfer of all or any portion of my Trust Preferred during the time when the consent solicitation is being made?

        If a person purchases the Trust Preferred after the record date and the holder of the purchased shares of the Trust Preferred as of the record date previously delivered a consent (or thereafter delivers a consent) to the proposed amendments, such consent will be accepted if it was (or is) validly submitted and will bind the purchaser of the Trust Preferred to which such consent relates. However, if a person purchases the Trust Preferred after the record date and the holder of the purchased shares of the Trust Preferred as of the record date had not previously delivered a consent to the proposed amendment, a purchaser who desires to deliver a consent must obtain a valid irrevocable proxy from the holder as of the record date and submit a consent on or prior to the consent date. In all events, only the holder of the Trust Preferred as of the record date, or subsequent holder acting pursuant to a valid irrevocable proxy from the holder as of the record date, will be entitled to the consent payment, and then only if the holder has validly and timely submitted a consent. As a result, a person who purchases its Trust Preferred after the record date but prior to the consent date will have to make its own arrangements with the seller of such Trust Preferred as to the allocation of all or any portion of the consent payment. Giving a consent will not affect a holder's right to sell or transfer the Trust Preferred. All valid consents received, and not validly revoked, before the consent date will be effective even if there is a later transfer of the Trust Preferred to which such consent relates.

What must I do if I want to revoke my consent from the consent solicitation?

        You may validly revoke any consent that you validly execute and deliver at any time prior to the consent date, which is 5:00 p.m., New York City time, on August    , 2005, unless we extend it, by following the procedures described in this prospectus. You may not revoke your consent after the consent date unless we are required by law to permit revocation. See "The Consent Solicitation—Revocation of Consents."

If I decide not to deliver my consent, how will the consent solicitation affect my shares of Trust Preferred?

        If you decide not to deliver a consent with respect to all or a portion of your Trust Preferred and if we receive the requisite consents, you will still be subject to and bound by the proposed amendments. In addition, if you decide not to deliver a consent with respect to all or a portion of your Trust Preferred and we receive the requisite consents, you will not receive a consent payment for all or that portion of your Trust Preferred for which we did not receive a consent.

When will the consent solicitation expire?

        The consent solicitation is currently scheduled to expire at 5:00 p.m., New York City time, on August    , 2005; however, we may extend the consent solicitation from time to time as necessary until the conditions to the consent solicitation have been satisfied or waived by us.

How will I be notified if the consent solicitation is extended, amended or terminated?

        If the consent solicitation is extended, amended or terminated, we will promptly notify DTC and make a public announcement by issuing a press release. The announcement in the case of an extension will be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled consent date. For more information regarding notification of extensions, termination or amendments, see "The Consent Solicitation—Record Date; Consent Date; Extension; Amendment; Termination."

Under what circumstances can the consent solicitation be extended, amended or terminated?

        We expressly reserve the right to extend the consent solicitation for any reason or no reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the consent solicitation in any respect prior to the consent date. We reserve the right, in our sole and absolute discretion, to terminate the consent solicitation, at any time prior to the consent date, if the conditions to our consent payment obligation are not met or waived by us. If the consent solicitation is terminated or if the requisite consents are not received, no consent payment will be paid. For more information regarding our right to extend, terminate or amend the consent solicitation, see "The Consent Solicitation—Record Date; Consent Date; Extension; Amendment; Termination."

Whom do I call if I have any questions on how to deliver my consents or any other questions relating to the consent solicitation?

        Any questions or requests for assistance concerning the consent solicitation, as well as for additional copies of this prospectus and the BLUE consent form, may be directed to D.F. King & Co., Inc. in its role as the information agent for the consent solicitation at its address and telephone numbers set forth on the back cover of this prospectus. D.F. King & Co., Inc. is also acting as tabulation agent for the consent solicitation.

        Questions relating to the delivery of a BLUE consent form should be directed to The Bank of New York Trust Company, N.A., the exchange agent, at its address and phone number set forth on the back cover of this prospectus. The Bank of New York Trust Company, N.A. is also acting as paying agent for the consent solicitation.

        You may also contact the dealer manager at its address and telephone number set forth on the back over of this prospectus with any questions about the consent solicitation.

Where can I find more information about Fleetwood Enterprises, Inc.?

        You can find more information about Fleetwood Enterprises, Inc. from the various sources described under "Incorporation of Certain Documents By Reference."

SUMMARY

        This summary provides an overview of selected information and does not purport to contain all of the information you should consider. For a more complete understanding of Fleetwood Enterprises, Inc., the exchange offer and the consent solicitation, you should read this entire prospectus and the detailed information incorporated into it by reference, including the financial data and information contained in this prospectus and our Annual Report on Form 10-K for the year ended April 24, 2005. Unless the context otherwise requires, the terms "we," "us" and "our" refer to Fleetwood Enterprises, Inc., a Delaware corporation, and its subsidiaries.

Fleetwood Enterprises, Inc.

        We are a leading producer of recreational vehicles and manufactured housing. In our fiscal year ended April 24, 2005, we generated total revenue of $2.4 billion.

        Our recreational vehicle products include motor homes, travel trailers and folding trailers. In calendar year 2004, we held a 17.9 percent share of the motor home market, an 11.7 percent share of the travel trailer market and a 38.2 percent share of the folding trailer market in the United States. For calendar year 2004, our folding trailer division was the leader in market share in that segment, while our motor home business was in second position and our travel trailer division was in third position. In our fiscal year ended April 24, 2005, our recreational vehicle business generated revenues of approximately $1.66 billion.

        In addition, we operate a manufactured housing manufacturing business. In calendar year 2004, we were the second largest producer of HUD (The U.S. Department of Housing and Urban Development)-Code homes in the United States in terms of units sold with a 17.6 percent share of the wholesale market. In our fiscal year ended April 24, 2005, our manufactured housing business generated revenues from continuing operations of $786 million.

        We also operate a manufactured housing retail business and a manufactured housing finance business, although we recently entered into a definitive agreement to sell most of the assets of our retail business to Clayton Homes, Inc., and a non-binding letter of intent to sell the retail loan portfolio of our finance business to Vanderbilt Mortgage and Finance, Inc., an affiliate of Clayton Homes, Inc. As of the end of fiscal year 2005, we operated 135 retail sales locations in 21 states and were the third largest retailer of manufactured homes in the United States. These businesses are treated as discontinued operations.

Our Industries

        Recreational vehicles are either driven or towed and are primarily used for vacations, camping trips and other leisure activities. Today, a record 7.2 million recreational vehicles are on the roads in the United States and there are as many as 30 million recreational vehicle enthusiasts, including renters, nationwide. The recreational vehicle industry, particularly the motor home segment, is benefiting from highly favorable demographic trends, as the number of people in the 55-64 age category, historically the most frequent purchasers of motor homes, increases over the next several years. The Recreation Vehicle Industry Association reports U.S. shipments of recreational vehicles totaled 370,000 units in calendar year 2004, a 15.3 percent increase over the previous year and the highest level since 1978.

        A manufactured home is a single-family house that is constructed in accordance with HUD construction and safety standards entirely in a factory environment rather than at the home site. There are two basic categories of manufactured housing: single-section and multi-section. Today's manufactured homes offer customers quality similar to many site-built homes at a more affordable price. According to the Manufactured Housing Institute (MHI), the industry has retrenched from domestic shipments of 372,843 homes in calendar year 1998 to a 40-year low of 130,802 in calendar year 2004. Reduced availability of financing to retail customers and the significant increase in the number of repossessed homes available for resale led to the reduced sales of new manufactured homes. Management believes that progress has been made in each of these areas as access to retail financing is improving, repossession levels are dropping and inventory is moving into alignment with retail demand, which supports the view that future industry shipments will increase. MHI is forecasting 138,500 manufactured home shipments in calendar year 2005, a 5.9 percent increase over 2004 shipments.

Our Strengths and Competitive Advantages

        We have a leadership position in both the recreational vehicle and manufactured housing industries.    We have had leading positions in both the recreational vehicle and manufactured housing industry for many years. We have a widely diversified market position in the recreational vehicle industry and are one of the three largest players in each segment of the industry, including motor homes, travel trailers and folding trailers. In addition, we are the second largest producer of HUD-Code manufactured housing in the United States. Both the recreational vehicle and manufactured housing industries are relatively fragmented, and our scale and market leadership provide a number of competitive advantages compared to smaller players in each industry, including the areas of purchasing efficiencies and service and warranty support.

        We have highly regarded dealer networks in each of our segments.    Our dealer network includes many of the largest and most successful retailers in the recreational vehicle and manufactured housing industries. We strive to develop and implement "best practices" among our dealers through training programs and manuals. We have a comprehensive dealer agreement for all of our recreational vehicle dealers (endorsed by the Recreation Vehicle Dealers Association) that requires the dealer to meet criteria in regard to sales and stocking requirements and customer satisfaction goals. In the manufactured housing business, approximately 39% of our distribution points (including Company-owned stores) are exclusive, reflecting our strategic focus on the Pinnacle Retailer Program, which is designed to encourage more exclusive retailer relationships.

        We have proven engineering and innovative product development capabilities.    Fleetwood conducts product development activities on a national basis for recreational vehicles and on a regional basis for manufactured housing in order to reflect regional preferences and trends. Under both approaches, projects are carefully evaluated throughout the entire product development process. We develop innovative new products and product enhancements through an integrated approach that includes retail customer and dealer surveys, market research, engineering, sales and manufacturing, and our suppliers. As a result, we are able to proactively design and manufacture quality products that address both industry trends and specific customer requirements in an efficient, cost-effective and timely manner.

        We deliver high-quality products and customer service.    We promote customer loyalty through the design of quality products and the delivery of a satisfying customer experience before, during and after the sale. Our quality improvement process focuses on increasing customer satisfaction by improving the quality and design of Fleetwood products and enhancing the customer's shopping experience. In this regard, we have developed a number of ongoing processes, including:

  •
  designing our products with materials that frequently exceed both government requirements and industry standards;

  •
  training both our employees and our dealers' employees in customer satisfaction techniques and quality improvement procedures;

  •
  providing additional services, such as comprehensive training of our dealers' employees and contractors regarding proper installation techniques for manufactured homes;

  •
  offering extensive warranties in the manufactured housing and recreational vehicle industries; and

  •
  responding quickly and effectively to customer inquiries and concerns.

        We use independent consumer surveys to determine whether retail customers are satisfied with the quality of our products and the level of service provided by us and our dealers. An independent consumer research firm conducts telephone surveys and communicates customer responses to our manufacturing entities and dealers to reinforce quality performance and minimize customer problems. Each year, specific customer satisfaction goals are established for our manufacturing operations and independent dealers. Dealers who meet these performance standards are recognized with our Circle of Excellence Award, and our manufacturing centers are similarly honored for meeting targeted levels of customer satisfaction. We believe that these efforts have resulted in increased awareness of the importance of product quality and service.

        We are led by an experienced management team whose interests are aligned with those of our shareholders.    Both our manufactured housing and recreational vehicle groups benefit from the significant experience of our management. We have also recently enhanced our management team with the addition of seasoned industry veterans in key leadership positions who further strengthen our organization. All of our senior management team receive a portion of their annual compensation through equity incentives and a significant portion of cash compensation based on operating performance, directly aligning their interests with those of our shareholders.

Our Business Strategy

        Our goals are to enhance our position as a leading provider of affordable, high-quality recreational vehicles and manufactured homes, to sustain long-term profitable growth and to enhance shareholder value. The key components of our business strategy are described below.

        Focus on manufacturing operations.    We recently entered into a definitive agreement to sell most of the assets of our manufactured housing retail business, and a non-binding letter of intent to sell the retail loan portfolio of our financial services business. Our vertically integrated approach to the manufactured housing business came as a result of a strategic objective to protect our distribution channels and to take advantage of business opportunities within the manufactured housing retail and finance industries. Subsequent to that decision, we experienced a significant industry-wide decline in the retail market for manufactured housing. Our decision to exit these businesses is intended to stem losses sustained in our retail operations. We believe that realigning our current objectives with our traditional focus on manufacturing operations and wholesale distribution channels in both our manufactured housing and in our recreational vehicle businesses will provide us the enhanced ability to regain our industry-leading position within both businesses.

        Create value for our shareholders through a dedicated focus on increasing profitability.    We seek to create value for our shareholders by growing revenues, containing costs, increasing efficiencies and optimizing existing assets. With on-going organization and cost-structure changes, we believe we are poised for future growth and are making significant progress towards increasing our profitability.

        Provide the best product and value proposition to our customers.    Our goal is to consistently offer the highest quality product at an attractive value that is not exclusively price-driven. We seek to achieve the value proposition by focusing on the needs and preferences of our buyer populations at different price points by product. We believe we are also effective at controlling cost factors while maintaining high quality standards because of our economies of scale, purchasing efficiencies, and a leverageable fixed infrastructure. Our focus on engineering and innovative product development translates into products that meet ever-changing consumer preferences at the business unit level for recreational vehicles and at the regional level for manufactured housing. For example, we believe the design process is critical and is embedded throughout the development, manufacturing and marketing cycle. Those costs are absorbed over significant unit volumes and result in acceptable per-unit costs because of our market penetration and volumes. Our customers for both recreational vehicles and manufactured housing expect consistency and quality because of the brand reputation and awareness of our products in the market. Finally, we believe that the customers' experience with our products remains consistent through changing economic and sociological cycles because of the depth and background of our management team, which has experience functioning in different environments.

        Increase market share in targeted product segments.    We are one of the nation's leaders in both recreational vehicle and manufactured housing sales, and have been in a leadership position for over 30 years. In recreational vehicles, our motor home market share has shown improvement during calendar years 2003 and 2004 after losing share in 2001 and 2002. The increase in market share was mainly due to the Class A and Class C product innovations that added many features. In late 2004, we introduced a new full-wall slide-out for one of our product lines. Our underlying technology, which is currently only available from Fleetwood, will be introduced on other models in 2005, and has been positively received by dealers and customers. In addition, we have refreshed most of the core motor home brands, adding floorplans with up to four slide-outs, as well as other features such as increased ceiling height and upgraded appliances and chassis performance. Consumer and dealer response to the new products has been positive. Additionally, we recently opened a new Class C manufacturing facility on the East Coast, which will allow us to cost-effectively produce products for that geographic region and is expected to enhance our Class C market share. Finally, our entrance into the sports utility segment with our Gearbox activity support vehicle, several new innovative ultralight and hybrid travel trailer floorplans and the future introductions of completely redesigned core products later this summer is expected to drive market share recovery in the travel trailer segment. In manufactured housing, we increased market share during calendar 2004 by aggressively developing our distribution network of independent retailers and park operators, and also by continuing to offer innovative product. As the number of retail outlets for manufactured housing has declined year over year, our retail distribution points increased from about 1,250 last year to approximately 1,320 this year. In terms of product, we won two design awards from the MHI this year, including an award for Concept Modular Home Design. In the future we expect to increase our focus on regional designs for our manufactured homes, and we expect to also increase our commitment to the growing market for modular homes, which are built to local and regional building codes as opposed to the federal HUD code.

        Promote and expand recognition of the "Fleetwood" brand name.    We seek to enhance customer loyalty and our market position by expanding consumer awareness of the "Fleetwood" name in both our manufactured housing and recreational vehicle operations. We have earned strong brand awareness of the "Fleetwood" name through our history of innovation and targeted marketing campaigns.

        Our business began in 1950 through the formation of a California corporation. The present company was incorporated in Delaware in September 1977 and succeeded by merger to all the assets and liabilities of the predecessor company. Our principal executive offices are located at 3125 Myers Street, Riverside, California, 92503 and our telephone number is (951) 351-3500. Our Internet website is www.fleetwood.com. Information included on our website is not incorporated by reference in this prospectus.

Recent Developments

        On July 7, 2005, we entered into an asset purchase agreement to sell most of the assets of our housing retail business to two retail subsidiaries of Clayton Homes, Inc. (a subsidiary of Berkshire Hathaway Inc.), including inventory, real property, other fixed assets and prepaid rent at selected company-operated stores. The purchase price of $74 million is subject to certain adjustments as set forth in the asset purchase agreement. Closing of the transaction is subject to customary conditions and is currently expected to occur during the second quarter of fiscal 2006. If the transaction closes under the terms of the executed asset purchase agreement, we will retain ownership of 22 stores that are sublet to an independent dealer and several previously closed stores, as well as various other miscellaneous assets. There can be no assurance, however, that the transactions as contemplated by the asset purchase agreement will be consummated. We issued a press release announcing the execution of the asset purchase agreement, which was attached as an exhibit to a Form 8-K/A filed on July 8, 2005.

        Also on July 7, 2005, we entered into a non-binding letter of intent to sell our retail loan portfolio, the most significant asset of our financial services business, to Vanderbilt Mortgage and Finance, Inc., an affiliate of Clayton Homes, Inc. We currently expect this sale to close during the second quarter of fiscal 2006. There can be no assurance that a definitive agreement with respect to the sale of our retail loan portfolio will be executed or, if such a definitive agreement is executed, that the transactions contemplated by such agreement will be consummated.

        We recorded impairment charges of $51.1 million in the fourth quarter of our fiscal 2005 related to the sale of the assets of our retail and financial services businesses as described above. We expect to incur one-time employee termination expenses, as well as contract termination costs, in the range of $5 million to $7 million throughout our fiscal year 2006, with the majority occurring in the quarter the sale transaction is expected to close. We expect the combination of the asset impairment charges taken in the fourth quarter of fiscal 2005, and the costs related to the disposal that will occur in fiscal 2006, will be in the range of $55 million to $58 million, of which only about $4 million to $6 million will represent cash expenditures. These costs, as well as the ongoing financial results for our retail and financial services businesses, were accounted for as discontinued operations effective as of the fourth quarter of fiscal 2005.

The Exchange Offer

        We have summarized the terms of the exchange offer in this section. Before you decide whether to tender your Trust Preferred in the exchange offer, you should read the detailed description of the exchange offer and related consent solicitation under "The Exchange Offer" and "The Consent Solicitation" for further information.

Purpose of the exchange offer	The purpose of the exchange offer is to reduce our outstanding liabilities, eliminate all or a substantial portion of the existing deferred distributions on the Trust Preferred, reduce our interest expense and improve our capital structure and credit statistics.
Terms of the exchange offer
We are offering to exchange $1,000 principal amount of the Debentures for each shares of the Trust Preferred, which is equal to an aggregate of $ in stated liquidation amount of the Trust Preferred accepted for exchange. We will only accept for exchange tenders of the Trust Preferred in multiples of shares. See "The Exchange Offer—Acceptance of the Trust Preferred for Exchange; Cash Out of Fractional Tenders; Delivery of Debentures." The deferred distributions on the Trust Preferred will be deemed satisfied by the exchange, and no separate payment (in cash or Debentures) will be made for such deferred distributions. You may tender all, some or none of your Trust Preferred.
Deciding whether to participate in the exchange offer
Neither we nor our officers or directors make any recommendation as to whether you should tender or refrain from tendering all or any portion of your Trust Preferred in the exchange offer. Further, we have not authorized anyone to make any such recommendation. We have not retained and do not intend to retain any unaffiliated representative to act for holders of the Trust Preferred or to prepare a report concerning the fairness of the exchange offer. You must make your own decision whether to tender your Trust Preferred in the exchange offer and, if so, the aggregate stated liquidation amount of the Trust Preferred to tender. You should read this prospectus and the accompanying letter of transmittal and consult with your advisers to make that decision based on your own financial position and requirements.

Expiration date; extension; termination of the exchange offer
The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on August , 2005, or any subsequent time or date to which the exchange offer is extended. We may extend the exchange offer expiration date or amend any of the terms or conditions of the exchange offer for any reason. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. If we extend the exchange offer expiration date, you must tender your Trust Preferred on or prior to the date identified in the press release or public announcement if you wish to participate in the exchange offer. In the case of an amendment, we will issue a press release or other public announcement. We have the right to:
• extend the exchange offer expiration date and retain all tendered Trust Preferred, subject to your right to withdraw your tendered Trust Preferred; and
• waive any condition (to the extent waivable by us) in our discretion or otherwise amend any of the terms or conditions of the exchange offer in any respect.
Conditions for completion of the exchange offer
The exchange offer is subject to certain conditions including, among other matters, the effectiveness of the registration statement of which this prospectus forms a part, the delivery of consents from holders of not less than 66 2/3% in aggregate stated liquidation amount of the Trust Preferred then outstanding (currently $201,250,000) prior to the consent date and the tender of at least $100,000,000 in stated liquidation amount of the Trust Preferred. See "The Exchange Offer—Conditions to Completion of the Exchange Offer."
Withdrawal rights
You may validly withdraw a tender of your Trust Preferred at any time before the exchange offer expires by delivering a written notice of withdrawal to The Bank of New York Trust Company, N.A., as exchange agent, on or before the exchange offer expiration date. If you change your mind, you may re-tender your Trust Preferred by again following the tender procedures on or before the exchange offer expiration date. In addition, if we have not accepted your tendered Trust Preferred for exchange, you may validly withdraw your Trust Preferred at any time after September , 2005, which is 40 business days after commencement of the exchange offer.

Procedures for tendering Trust Preferred
If you hold Trust Preferred through a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly if you wish to tender your Trust Preferred. Tenders of your Trust Preferred will be effected by book-entry transfers through DTC.
If you hold Trust Preferred through a broker, dealer, commercial bank, trust company or other nominee, you may also utilize the procedures for guaranteed delivery.

Please do not send letters of transmittal to us. You should send letters of transmittal to The Bank of New York Trust Company, N.A., as exchange agent, at its office set forth on the back cover of this prospectus or in the letter of transmittal. The exchange agent can answer your questions regarding how to tender your Trust Preferred.
Trading
Our common stock is traded on the New York Stock Exchange under the symbol "FLE." The Trust Preferred are not listed on any national securities exchange or automated quotation system, and we do not intend to list the Debentures on any national securities exchange or automated quotation system.
Information agent	D.F. King & Co., Inc.
Exchange agent	The Bank of New York Trust Company, N.A.
Dealer manager	Lehman Brothers Inc.
Risk factors	You should carefully consider the matters described under "Risk Factors," as well as the other information set forth in this prospectus and in the letter of transmittal.
Consequences of not exchanging Trust Preferred
The liquidity and trading market for the Trust Preferred not tendered in the exchange offer could be adversely affected to the extent a significant number of the Trust Preferred are tendered and accepted in the exchange offer. In addition, because the exchange offer is conditioned on the receipt of consents from not less than 66 2/3% in aggregate stated liquidation amount of the Trust Preferred in the consent solicitation, if we receive such consents and the proposed amendments become effective, you will be subject to and bound by the proposed amendments even if you do not consent.
Use of proceeds
We will not receive any cash proceeds from the exchange offer and consent solicitation. The Trust Preferred that are validly tendered and exchanged pursuant to the exchange offer will be retired and canceled.

Fees and expenses
We estimate that the total fees and expenses of the exchange offer and consent solicitation will be approximately $ (including all fees and expenses of the dealer manager, the exchange agent, the information agent, as well as legal, accounting and printing costs), assuming all of the Trust Preferred are exchanged for the Debentures and consents to the proposed amendments are received from all holders of the Trust Preferred on or prior to the consent date.
Tax consequences
See "Material United States Federal Income Tax Considerations" for a summary of the material United States federal income tax consequences or potential consequences that may result from the exchange of the Trust Preferred for the Debentures, the conversion of the Debentures and the receipt of the consent payment.

The Consent Solicitation

        We have summarized the terms of the consent solicitation in this section. Before you decide whether to participate in the consent solicitation, you should read the detailed description of the consent solicitation under "The Consent Solicitation" for further information.

Purpose of the consent solicitation	We are soliciting consents to amend the Amended and Restated Declaration of Trust of Fleetwood Capital Trust, dated as of February 10, 1998, the Indenture, dated as of February 10, 1998, and the Preferred Securities Guarantee Agreement, dated as of February 10, 1998, pursuant to which the Trust Preferred were issued. The amendments contemplated by the consent solicitation will clarify the terms of such documents to allow for the purchase or exchange of all or a portion of the Trust Preferred, whether pursuant to the exchange offer or otherwise, during periods in which we have exercised our right to defer payment of interest on the Trust Preferred.
Terms of the consent solicitation
If you validly deliver and do not validly revoke your consent on or prior to the consent date, you will be eligible to receive a consent payment in cash equal to $ for each $50 in aggregate stated liquidation amount of the Trust Preferred if we receive the requisite consents. You may consent to the proposed amendments without tendering the Trust Preferred in the exchange offer. However, if you validly tender and do not validly withdraw your Trust Preferred on or prior to consent date, your tender will also constitute valid delivery of your consent. You may participate in the exchange offer without delivering a consent by tendering after the consent date; however, the exchange offer is conditioned upon, among other matters, the receipt by us of consents in the consent solicitation from holders of not less than 66 2/3% in aggregate stated liquidation amount of the Trust Preferred then outstanding.
Record date	July , 2005
Conditions to our consent payment obligation
Consummation of the consent solicitation, including our obligation to make the consent payment, is conditioned upon, among other matters, receipt of consents from holders of not less than 66 2/3% in aggregate stated liquidation amount of the Trust Preferred outstanding on the record date. See "The Consent Solicitation—Conditions to Our Consent Payment Obligation."

Consent date; extension; termination of the consent solicitation
The consent solicitation will expire at 5:00 p.m., New York City time, on August , 2005, or any subsequent time or date to which the consent solicitation is extended. We may extend the consent date or amend any of the terms or the conditions of the consent solicitation for any reason. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled consent date. If we extend the consent date, you must deliver your consent prior to the date identified in the press release or public announcement if you wish to participate in the consent solicitation. In case of an amendment, we will issue a press release or other public announcement.
Procedures for delivering consents
You should either (1) validly tender and not validly withdraw your Trust Preferred on or prior to the consent date or (2) complete and sign the enclosed BLUE consent form and mail or deliver such consent to The Bank of New York Trust Company, N.A., as exchange agent, at its address set forth on the back cover of this prospectus. Please do not send or deliver consents to us.
Information and tabulation agent
Any questions or requests for assistance concerning the consent solicitation, as well as for additional copies of this prospectus and the BLUE consent form, may be directed to D.F. King & Co., Inc. in its role as the information agent at its address and telephone numbers set forth on the back cover of this prospectus. D.F. King & Co., Inc. is also acting as tabulation agent for the consent solicitation.
Consent and paying agent	The Bank of New York Trust Company, N.A.
Dealer manager	Lehman Brothers Inc.

Summary of Differences Between the Trust Preferred and the Debentures

        A summary of the differences between the Trust Preferred and the Debentures is set forth below. This summary is qualified in its entirety by the information contained in this prospectus and the documents governing the Trust Preferred and the Debentures, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. For a more detailed description of the Debentures, see "Description of the Debentures."

	TRUST PREFERRED	DEBENTURES
Title	6% Convertible Trust Preferred Securities due February 15, 2028.	% Convertible Senior Subordinated Debentures due 2025.
Amount of securities
	An aggregate of $201,250,000 in liquidation amount and 4,025,000 in number of the Trust Preferred. Each Trust Preferred represents a preferred undivided beneficial interest in the assets of the issuer.	Initially, up to $ million in aggregate principal amount of the Debentures to be issued in the exchange offer.
Issuer
	Fleetwood Capital Trust, a Delaware statutory trust (the "Capital Trust"). The address of the Capital Trust's principal office is c/o Fleetwood Enterprises, Inc., 3125 Myers Street, Riverside, CA 92503, and its telephone number is (951) 351-3500. The sole asset of the Capital Trust consists of the $201,250,000 aggregate principal amount of 6% Convertible Subordinated Debentures due February 15, 2028 (the "Trust Debentures") of Fleetwood Enterprises, Inc.	Fleetwood Enterprises, Inc., a Delaware corporation.
The guarantor	Fleetwood Enterprises, Inc.	Not applicable.
Maturity	February 15, 2028, unless earlier converted or redeemed by us.	, 2025, unless earlier converted, redeemed by us at our option or repurchased by us at your option as described in this prospectus.
Distributions/interest
	Distributions accumulate beginning February 10, 1998 and are payable in cash at a rate of 6% per year of the stated liquidation amount of $50 per Trust Preferred. Subject to the distribution deferral provisions described below, distributions are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, unless deferred.	Interest will accrue beginning on the issue date of the Debentures, at a rate of % per year. Interest will be payable in cash semiannually in arrears on and of each year, commencing , 2006.
Distribution deferral
	We can, on one or more occasions, defer interest payments on the Trust Debentures for up to 20 consecutive quarterly periods, unless we are in default in the payment of interest on the Trust Debentures. Interest payments are not due and payable on the Trust Debentures during a deferral period. We cannot, however, defer interest payments for more than 20 consecutive quarters or beyond the maturity date of the Trust Debentures, which is February 15, 2028. If we defer interest payments on the Trust Debentures, the Capital Trust will defer distribution payments on the Trust Preferred. During a deferral period, distributions continue to accumulate on the Trust Preferred. Additional cash distributions will accumulate on any deferred distributions.	Not applicable.

Compounded interest accrues on any deferred interest payments. While interest payments on the Trust Debentures are deferred, we are generally not permitted to pay any dividend on or purchase any shares of our capital stock or pay on debt that is equal with or junior in rank to the Trust Debentures.

On October 30, 2001, we elected to defer distributions on the Trust Debentures due to be made on November 15, 2001 and we have subsequently elected to defer all subsequent quarterly distributions to date. Even though our board of directors has discontinued the payment of dividends on our common stock for the foreseeable future, these deferrals of distributions on the Trust Debentures would further prevent us from declaring or paying any dividends during the period of such deferrals. We have the option to continue to defer payment of the distributions for a period that extends up to and including the dividend payment due on August 15, 2006. However, once we have paid all deferred distributions we may again commence deferring distributions.
Conversion rights
Unless we redeem the Trust Debentures, holders have the right to convert the Trust Preferred into shares of our common stock at any time prior to maturity. The conversion price on July 18, 2005 was $48.72 per share of our common stock, which is equivalent to a conversion rate of 1.0263 shares of our common stock for each share of Trust Preferred. This conversion price remains subject to further adjustment.
Holders of the Debentures may convert their Debentures into our common stock prior to the close of business on their stated maturity date under any of the following circumstances:

• during any fiscal quarter beginning after October 30, 2005 if the closing sale price per share of our common stock for a period of at least 20 consecutive trading days during the 30-consecutive-trading-day period ending on the last day of the preceding fiscal quarter is more than 120% of the conversion price per share in effect on such last day of such fiscal quarter;

• during the five-consecutive-business-day period immediately after any five-consecutive-trading-day period in which the trading price per $1,000 principal amount of the Debentures for each day of such five-day period is less than 98% of the conversion value;
• if we have called the Debentures for redemption; or
• upon the occurrence of specified corporate transactions.

The Debentures will be convertible into shares of our common stock at any time after October 30, 2005 and prior to maturity, subject to the conditions below, at an initial conversion rate that is based on an initial conversion price that is equal to the higher of:

• the equivalent of a % premium over the arithmetic average of the daily volume-weighted average prices of our common stock for each of the seven trading days ending the third trading day immediately prior to the exchange offer expiration date; or
• $ per share.

The conversion rate will be the quotient of $1,000 and the conversion price described above. We will publicly announce the conversion rate and the conversion price on the second business day preceding the exchange offer expiration date.

The Debentures will be convertible into shares of our common stock at the conversion rate described above, subject to (i) adjustment under certain circumstances and (ii) our right and, prior to stockholder approval, our obligation, to satisfy all or part of our conversion obligation in cash. The conversion rate (and the conversion price) will not be adjusted for accrued interest, if any.

Solely for purposes of illustration, the initial conversion price would be $ per share if it were calculated as the equivalent of a % premium over the closing price of our common stock on July , 2005. The following table illustrates the number of shares of our common stock that would be issuable upon conversion of each $1,000 in principal amount of the Debentures for a range of conversion prices, calculated as the equivalent of a % premium over a range of closing sale prices for our common stock, including the closing sale price per share for our common stock on July , 2005. This table is for purposes of illustration only and does not take into account that (i) we have the right, and until we receive stockholder approval, the obligation, to deliver cash for the principal amount of converted Debentures and (ii) there is a maximum number of shares we may deliver upon conversion prior to obtaining stockholder approval. The conversion price may exceed $ per share, but may not be less than $ per share.

Price of FLE Common Stock	Conversion Price Per Share	Shares of FLE Common Stock Issued for Each $1,000 Principal Amount of Debentures
$	$

In the event of certain types of fundamental changes, we will increase the number of shares issuable upon conversion or, in lieu thereof, we may elect to adjust the conversion rate and related conversion obligation so that the Debentures are convertible into shares of the acquiring or surviving company. See "Description of the Debentures—Conversion Rights—Adjustment to Conversion Rate Upon Certain Fundamental Changes."

Until we obtain stockholder approval for the issuance of 20% or more of our outstanding shares of common stock upon conversion in accordance with the listing requirements of the New York Stock Exchange, we will deliver upon conversion of each Debenture (i) an amount of cash equal to the lesser of (x) the principal amount of such Debenture or (y) the conversion value of such Debenture, plus (ii) a number of shares of our common stock equal in value to the excess (if any) of the conversion value of the Debenture over its principal amount. Unless and until we obtain stockholder approval, the maximum number of shares of our common stock we may issue upon conversion of all of the Debentures will be shares in the aggregate. If we have not obtained stockholder approval for the issuance of shares of our common stock upon conversion by January 1, 2006, April 1, 2006 or June 1, 2006, the Debentures will bear additional interest of %, % or %, respectively, as described below under "Description of the Debentures—Conversion Rights." If stockholder approval is obtained, such additional interest will cease to accrue and, upon conversion of each Debenture, we will deliver either our common stock into which such Debenture is convertible or, at our option, cash or a combination of cash and our common stock, as described below under "Description of the Debentures—Conversion Rights—Settlement Upon Conversion." We can give no assurance that stockholder approval will be obtained.
Ranking

The Trust Preferred represent preferred undivided beneficial interest in the assets of the Capital Trust, which consists of the Trust Debentures. Our payment obligations under the Trust Debentures are subordinated to our payment obligations under our senior debt, including our obligations under the Debentures. They are also effectively subordinated to all indebtedness and other liabilities of our subsidiaries, including intercompany liabilities to the extent that the instruments governing these intercompany liabilities provide for subordination.

The Debentures are unsecured and:

•  subordinated in right of payment to all of our existing and future senior indebtedness;

•  equal in right of payment to any future indebtedness that provides it is on a parity with the Debentures and to the $100 million aggregate principal amount of 5% convertible senior subordinated debentures due 2023;

•  senior in right of payment to our existing and future junior subordinated indebtedness, including our obligations under Trust Debentures underlying the Trust Preferred and our guarantee of payment obligations on the Trust Preferred; and

• effectively subordinated in right of payment to all existing and future secured indebtedness to the extent of the value of the related security and to all existing and future indebtedness and other liabilities of any of our existing or future subsidiaries.
Optional redemption
The Capital Trust will redeem all of the outstanding Trust Preferred when the Trust Debentures are paid at maturity on February 15, 2028. In addition, we can make the Capital Trust redeem all or some of the Trust Preferred at any time, by redeeming the Trust Debentures at the applicable redemption price, plus any accrued and unpaid distributions, upon not less than 30 but not more than 60 days' notice.
We may not redeem the Debentures prior to , 20 . Thereafter, we may redeem the Debentures, in whole or in part, for cash at 100% of the principal amount of the Debentures plus accrued and unpaid interest, including any additional interest to, but excluding, the redemption date.
Optional repurchase right of holders	Not applicable.
Holders of the Debentures may require us to repurchase all or a portion of their Debentures on , 20 , , 20 , and , 20 at a repurchase price equal to 100% of the principal amount of the Debentures plus any accrued and unpaid interest (including additional interest, if any) thereon to, but excluding, the repurchase date. We may elect to pay the repurchase price in cash, our common stock or a combination thereof. See "Description of the Debentures—Repurchase at Option of Holders—Optional Put."
Fundamental change; repurchase right of holders	Not applicable.
Holders of the Debentures may require us to repurchase for cash all or a portion of their Debentures upon a fundamental change, in certain circumstances and subject to certain conditions. In such case, we will pay a repurchase price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest (including additional interest, if any) thereon to, but excluding, the repurchase date. See "Description of the Debentures—Repurchase at Option of Holders—Fundamental Change Put."

Adjustment to conversion rate or conversion price upon certain types of fundamental changes

In the case of certain fundamental changes where all or substantially all of our outstanding common stock is exchanged for, converted into, or otherwise acquired for consideration consisting of at least 50% (in terms of value) of shares of other common stock that, for the 10 consecutive trading days prior to such fundamental change, has been admitted for listing on a national securities exchange or quoted on The Nasdaq National Market and we continue to exist as a separate entity after such fundamental change, the conversion price per share of our common stock immediately following such fundamental change shall be the conversion price in effect immediately prior to such fundamental change, but after giving effect to any other required adjustments, multiplied by a fraction, the numerator of which is the average of the closing prices per share of other common stock to be received by the holders of our common stock during the 10 trading days immediately prior to the record date for the determination of our holders of common stock entitled to receive such shares of other common stock and the denominator of which is the average of the closing prices per share of our common stock during the 10 trading days immediately prior to the record date for the determination of our holders of common stock entitled to receive such shares of other common stock; provided, however, that in the event of such fundamental change in which (A) 100% of the value of the consideration received by a holder of our common stock is common stock of the successor, acquiror, or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such fundamental change) and (B) all of our common stock shall have been exchanged for, converted into, or acquired for common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror, or other third party, the conversion price per share of our common stock immediately following such fundamental change shall be the conversion price in effect immediately prior to such fundamental change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of our common stock as a result of such fundamental change.

We will increase the number of shares issuable upon conversion of the Debentures to reflect the change in the effective conversion rate only if holders elect to convert their Debentures in connection with:

(1)  a transaction described under clause (1) or (3) of the definition of fundamental change in "Description of the Debentures—Repurchase at Option of Holders—Fundamental Change Put," or

(2)  a transaction that would have been a fundamental change under such clause (1) or (3) but for the existence of the 105% trading price exception (as defined below),

where 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in such transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market. We refer to any of these events as a "non-stock fundamental change."

The number of additional shares by which we will increase the conversion rate will be determined by reference to the table in "Description of the Debentures—Conversion Rights—Adjustment to Conversion Rate Upon Certain Fundamental Changes," based on the effective date and the price paid per share of our common stock in such fundamental change transaction. If holders of our common stock receive only cash in such transaction, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock on the five trading days prior to but not including the effective date of such fundamental change.

In the case of certain other fundamental changes other than as set forth in the immediately preceding paragraph where all or substantially all of our outstanding common stock is exchanged for, converted into, or otherwise acquired for cash, securities, or other assets, the conversion price per share of our common stock immediately following such fundamental change shall be the lower of (A) the conversion price in effect immediately prior to such fundamental change, but after giving effect to any other required adjustments, and (B) the product obtained by multiplying the greater of the average of the closing prices per share of our common stock during the 10 trading days immediately prior to the record date for the determination of our holders of common stock entitled to receive such cash, securities, or other assets (or the amount of cash received by a holder of one share of our common stock if the holders of our common receive only cash as a result of such fundamental change) or the then applicable reference market price for shares of our common stock as determined pursuant to the indenture for the Trust Debentures by a fraction, of which the numerator shall be 100.0 and the denominator of which shall be an amount based on when such fundamental change occurs. For the 12-month period beginning February 15, 2005, the denominator is 100.75, and from February 15, 2006 and thereafter the denominator shall be 100.0.
Conversion after a public acquirer fundamental change	Not applicable, other than as described above.
In the case of a public acquirer fundamental change (as defined in this prospectus), we may, in lieu of increasing the conversion rate upon conversion as described in "Description of the Debentures—Conversion Rights—Adjustment to Conversion Rate Upon Certain Fundamental Changes," elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer fundamental change, holders of the Debentures will be entitled to convert their Debentures (subject to the satisfaction of certain conditions) into a number of shares of public acquirer common stock (as defined in this prospectus) by multiplying the conversion rate in effect immediately before the public acquirer fundamental change by a fraction:

• the numerator of which will be (i) in the case of a share exchange, consolidation or merger pursuant to which our common stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (ii) in the case of any other public acquirer fundamental change, the average of the last reported sale prices of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer fundamental change, and

• the denominator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer fundamental change.
Special event redemption or distribution
	Upon the occurrence of a tax event described below, we may redeem all outstanding Trust Debentures at a redemption price equal to 100% of the principal amount of the Trust Debentures plus accrued and unpaid interest to, but not including, the redemption date (and thus cause the redemption of the Trust Preferred at that price). Upon the occurrence of a tax event, we may, alternatively, elect to pay additional interest to the Capital Trust so that the distributions to holders of the Trust Preferred are not reduced because of the tax event. In addition, if a tax event or a change in law that could require the trust to register as an investment company under the Investment Company Act of 1940 occurs, we may generally cause the Capital Trust to be dissolved and, after satisfaction of liabilities to creditors of the Capital Trust, cause the Trust Debentures to be distributed to the holders of the Trust Preferred. A tax event generally means specified tax changes that could result in:	Not applicable.
• the trust being subject to United States federal income taxes or more than a de minimis amount of other governmental charges, or
• the non-deductibility of interest payments on the Trust Debentures.

Events of default
If an event of default under the indenture governing the Trust Debentures occurs and is continuing, the holders of 25% or more of the aggregate stated liquidation amount of the outstanding Trust Preferred may direct the property trustee, one of the trustees of the Capital Trust, to declare the principal and interest on the Trust Debentures immediately due and payable and thus cause payment to be made to the holders of the Trust Preferred. If the property trustee fails to enforce its rights under the Trust Debentures, or the guarantee trustee fails to enforce its rights under the Trust Preferred guarantee, a holder of the Trust Preferred may institute a proceeding directly against us to enforce these rights without first instituting any legal proceeding against any other person or entity.
If there is an event of default on the Debentures, the trustee or the holders of 25% or more of the aggregate principal amount of the Debentures may declare the principal amount of the Debentures plus accrued and unpaid interest thereon (including additional interest, if any) to the date of acceleration to be immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.
Liquidation preference
	If the Capital Trust is liquidated and the Trust Debentures are not distributed to you, you will generally be entitled to receive $50 per Trust Preferred plus any accumulated and unpaid distributions on each Trust Preferred you hold.	Not applicable.
The guarantee
	We have guaranteed the Capital Trust's payment obligations, but only to the extent that the Capital Trust has sufficient funds to make payments on the Trust Preferred. If we do not make payments on the Trust Debentures, the Capital Trust will not have sufficient funds to make payments on the Trust Preferred, in which case you will be unable to rely on our guarantee for payment. Our obligations under the Trust Preferred guarantee are subordinated to our payment obligations under our senior debt. They are also effectively subordinated to all indebtedness and other liabilities of our subsidiaries, including intercompany liabilities.	Not applicable.
Form of securities	The Trust Preferred are represented by a global certificate registered in the name of Cede & Co., as nominee of DTC.	The Debentures will be represented by a global certificate registered in the name of Cede & Co., as nominee of DTC.
Voting rights	Generally, you will not have any voting rights as a holder of the Trust Preferred.	Generally, you will not have any voting rights as a holder of the Debentures.
Listing; market for securities	The Trust Preferred trade in the over-the-counter market.
The Debentures are a new issue of securities. We cannot assure you that any active or liquid market will develop for the Debentures. We do not intend to list the Debentures on any national securities exchange or automated quotation system.

Selected Consolidated Financial Data

        The consolidated operating data for the three years ended April 24, 2005 and the balance sheet data at April 24, 2005 and April 25, 2004 are derived from our consolidated financial statements that are incorporated by reference into this prospectus. Please refer to the complete consolidated financial statements and related notes incorporated by reference into this prospectus for more information. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the related notes thereto, incorporated by reference into this prospectus.

	As of and For the Fiscal Year Ended April(1)
	2005	2004	2003	2002	2001
	(In thousands, except per share data)
Historical Consolidated Statement of Operations Data:
Net sales	$2,374,712	$2,360,606	$2,070,957	$1,952,285	$1,978,559
Cost of products sold	1,979,482	1,943,147	1,696,859	1,564,046	1,593,547

Gross Profit	395,230	417,459	374,098	388,239	385,012
Operating expenses	420,187	343,246	343,942	393,638	414,830
Other, net	18,581	(4,656)	4,779	19,650	200,286

Income (loss) from operations	(43,538)	78,869	25,377	(25,049)	(230,104)
Other income (loss), net	(27,688)	(43,062)	(37,732)	(31,651)	(18,279)

Income (loss) from continuing operations before income taxes and cumulative effect of accounting change	(71,226)	35,807	(12,355)	(56,700)	(248,383)
Benefit (provision) for income taxes	(1,351)	(18,449)	(4,502)	44,621	63,942
Income (loss) from continuing operations before cumulative effect of accounting change	(72,577)	17,358	(16,857)	(12,079)	(184,441)
Loss from discontinued operations, net	(88,882)	(39,619)	(53,882)	(69,214)	(88,373)
Cumulative effect of accounting change, net of income taxes	—	—	—	(80,635)	(11,176)

Net loss	$(161,459)	$(22,261)	$(70,739)	$(161,928)	$(283,990)

Net loss attributable to common shareholders, diluted	$(161,459)	$(22,261)	$(70,739)	$(132,525)	$(283,990)

Earnings (loss) per share—diluted(2):
Income (loss) before cumulative effect of accounting change	$(1.31)	$.44	$(.47)	$(.35)	$(5.63)
After-tax difference on exchange of convertible trust preferred securities	—	—	—	.86	—
Discontinued operations	$(1.61)	$(1.01)	$(1.50)	$(2.04)	$(2.70)
Cumulative effect of accounting change, net of income taxes	—	—	—	(2.37)	(.34)

Net income (loss) per share	$(2.92)	$(.57)	$(1.97)	$(3.90)	$(8.67)

Weighted average common shares outstanding—diluted	55,532	39,342	35,869	33,942	32,755

	As of and For the Fiscal Year Ended April(1)
	2005	2004	2003	2002	2001
	(In thousands, except per share data)
Consolidated Balance Sheet Data:
Cash and investments	$45,476	$123,822	$69,776	$111,147	$73,103
Property, plant and equipment, net	232,125	229,638	225,410	232,145	249,272
Total assets	1,010,247	1,075,709	954,094	1,015,700	1,135,753
Long-term debt	319,088	374,950	406,262	412,646	300,068
Total liabilities	884,791	829,427	843,126	840,957	849,605
Shareholders' equity	125,456	246,282	110,968	174,743	286,148
Other Data:
Depreciation and amortization	$23,576	$24,580	$25,634	$26,172	$29,148
Capital expenditures	35,284	27,727	19,857	20,473	36,921
Cash flows from operations	(59,909)	(3,175)	26,104	27,793	99,637
Cash flow from discontinued operations	(37,337)	(45,519)	(59,621)	(54,931)	(131,720)
Cash flows from investing activities	47,013	(89,924)	37,335	(62,851)	26,372
Cash flows from financing activities	40,910	119,733	(550)	80,453	(248)
Ratio of earnings to fixed charges(3)	—	1.7	—	—	—

(1)
We use a fiscal year ending on the last Sunday of April in each year.

(2)
The effect of the distributions on preferred securities was anti-dilutive for all years presented and were, therefore, not added back to determine diluted earnings (loss).

(3)
The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges, and these ratios are unaudited for all periods presented. For purposes of computing these ratios, earnings represent income (loss) from continuing operations before income taxes and cumulative effect of accounting change and fixed charges. Fixed charges include all interest expense, the portion of rental expense considered to be a reasonable estimate of the interest factor, distributions on the existing convertible trust preferred securities and fixed charges of $11.1 million, $8.9 million, $9.4 million, $13.5 million, and $20.5 million, that relate to discontinued operations in fiscal years 2005, 2004, 2003, 2002 and 2001.

Our ratios of earnings to fixed charges for the fiscal years ended 2005, 2003, 2002, and 2001 were not meaningful since earnings were inadequate to cover fixed charges by $71.2 million, $12.4 million, $56.7 million and $248.4 million, respectively.

RISK FACTORS

        Before you participate in the exchange offer, you should carefully consider the risks described below. You should also consider the other information included or incorporated by reference in this prospectus before participating in the exchange offer and/or the consent solicitation.

Risks Relating to the Debentures and Underlying Shares of Common Stock

Servicing the debt represented by the Debentures will require a significant amount of cash, and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

        Our ability to make payments on the Debentures, our existing debt and other debt we may incur in the future and our ability to fund our growth plans depends on our ability to generate cash flow. Our ability to generate cash flow is, to some extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations or that our future access to capital will be sufficient to enable us to pay our debt, including the Debentures, or to fund other liquidity needs. Any inability to generate sufficient cash flow or raise capital on favorable terms could have a material adverse effect on our financial condition and on our ability to make payments on the Debentures. In addition, if we are not able to generate sufficient cash flow from operations to service our indebtedness, we may be required, among other matters:

  •
  to seek additional financing in the debt or equity markets;

  •
  to refinance or restructure all or a portion of our indebtedness, including the Debentures;

  •
  to sell selected assets; and/or

  •
  to reduce or delay planned expenditures.

        Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms. While we have the right to defer interest payments on the Trust Preferred for up to 20 consecutive quarterly interest periods, we will not have the right to defer any interest payments on the Debentures that we will issue in exchange for the Trust Preferred.

We may incur additional indebtedness ranking senior to, or equal to, the Debentures.

        At April 24, 2005, we had $56.7 million of outstanding indebtedness under our senior secured credit facility, in addition to letters of credit, capital leases and subsidiary indebtedness, as reflected in our balance sheet and the notes thereto. The indenture governing the Debentures does not contain any financial or operating covenants that would prohibit or limit us or our subsidiaries from incurring additional indebtedness and other liabilities (including additional senior debt), pledging assets to secure such indebtedness and liabilities, paying dividends, or issuing securities or repurchasing securities issued by us or any of our subsidiaries. We anticipate that from time to time we may incur additional indebtedness in the future. Our level of indebtedness will have several important effects on our future operations, including, without limitation:

  •
  a portion of our cash flow from operations will be dedicated to the payment of any interest required with respect to outstanding indebtedness;

  •
  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure;

  •
  depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited; and

  •
  our ability to pay our obligations under the Debentures could be adversely affected.

Your right to receive payments under the Debentures is junior to our existing senior debt and possibly all of our future senior debt, as well as effectively junior to the existing and future liabilities of our subsidiaries.

        The Debentures rank behind all of our existing senior debt and all of our future senior borrowings, other than our trade payables and any future debt that expressly provides that it ranks equal with, or subordinated in right of payment to, the Debentures. As of April 24, 2005, we had approximately $62.6 million of senior debt outstanding and approximately $46.2 million in standby letters of credit and approximately $47.6 million of subsidiary indebtedness guaranteed on a senior basis. In addition, and as of that date, approximately $70.5 million would have been available for borrowing as additional senior debt under our senior secured credit facility.

        As a result of the subordination of the Debentures, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, the holders of our senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the Debentures. Because the indenture for the Debentures will require that amounts otherwise payable to holders of the Debentures in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the Debentures may receive less, ratably, than holders of senior debt, in any such proceeding.

        In addition, all payments on the Debentures will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of non-payment defaults on senior debt.

        Additionally, our subsidiaries are not guaranteeing the Debentures. The Debentures are effectively subordinated to all existing and future liabilities of our subsidiaries. Those liabilities may include indebtedness, trade payables, guarantees (including existing guarantees of our senior secured credit facility) and lease obligations. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, creditors of our subsidiaries will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that we held. Our subsidiaries have no obligation to pay any amounts due on the Debentures or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Such distributions or other transfers may also be restricted by applicable law or the terms of our other debt instruments, including our senior secured credit facility, which prohibits such distributions or other payments if a default exists under that facility. At April 24, 2005, the aggregate liabilities of our subsidiaries, excluding intercompany obligations and the $78.4 million outstanding as of such date under the HomeOne Credit Corp. line of credit and our subsidiaries' retail flooring liability, were approximately $244 million. Our subsidiaries may incur substantial additional liabilities in the future, unrestricted by the terms of the indenture for the Debentures.

We may not have the ability to raise the funds or issue shares of our common stock necessary to repurchase the Debentures as provided in the indenture, and the requirement to repurchase the Debentures upon a fundamental change may discourage takeover attempts or removal of incumbent management that would otherwise be beneficial to holders of our common stock.

        Following a fundamental change, as defined in the indenture, holders have the right to require us to repurchase all or a portion of their Debentures for cash. In addition, on                , 20    ,                , 2015, and                , 2020, holders have the right to require us to repurchase all or a portion of their Debentures, at our option, for shares of our common stock, cash or a combination thereof. The source of funds for any such repurchase of the Debentures will be our available cash or cash generated from our operations or other sources, including borrowings, sales of assets or sales of equity. There is no sinking fund associated with the Debentures. We cannot assure you that sufficient funds will be available at the time of any fundamental change or on any of the designated repurchase dates to make any required repurchases of the Debentures tendered. Any of our future debt agreements may contain restrictions on our ability to repurchase the Debentures in those circumstances or may have provisions that require us to make similar repurchases or repayments of other debt simultaneous with the repurchase of the Debentures. If the holders of the Debentures exercise their right to require us to repurchase all or a substantial portion of the Debentures upon a fundamental change or on a designated repurchase date, the financial effect of this repurchase could cause a default under other debt, or the change in control or exercise of such right itself could cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the fundamental change or on a designated repurchase date to make the required repurchase of the Debentures or that restrictions in other debt agreements will not allow such repurchases. With respect to required repurchases at the option of holders, we may not be able to satisfy the requisite conditions to allow us to issue shares of our common stock to repurchase the Debentures, see "Description of the Debentures—Repurchase at Option of Holders—Optional Put." Our failure to repurchase the Debentures when required would result in an event of default with respect to the Debentures. In addition, the holders' right to require us to repurchase the Debentures upon the occurrence of a fundamental change could, in certain circumstances, make more difficult or discourage a potential takeover that is beneficial to the holders of our common stock, and may make it more difficult to remove incumbent management.

We do not pay dividends on our common stock and, under the terms of the documents governing the Trust Preferred, we are currently deferring payment of dividends on those securities.

        On October 30, 2001, we elected to defer distributions due to be made on November 15, 2001 on the Trust Preferred, and we have subsequently elected to defer all subsequent quarterly distributions to date. In addition, with respect to our formerly outstanding 9.5% convertible trust preferred securities, we elected to pay distributions due on February 19, 2002 and May 15, 2002 in shares of our common stock. In light of our business environment and recent operating results, we currently anticipate that we will find it prudent to defer distributions on the Trust Preferred for the foreseeable future, subject to the terms in the governing documents. We have the option to continue to defer payment of the distributions for a period that extends up to and including the dividend payment due on August 15, 2006. If our liquidity and our operating results deteriorate significantly due to business or economic conditions, we may not be able to pay all the deferred distributions when finally due, resulting in a default under the documents governing the Trust Preferred. Any such default could then result in a default under our senior secured credit facility and other instruments. The deferral of distributions on the Trust Preferred prevents us from declaring or paying any dividends on our common stock during the period of such deferrals. Additionally, even if we choose to resume cash distributions on the Trust Preferred in the future, we may choose not to pay dividends on our common stock.

The conditional conversion features of the Debentures could result in you receiving less than the value of the common stock into which a Debenture is convertible.

        The Debentures are convertible into common stock only if specified conditions are met. If the specific conditions for conversion are not met, you may not be able to receive the value of the common stock into which the Debentures would otherwise be convertible. See "Description of the Debentures—Conversion Rights."

The Debentures do not contain restrictive covenants, and there is limited protection in the event of a change in control.

        The indenture under which the Debentures will be issued does not contain restrictive covenants protecting you from several kinds of transactions. In particular, the indenture does not contain covenants limiting our ability or the ability of our subsidiaries to pay dividends or make distributions on or redeem or repurchase our capital stock or any of the Trust Preferred outstanding or limiting our ability or the ability of our subsidiaries to incur additional indebtedness and, therefore, may not protect you in the event of a highly leveraged transaction or other similar transaction. In addition, the requirement that we (i) offer to repurchase the Debentures upon a fundamental change is limited to the transactions specified in the definition of a "fundamental change" under "Description of the Debentures—Repurchase at Option of Holders—Fundamental Change Put" and (ii) adjust the conversion rate is limited to certain types of fundamental changes specified in "Description of the Debentures—Repurchase at Option of Holders—Fundamental Change Put." Accordingly, we could enter into certain transactions, such as acquisitions, refinancings or a recapitalization, that could affect our capital structure and the value of our common stock but would not constitute a fundamental change. In addition, a "change of control" under the terms of our senior secured credit facility would be an event of default under that agreement, giving our lenders the right to accelerate the obligations due under our senior secured credit facility.

No established market exists for the Debentures, and your ability to sell the Debentures is subject to uncertainties regarding the liquidity of the trading market, if any, for the Debentures.

        There is currently no established market for the Debentures. We do not intend to apply for listing of the Debentures on any national securities exchange or on the Nasdaq National Market. There can be no assurance as to:

  •
  the liquidity of any trading market that may develop;

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  the ability of holders to sell any of their Debentures; and

  •
  if they could be sold, the price at which holders would be able to sell such Debentures.

        If a trading market does not develop or is not maintained, holders of the Debentures may experience difficulty in selling, or an inability to sell, the Debentures. If a market for the Debentures develops, such market could be discontinued at any time. The Debentures could trade at prices that may be higher or lower than their principal amount depending on many factors, including prevailing interest rates, our operating results, the price of our common stock and the market for similar securities. Historically, the market for securities such as the Debentures has been subject to disruptions that have caused substantial volatility in the prices of such securities. We cannot assure you that, if a market for the Debentures were to develop, such a market would not be subject to similar disruptions.

The adjustment to the conversion rate upon the occurrence of certain types of fundamental changes may not adequately compensate you for the lost option time value of your Debentures as a result of such fundamental change.

        If certain types of fundamental changes occur on or prior to maturity of the Debentures, we will adjust the conversion rate of the Debentures to increase the number of shares issuable upon conversion. The number of additional shares to be issued will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the fundamental change as described under "Description of the Debentures—Conversion Rights—Adjustment to Conversion Rate Upon a Fundamental Change."

        While this adjustment is designed to compensate you for the lost option time value of your Debentures as a result of certain types of fundamental changes, the adjustment is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if the price paid per share of our common stock in the fundamental change is less than 100% of the average VWAP price (as further described under "Description of the Debentures—Conversion Rights—Adjustment to Conversion Rate Upon a Fundamental Change") or more than 300% of the average VWAP price (subject to adjustment), there will be no such adjustment.

Upon conversion of the Debentures, we will have the right (and, under certain circumstances, the obligation) to pay cash in lieu of issuing shares of our common stock.

        Until we obtain stockholder approval for the issuance of 20% or more of our outstanding common stock upon conversion in accordance with the listing requirements of the New York Stock Exchange, we will be required to deliver upon conversion of each Debenture a combination of cash and shares of our common stock. Furthermore, even if we obtain stockholder approval, we will still retain the right to satisfy your conversion by delivering either our common stock or, subject to certain conditions, cash or a combination of cash and our common stock. Accordingly, upon conversion of a Debenture, you might not receive any shares of our common stock, or you may receive fewer shares of common stock relative to the conversion value of the Debenture. Further, our liquidity will be reduced to the extent we choose or are required to deliver cash rather than shares of common stock upon conversion of the Debentures.

        In addition, in the event of our bankruptcy, insolvency or certain similar proceedings during the cash settlement averaging period (as defined under "Description of the Debentures—Conversion Rights—Settlement Upon Conversion"), there is a risk that a bankruptcy court may decide a holder's claim to receive such cash and/or shares could be subordinated to the claims of our creditors as a result of such holder's claim being treated as an equity claim in bankruptcy.

You may not be able to participate in all of the stock price appreciation above the conversion price.

        Until we obtain stockholder approval for the issuance of 20% or more of our outstanding shares of common stock upon conversion of the Debentures, we will deliver upon conversion of each Debenture (i) an amount of cash equal to the lesser of (a) the principal amount of such Debenture, or (b) the conversion value of such Debenture, and (ii) a number of shares of our common stock, equal in value to the excess (if any) of the conversion value of the Debenture over its principal amount, but not more than            shares of our common stock in the aggregate upon conversion of all the Debentures.

Our stock price is likely to be highly volatile; therefore, the price of the Debentures may fluctuate significantly, which may result in losses to investors.

        The price at which our common stock trades has fluctuated significantly and is likely to continue to be highly volatile, which may be expected to affect the price of the Debentures. The closing per share price of our stock, as reported on the New York Stock Exchange, has ranged from a high of $45.04 in March 1998 to a low of $2.57 in August 2002, and closed at $11.43 as of July 21, 2005. In addition, the stock market in general has from time to time experienced significant price and volume fluctuations that have affected the market prices for companies like ours. We expect that the trading prices of the Debentures in the secondary market will be significantly affected by trading prices of our common stock, as well as the general level of interest rates and our credit quality.

Future sales of our common stock or equity-related securities in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and the value of the Debentures.

        Our board of directors has the authority to issue, without the vote or action of stockholders, shares of preferred stock in one or more series, and has the ability to fix the rights, preferences, privileges and restrictions of any such series. Any such series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of our common stock. As of July 18, 2005, we had no shares of preferred stock outstanding. Our board of directors has no current intention of issuing any preferred stock, but reserves the right to do so in the future. In addition, we have authorized up to 150,000,000 shares of common stock, $1 par value per share, of which 56,276,523 shares were outstanding as of July 18, 2005. In addition, as of July 18, 2005, approximately 5,111,019 shares of our common stock were reserved for issuance to our employees, directors and officers pursuant to our equity incentive plans. Additionally, another 4,130,737 shares of our common stock are reserved for issuance upon conversion of the Trust Preferred and 8,503,400 shares are reserved for issuance upon conversion of our existing 5% Convertible Senior Subordinated Debentures due 2023. We are not restricted from issuing additional common stock during the life of the Debentures. No prediction can be made as to the effect, if any, that future sales of shares of common stock, equity-related securities or the availability of such securities for future sale will have on the trading price of our common stock or the value of the Debentures. See "Description of Capital Stock."

If you hold Debentures, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold Debentures, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your Debentures and, in limited cases, under the conversion rate adjustments applicable to the Debentures. For example, in the event that an amendment is proposed to our restated certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Conversion of the Debentures will dilute the ownership interest of existing stockholders.

        The conversion of the Debentures into shares of our common stock will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon conversion of the Debentures could adversely affect prevailing market prices of our common stock. In addition, the existence of the Debentures may encourage short selling by market participants due to this dilution, or to facilitate hedging strategies involving the Debentures and our common stock.

Risks Relating to the Exchange Offer

After the consummation of the exchange offer there will likely be a limited trading market for the Trust Preferred, which could affect the market price of the Trust Preferred.

        To the extent that the Trust Preferred are tendered and accepted for exchange pursuant to the exchange offer, the trading market, if any, for the Trust Preferred that are not tendered and remain outstanding after the exchange offer is likely to be significantly more limited than at present. A debt security with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would a comparable security with a larger float. Therefore, the market price for the remaining Trust Preferred that are not tendered and accepted for exchange pursuant to the exchange offer may be affected adversely. A reduced float may also make the trading price of any Trust Preferred not exchanged in the exchange offer more volatile.

Our board of directors has not made a recommendation with regard to whether you should tender your Trust Preferred in the exchange offer, and we have not obtained a third-party determination that the exchange offer is fair to holders of the Trust Preferred.

        Neither we nor our officers or directors make any recommendation as to whether you should tender or refrain from tendering all or any portion of your Trust Preferred in the exchange offer. Further, we have not authorized anyone to make any such recommendation. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the Trust Preferred for purposes of negotiating the terms of the exchange offer or preparing a report concerning the fairness of the exchange offer. We cannot assure holders of the Trust Preferred that the value of the Debentures received in the exchange offer will in the future equal or exceed the value of the Trust Preferred tendered.

Risks Relating to Our Business

        If any of the following risks actually occur, they could materially adversely affect our business, financial condition or operating results.

We have had significant losses in the last five fiscal years and it is possible that we may not be able to regain profitability in the foreseeable future. This could cause us to limit future capital expenditures and also increase the difficulty of implementing our business and finance strategies or meeting our obligations when due.

        We had net losses totaling $162 million, $22 million, $71 million, $162 million, and $284 million for fiscal years 2005, 2004, 2003, 2002 and 2001, respectively. Continued losses may reduce our liquidity and may cause us to reduce our expenditures on capital improvements, machinery and equipment, and research and development. This could have a negative effect on our ability to maintain production schedules, manufacture products of high quality, and develop and manufacture new products that will achieve market acceptance. This could, in turn, have a negative effect on our sales and earnings. If we continue to suffer losses, we could be unable to implement our business and financial strategies or meet our obligations when due. Our losses in recent fiscal years were partially caused by the following conditions:

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  reduced demand in the manufactured housing and, during certain periods, recreational vehicle industries;

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  low utilization of capacity, particularly in our manufactured housing and towable plants;

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  certain wholesale and retail lenders abandoning the manufactured housing market;

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  restrictive lending standards in the manufactured housing market by the remaining retail lenders;

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  relatively high interest rates for manufactured homes as opposed to site-built homes;

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  competition with resellers of repossessed manufactured homes;

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  weaker general economic conditions, stock market declines, and diminished consumer confidence;

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  excess retail inventories primarily in our recreational vehicle distribution network;

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  unforeseen manufacturing complexities resulting from the introduction of new products, primarily in the travel trailer segment; and

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  lack of market acceptance of certain new products.

        We cannot provide assurance that the conditions that have resulted in our substantial losses in fiscal years 2001 through 2005 will not continue in fiscal 2006 and beyond.

        In addition to the foregoing conditions, actions we took in response to the circumstances that contributed significantly to the losses included:

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  charges in fiscal 2001 related to the impairment of goodwill that originated with our acquisitions of retail housing businesses in prior years, some of which have been closed or downsized;

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  downsizing initiatives within all our businesses, including asset impairment charges, write down of idle manufacturing facilities, employee severance payments and plant closing costs; and

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  impairment charges in fiscal 2005 related to the decision to exit the retail and financial services businesses and present their results as discontinued operations.

We may be unable to comply in the future with financial covenants contained in our senior secured credit facility, which could result in a default under our debt obligations, and our lenders could accelerate our debt or take other actions which could restrict our ability to operate.

        In May 2004, we announced the early renewal and extension of our secured credit facility with Bank of America. We were required to amend the facility in March 2005 and reset a financial covenant in order to avoid a covenant breach. If our liquidity and our operating results deteriorate significantly due to business or economic conditions, we may breach covenants under the amended and restated facility dated July 1, 2005, resulting in a default. In addition, we were recently required to obtain a waiver of a covenant default from Greenwich Capital relating to our warehouse line for HomeOne Credit Corp.

        Under the senior secured credit facility agreement, as amended, we are not subject to a financial performance covenant except in the event that our average monthly liquidity, defined as cash, cash equivalents and unused borrowing capacity, falls below $90 million on a consolidated basis or $60 million within the borrowing subsidiaries. Under these circumstances, we are required to meet a designated cumulative EBITDA requirement that has been restated to reflect the current outlook for earnings. A breach of the covenants could result in a default under this facility, as well as a cross-default in our retail floorplan facility with Textron Financial Corp. (Textron) and our capital lease obligations. In addition, our HomeOne Credit Corp. subsidiary's warehouse line of credit with Greenwich Capital contains financial covenants that apply to HomeOne and us, which as indicated above we recently breached. In the event of a future default under our debt obligations, we cannot be certain that our lenders will agree to forebear from enforcing any remedies otherwise available to them or that they will grant us further waivers or amend our covenants.

        Our credit facility ranks senior to our 5% convertible senior subordinated debentures and our 6% convertible subordinated debentures. Our credit facility is secured by substantially all of our assets, except for some inventories that are used to secure floorplan arrangements, the cash value of our Company-owned life insurance, certain fixed assets, including some of our real property, and housing retail finance receivables (chattel loans and/or mortgages). Upon the occurrence of an event of default, our lenders could elect to declare all amounts outstanding under the facility, together with accrued interest, to be immediately due and payable. A default under our senior secured facility could also cause a default under our retail floorplan debt with Textron. If we were unable to repay all outstanding balances, the lenders could proceed against our assets, and any proceeds realized upon the sale of assets would be used first to satisfy all amounts outstanding under our senior debt and, thereafter, any of our other liabilities, including liabilities relating to our convertible securities. In addition, we may be prevented from borrowing additional amounts under our other existing credit agreements, including any retail inventory floorplan facilities.

        In March 2005, HomeOne renewed and extended an agreement with Greenwich Capital that provides up to $75 million in warehouse funding. The warehouse line of credit expires on March 15, 2006. Collateral for borrowings under the facility is manufactured housing consumer loans originated by

HomeOne. The availability of financing under the facility is dependent on a number of factors, including the borrowing base represented by the loans pledged to Greenwich Capital. We and HomeOne agreed to guarantee the facility in an aggregate amount not to exceed 10 percent of the amount of principal and interest outstanding. Our guaranty includes financial and other covenants, including maintenance of specified levels of tangible net worth, total indebtedness to tangible net worth and liquidity. In anticipation that we would not be able to comply with certain of these covenant requirements commencing in June 2005, Greenwich Capital agreed to amend the covenant requirements to levels that we expect will be achievable. In the event that we fail to sell the loan portfolio and subsequently breach the covenant, the resultant default would also cause the secured credit facility, the Textron retail flooring liability and our capital lease obligations to be in technical default.

        Lender actions in the event of default might:

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  restrict our investment in working capital and capital expenditures;

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  limit our ability to react to changes in market conditions due to a lack of resources to develop new products;

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  hamper the marketing of our products due to a lack of funds to support advertising expenditures;

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  increase our risk of not surviving an extended downturn in our businesses compared to other competitors whose capital structures are less highly leveraged;

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  restrict our ability to merge, acquire or sell properties; and

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  cause us to seek protection from our creditors through bankruptcy proceedings or otherwise.

Reduced availability of financing for our retailers or retail customers, particularly in our manufactured housing business, could continue to affect our sales volume.

        Our dealers, as well as retail buyers of our products, generally secure financing from third party lenders, which, in the case of manufactured housing, have been negatively affected by adverse loan experience. For example, Conseco, Associates, Chase and GreenPoint, which had been very important lenders for customers of our dealers in the 1990s, have withdrawn from the manufactured housing finance business. Reduced availability of such financing and higher interest rates are currently having an adverse effect on the manufactured housing business and our housing sales. If third party financing were to become unavailable or were to be further restricted, this could have a material adverse effect on our results of operations. Availability of financing is dependent on the lending practices of financial institutions, financial markets, governmental policies and economic conditions, all of which are largely beyond our control. For example, floorplan lenders have tightened credit availability, Conseco and Deutsche have exited that business in the manufactured housing industry and Transamerica and Bombardier's manufactured housing wholesale finance businesses have been acquired by General Electric Corp. In addition, quasi-governmental agencies such as Fannie Mae and Freddie Mac, which are important purchasers of loans from financial institutions, have tightened standards relating to the manufactured housing loans that they will buy. Most states classify manufactured homes as personal property rather than real property for purposes of taxation and lien perfection. Interest rates for manufactured homes are generally higher and the terms of the loans shorter than for site-built homes. In the current environment, financing for the purchase of manufactured homes is often more difficult to obtain than conventional home mortgages. There can be no assurance that affordable wholesale or retail financing for either manufactured homes or recreational vehicles will continue to be available on a widespread basis.

Our repurchase agreements with floorplan lenders could result in increased costs.

        In accordance with customary practice in the manufactured housing and recreational vehicle industries, we enter into repurchase agreements with various financial institutions pursuant to which we agree, in the event of a default by an independent retailer in its obligation to these credit sources, to repurchase product at declining prices over the term of the agreements, typically 12, 18 or 24 months. The difference between the gross repurchase price and the price at which the repurchased product can then be resold, which is typically at a discount to the original sale price, represents a financial expense to us. Thus, if we were obligated to repurchase a large number of manufactured homes or recreational vehicles in the future, this would increase our costs, which could have a negative effect on our earnings. Tightened credit standards by lenders and more aggressive attempts to accelerate collection of outstanding accounts with dealers could result in defaults by dealers and consequent repurchase obligations on our part that may be higher than has historically been the case. During fiscal 2005, we repurchased 85 manufactured homes and 89 recreational vehicles at an aggregate gross purchase price to us of $6.3 million, incurring a loss upon resale of about $1.2 million, compared to repurchases of 76 manufactured homes and 101 recreational vehicles at an aggregate purchase price of $3.7 million, incurring a loss upon resale of about $600,000 during fiscal 2004.

Excess inventories of our products among retailers and repossessions could continue to have a negative effect on our sales volume and profit margins.

        The level of manufactured housing and recreational vehicle retail inventories and the existence of repossessed homes in the market can have a significant impact on manufacturing shipments and operating results, as evidenced in the manufactured housing industry during the past five years. The deterioration in the availability of retail financing has already extended the inventory adjustment period beyond what was originally expected. Competition from repossessed homes has further extended this inventory adjustment period. More liberal lending standards in the past resulted in loans to less-creditworthy customers, many of whom have defaulted on these loans. Lenders are repossessing the customers' homes and reselling them at prices significantly below the retail price of a new home, thereby increasing competition for manufacturers of new homes. This situation was exacerbated by the bankruptcy filings of Oakwood Homes and Conseco in 2003, which led both companies to sell large numbers of repossessed homes for cash at distressed prices at auctions or at wholesale, rather than to attempt to refinance the defaulted loans. These circumstances led to an increase in recent years in the number of available repossessed homes and to a further deterioration in the price of these homes. These trends appear to have stabilized. However, if these trends continue to deteriorate, or if retail demand were to significantly weaken, the resulting inventory overhang could result in price competition and further pressure on profit margins within the industry and could have an adverse impact on our operating results.

We may not be able to obtain financing in the future, and the terms of any future financings may limit our ability to manage our business. Difficulties in obtaining financing on favorable terms would have a negative effect on our ability to execute our business strategy.

        In addition to capital available under the senior secured credit facility, we anticipate that we may be required to seek additional capital in the future, including financing necessary to fund capital expenditure needs in our recreational vehicle business. There can be no assurance that we will be able to obtain future financings on acceptable terms, if at all.

        On July 20, 2005, Standard & Poor's announced that it had lowered our corporate credit rating from BB- to B+, with a negative outlook. At the same time, it lowered its rating on our convertible senior subordinated debentures from B to B-. Standard & Poor's rating for the Trust Preferred remains at D, because we are currently deferring payment of distributions on the Trust Preferred, as permitted by its terms. In lowering our corporate credit rating and the rating on our convertible senior subordinated debentures, Standard & Poor's cited our losses from continuing operations in fiscal 2005, but also noted that the expected sale of the assets of our retail business will eliminate the operating losses from that operation, while creating some additional near-term liquidity. Standard & Poor's said the move should also enable our newly configured management team to channel resources into quickly stemming the losses within our historically strong recreational vehicles group, although it indicated that our ratings remain highly vulnerable to further downgrade should these efforts prove more time consuming or costly than expected. Previously, Moody's Investors Services, Inc. announced in November 2001 that it had lowered its rating on our senior implied debt from B1 to B2, and on our then outstanding convertible trust preferred securities from B3 to Caa3, with a negative rating outlook. Such actions, combined with our recent significant losses, could result in any capital that we might need in the future being more expensive or more difficult to raise.

        If we are unable to obtain alternative or additional financing arrangements in the future, or if we cannot obtain financing on acceptable terms, we may not be able to execute our business strategies. Moreover, the terms of any such additional financing may restrict our financial flexibility, including the debt we may incur in the future, or may restrict our ability to manage our business as we had intended.

Although we have entered into a non-binding letter of intent to sell the retail loan portfolio of our HomeOne Credit finance subsidiary, we may continue to incur additional losses related to that subsidiary as we continue to operate the business, including losses relating to defaults and delinquencies, and we will be required to bear a greater portion of that risk than certain of our competitors since we did not securitize our loans in the secondary market.

        We have limited recent experience operating a consumer finance business. We previously originated loans for our recreational vehicle business through our Fleetwood Credit Corp. subsidiary, but we sold that subsidiary in 1996. We had not originated or serviced manufactured housing loans prior to 2001. Our ability to build our loan portfolio in connection with this new consumer finance business has depended in part upon our ability to compete with established lenders, and to effectively market our consumer finance services to buyers of our manufactured homes, in the same unfavorable economic conditions that have caused experienced consumer finance companies to exit the manufactured housing business.

        We have indicated our intent to exit our consumer finance business, and have signed a non-binding letter of intent to sell the retail loan portfolio of our finance business, but we may continue to incur losses as we continue to operate the business. Many purchasers of manufactured homes may be deemed to be relatively high credit risks due to various factors, including the lack of or impaired credit histories and limited financial resources. Accordingly, the loans we originate may bear relatively high interest rates and may involve higher than average default and delinquency rates and servicing costs. In the event that we foreclose on delinquent loans, our ability to sell the underlying collateral to recover or mitigate our loan losses will be subject to market valuations of the collateral. These valuations may be affected by factors such as the amount of available inventory of manufactured homes in the market, the availability and terms of consumer financing and general economic conditions.

        In addition, we are exposed to fluctuations in interest rates and do not currently use interest rate swaps, futures contracts, options on futures or other types of derivative financial instruments to decrease such exposure. An increase in interest rates could result in an increase in our interest expense and a decrease of the fair market value of our finance loan receivables.

        Moreover, due to our limited operating history and, as a result of the relatively small scale of our lending portfolio, our non-participation in the housing securitization market, we have not been in a position to sell our loans in the asset-backed securities market. As a result, we have been required to bear a larger portion of the risk of loss on the financing agreements. Also as a result, if we should endeavor to sell the loans as whole loans, our lack of experience in the whole loan sale market may impact the proceeds we receive from whole loan sales transactions. These conditions could negatively affect our cash flow or result in losses at our consumer finance business.

        Prepayments of our receivables, whether due to refinancing, repayments or foreclosures, in excess of management's estimate could also result in reduced future cash flow due to the resulting loss of net interest income on such prepaid receivables. Prepayments can result from a variety of factors, all of which are beyond our control, including changes in interest rates and general economic conditions.

        The foregoing risks become more acute in any economic slowdown or recession. Periods of economic slowdown or recession may be accompanied by decreased demand for consumer credit and declining asset values. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. Loss of employment, increases in cost-of-living, increases in rents on leased land for homes in manufactured housing communities or other adverse economic conditions would likely impair the ability of our consumer borrowers to meet their payment obligations, which could impair our ability to continue to fund our finance operations.

The recreational vehicle and manufactured housing industries are highly competitive and some of our competitors have stronger balance sheets and cash flows, as well as greater access to capital, than we do. The relative strength of our competitors could result in decreased sales volume and earnings for us, which could have a material adverse effect on our results of operations and financial condition.

        The manufactured housing industry is highly competitive. As of December 31, 2004, there were approximately 66 manufacturers of homes and fewer than 8,000 retail sales centers. Based on retail sales, the 10 largest manufacturers accounted for approximately 80 percent of the retail manufactured housing market in calendar 2004, including our sales, which represented 17.4 percent of the market. The manufactured housing retail market is much more fragmented.

        Competition with other housing manufacturers on both the wholesale and retail levels is based primarily on price, product features, reputation for service and quality, retail inventory, merchandising, and the terms and availability of wholesale and retail customer financing. Growth in manufacturing capacity during the 1990s increased competition at both the manufacturing and retail levels and resulted in both regional and national competitors increasing their presence in the markets in which we compete. Overproduction of manufactured housing in these regions could lead to greater competition and result in decreased margins, which could have a material adverse effect on our results of operations.

        In addition, manufactured homes compete with new and existing site-built homes, apartments, townhouses and condominiums. The supply of such housing has increased in recent years with the increased availability of construction financing and low-rate mortgage financing, reducing the demand for manufactured homes.

        Manufactured homes also compete with resales of homes that have been repossessed by financial institutions as a result of credit defaults by dealers or customers. Repossession rates for manufactured homes have increased in recent years and there can be no assurance that repossession rates will not continue to increase, thereby adversely affecting our sales volume and profit margins.

        The manufactured housing industry, as well as the site-built housing development industry, has experienced consolidation in recent years, which could result in the emergence of competitors, including developers of site-built homes, that are larger than we are and have greater financial resources than we have. For example, the large conglomerate Berkshire Hathaway has acquired two of our competitors, Clayton Homes and Oakwood Homes. This combination could ultimately strengthen competition in the industry and adversely affect our business.

        The recreational vehicle market is also highly competitive. Sales from the five largest manufacturers represented approximately 70 percent of the retail market in calendar 2004, including our sales, which represented 15.3 percent of the market. Competitive pressures, especially in the entry-level segment of the recreational vehicle market for travel trailers, have resulted in a reduction of profit margins. Sustained increases in competitive pressures could have a material adverse effect on our results of operations. The recent announcement by Berkshire Hathaway of its planned acquisition of Forest River Inc., a recreational vehicles manufacturer based in Indiana, could cause such an increase in competitive pressures. There can be no assurance that existing or new competitors will not develop products that are superior to our recreational vehicles or that achieve better consumer acceptance, thereby adversely affecting our sales volume and profit margins.

Our businesses are cyclical and this can lead to fluctuations in our operating results.

        The industries in which we operate are highly cyclical and there can be substantial fluctuations in our manufacturing shipments, retail sales and operating results, and the results for any prior period may not be indicative of results for any future period. Companies within both the manufactured housing and recreational vehicle industries are subject to volatility in operating results due to external factors such as economic, demographic and political changes. Factors affecting the manufactured housing industry include:

  •
  interest rates and the availability of financing for manufactured housing products;

  •
  defaults by retail customers resulting in repossessions;

  •
  dealers' inventory levels;

  •
  availability of manufactured home sites;

  •
  commodity prices;

  •
  unemployment trends;

  •
  international tensions and hostilities;

  •
  consumer confidence; and

  •
  general economic conditions.

        Factors affecting the recreational vehicle industry include:

  •
  overall consumer confidence and the level of discretionary consumer spending;

  •
  general economic conditions;

  •
  dealers' and manufacturers' inventory levels;

  •
  interest rates;

  •
  international tensions and hostilities;

  •
  unemployment trends;

  •
  fuel availability and prices; and

  •
  commodity prices.

        We cannot provide assurance that the factors that are currently adversely affecting our business will not continue to have an adverse effect beyond the present time.

Our businesses are seasonal, and this leads to fluctuations in sales, production and operating results.

        We have experienced, and expect to continue to experience, significant variability in sales, production and net income as a result of seasonality in our businesses. Demand for manufactured housing and, particularly, recreational vehicles generally declines during the winter season, while sales and profits in both industries are generally highest during the spring and summer months. In addition, unusually severe weather conditions in some markets may delay the timing of purchases and shipments from one quarter to another.

We established a network of company-owned retail stores that has required significant restructuring and downsizing, but our efforts did not succeed in making it profitable. We have entered into a definitive agreement to sell most of the assets of our retail business, and will incur losses and restructuring charges as a result.

        We responded to the retail consolidation in the manufactured housing sector, beginning in fiscal 1998, by forming our own retail business and establishing a network of company-owned stores to replace distribution points lost to competitors. We made numerous acquisitions between June 1998 and August 2001, the largest of which was the purchase of HomeUSA in August 1998, comprising 65 stores. We also originated more than 100 "greenfield" locations, which are locations that we have started ourselves rather than through acquisition of existing operations. The combination of the two strategies carried us to a high of 244 stores in November 2000. Since its inception, this business segment has operated at a loss, and as the retail market for manufactured housing has slowed, the losses have grown. During fiscal 2002, we implemented a downsizing strategy to better match our retail capacity to market demand. By assigning management of some of our locations to third parties, and closing and selling other locations, we reduced the number of stores that we operate to 135 at March 31, 2005. These actions have resulted in goodwill impairment and restructuring charges and other costs, including severance payments to employees.

        Given existing industry conditions and the performance of our retail operations since their inception, we entered into a definitive agreement to sell most of the assets of our retail business. We are taking this action in order to eliminate the losses we continue to incur in our retail operations and to enable us to return to our traditional focus on manufacturing operations and wholesale distribution in both our manufactured housing and in our recreational vehicle businesses. There can be no assurance that we will be able to complete the sale of our retail network on terms agreed in the definitive agreement, or at all. In addition, we will be required to incur substantial restructuring charges, and the business may incur greater losses pending its eventual sale.

We have replaced some of our manufactured housing dealers, and in the past some of our dealers have been acquired. We also entered into a definitive agreement to sell most of the assets of our retail business. Because 16 percent of our sales is generated by the Company-owned stores comprising of our retail business, this may lead to a decrease in our sales volume and a loss of market share.

        Our market share in the manufactured housing market, based on unit shipments, declined from 21.6 percent in calendar 1994 to a low of 14.9 percent in 2002 before improving to 17.6 percent in calendar 2004. The reason for this change was, in part, our reduction of the number of independent retail distribution points from approximately 1,800 to 1,200 during the period from January 1994 through April 2005, in order to concentrate on more sophisticated dealers that share our approach towards merchandising and customer satisfaction. We have also, from time to time in the past, lost significant dealers that were acquired by competitors. Such acquisitions can reduce our retail distribution network and market share, as the competitors may choose not to sell our products. Although our market share rose to 17.6 percent in calendar 2004, there can be no assurance that we will be able to adequately replace the volume sold by our own retail stores or dealers acquired by competitors if they cease selling our manufactured homes, or that we will be able to maintain our sales volume or market share.

Changes in consumer preferences for our products or our failure to gauge those preferences could lead to reduced sales and additional costs.

        We believe that historical consumer preferences for our products in general, and recreational vehicles in particular, are likely to change over time. We further believe that the introduction of new features, designs and models will be critical to the future success of our recreational vehicle operations. Delays in the introduction of new models or product features, or a lack of market acceptance of new features, designs or models, could have a material adverse effect on our business. For example, we may incur significant additional costs in designing or redesigning models that are not accepted in the marketplace. Products may not be accepted for a number of reasons, including changes in consumer preferences, or our failure to properly gauge consumer preferences. We may also experience production difficulties, such as inefficiencies in purchasing and increased labor costs, as we introduce new models. We cannot be certain that new product introductions will not reduce revenues from existing models and adversely affect our results of operations. There can be no assurance that any of these new models or products will be introduced to the market on time or that they will be successful when introduced.

If there is a rise in the frequency and size of product liability and other claims against us, including wrongful death claims, our business, results of operations and financial condition may be harmed.

        We are frequently subject, in the ordinary course of business, to litigation involving products liability and other claims, including wrongful death claims, against us related to personal injury and warranties. We partially self-insure our products liability claims and purchase excess products liability insurance in the commercial insurance market. We cannot be certain that our insurance coverage will be sufficient to cover all future claims against us. Any increase in the frequency and size of these claims, as compared to our experience in prior years, may cause the premiums that we are required to pay for insurance to rise significantly. It may also increase the amounts we pay in punitive damages, which may not be covered by our insurance. We are also presently party to actions in litigation that the plaintiffs are seeking to have certified as class actions. If any of these actions is decided in a manner adverse to us, the resulting liability may be significant. These factors may have a material adverse effect on our results of operations and financial condition. In addition, if these claims rise to a level of frequency or size that is significantly higher than similar claims made against our competitors, our reputation and business will be harmed.

When we introduce new products we may incur expenses that we did not anticipate, such as recall expenses, resulting in reduced earnings.

        The introduction of new models is critical to our future success, particularly in our recreational vehicle business. We have additional costs when we introduce new models, such as initial labor or purchasing inefficiencies, but we may also incur unexpected expenses. For example, we may experience unexpected engineering or design flaws that will force a recall of a new product. In addition, we may make business decisions that include offering incentives to stimulate the sales of products not adequately accepted by the market, or to stimulate sales of older or obsolete models. The costs resulting from these types of problems could be substantial and have a significant adverse effect on our earnings.

Fuel shortages, or higher prices for fuel, could have a negative effect on sales of recreational vehicles.

        Gasoline or diesel fuel is required for the operation of motor homes and most vehicles used to tow travel trailers and folding trailers. Particularly in view of increased international tensions and increased global demand for oil, there can be no assurance that the supply of these petroleum products will continue uninterrupted, that rationing will not be imposed or that the price of or tax on these petroleum products will not significantly increase in the future. Increases in gasoline prices and speculation about potential fuel shortages have had an unfavorable effect on consumer demand for recreational vehicles from time to time in the past, which then had a material adverse effect on our sales volume, and may do so in the future. Increases in the price of oil also can result in significant increases in the price of many of the components in our products, which may have a negative impact on margins or sales volumes.

If we do not successfully upgrade our computer systems, we may lose sales to those of our competitors that have more sophisticated and better integrated systems than we do.

        Some of our computer systems are not as sophisticated as those that are currently available and are not fully integrated. We are in the process of upgrading our computer systems, but we are still in the relatively early stages of this process. Competitors with more sophisticated and fully integrated computer systems may have efficiencies that will lead to lower costs and faster delivery schedules, and that may make it difficult for us to compete with them. We will be required to expend significant resources to fully implement a system suitable for a business as large and complex as ours. It is possible that the cost of building a computer system of this nature will be higher than budgeted, and that the system, when completed, will not perform as originally planned. This would increase our costs and disrupt our business.

The market for our manufactured homes is heavily concentrated in the southern part of the United States, and a continued decline in demand in that area could have a material negative effect on sales.

        The market for our manufactured homes is geographically concentrated, with the top 15 states accounting for over 67 percent of the industry's total retail sales in calendar 2004. The southern and south central United States accounts for a significant portion of our manufactured housing sales. As is the case with our other markets, we have experienced a downturn in economic conditions in these regions, and a continuing downturn in these regions that is worse than that of other regions and could have a disproportionately material adverse effect on our results of operations. There can be no assurance that the demand for manufactured homes will not continue to decline in the southern and south central United States or other areas in which we experience high product sales, and any such decline could have a material adverse effect on our results of operations.

Changes in zoning regulations could affect the number of sites available for our manufactured homes, and zoning regulations could affect the market for our new products, both of which could affect our sales.

        Any limitation on the growth of the number of sites available for manufactured homes, or on the operation of manufactured housing communities, could adversely affect our sales. In addition, new product opportunities that we may wish to pursue for our manufactured housing business could cause us to encounter new zoning regulations and affect the potential market for these new products. Manufactured housing communities and individual home placements are subject to local zoning ordinances and other local regulations relating to utility service and construction of roadways. In the past, there has been resistance by property owners to the adoption of zoning ordinances permitting the location of manufactured homes in residential areas, and we believe that this resistance has adversely affected the growth of the industry. The inability of the manufactured home industry to effect change in these zoning ordinances could have a material adverse effect on our results of operations and we cannot be certain that manufactured homes will receive more widespread acceptance or that additional localities will adopt zoning ordinances permitting the location of manufactured homes.

Increased costs, including costs of component parts and labor costs, potentially impacted by changes in labor rates and practices, could reduce our operating income.

        Our results of operations may be significantly affected by the availability and pricing of manufacturing components and labor, as well as changes in labor rates and practices. Although we attempt to mitigate the effect of any cost escalation in components and labor costs by negotiating with current or new suppliers and by increasing productivity or, where necessary, by increasing the sales prices of our products, we cannot be certain that we will be able to do so without it having an adverse impact on the competitiveness of our products and, therefore, our sales volume. Changes in labor rates and practices, including changes resulting from union activity, could significantly affect our costs and thereby reduce our operating income. If we cannot successfully offset increases in our manufacturing costs, this could have a material adverse impact on our margins, operating income and cash flows. Even if we were able to offset higher manufacturing costs by increasing the sales prices of our products, the realization of any such increases often lags behind the rise in manufacturing costs, especially in our manufactured housing operations, due in part to our commitment to give our retailers price protection with respect to previously placed customer orders.

We depend on a small group of suppliers for some of our components, and the loss of any of these suppliers could affect our ability to obtain components at competitive prices, which would decrease our sales or margins.

        Most recreational vehicle and manufactured home commodity components are readily available from a variety of sources. However, a few proprietary or specialty components are produced by a small group of quality suppliers that have the capacity to support our requirements on a national basis. Primarily, this situation occurs in the case of motor home chassis, where Spartan and Freightliner supply diesel powered chassis and Workhorse Custom Chassis and Ford Motor Company are the dominant suppliers of Class A gas chassis and Ford Motor Company is the dominant supplier of Class C chassis. Shortages, production delays or work stoppages by the employees of such suppliers could have a material adverse effect on our sales. If we cannot obtain an adequate chassis supply, this could result in a decrease in our sales and earnings.

The market price of our common stock has been volatile, and may decline again in the future.

        The market price of our common stock has fluctuated significantly in recent years and generally declined, from a closing price of $45.04 per share on March 6, 1998, to a low of $2.57 per share on August 9, 2002. The market price of our common stock may continue to fluctuate as a result of a number of factors. Factors that could cause fluctuations in the market price of our common stock include:

  •
  actual and anticipated variations in our operating results;

  •
  general economic and market conditions;

  •
  interest rates;

  •
  general conditions, including changes in demand, in the manufactured housing and recreational vehicle industries;

  •
  future issuances of our common stock, including issuances of common stock in connection with financing activities, conversion of the Trust Preferred, the Debentures or the existing convertible senior subordinated debentures, or upon exercise of stock options, any of which could have a dilutive effect on our earnings per share and otherwise cause the market price of our common stock to decline;

  •
  perceptions of the strengths and weaknesses of the manufactured housing and recreational vehicle industries;

  •
  our ability to pay principal and interest on our debt when due;

  •
  developments in our relationships with our lenders, customers, and/or suppliers;

  •
  announcements of alliances, mergers or other relationships by or among our competitors and/or our suppliers and customers;

  •
  announcements and the introduction of new products and models by us or our competitors and the success or failure of these new products and models;

  •
  developments related to regulations, including zoning regulations;

  •
  further downgrades of our corporate credit ratings of our senior implied debt or of specific securities; and

  •
  changes in senior management.

        In addition, in recent years the stock market in general has experienced extreme price and volume fluctuations that have affected the manufactured housing and recreational vehicle industries and that may be unrelated to the operating performance of the companies within these industries. These broad market fluctuations may also adversely affect the market price of our common stock.

We do not pay dividends on our common stock, and under the terms of the documents governing the Trust Preferred, we are currently deferring payment of dividends on those securities.

        On October 30, 2001, we elected to defer distributions due to be made on November 15, 2001 on the Trust Preferred and we have subsequently elected to defer all subsequent quarterly distributions to date. In light of our business environment and recent operating results, we currently anticipate that we will find it prudent to defer distributions on the Trust Preferred for the foreseeable future, subject to the terms in the governing documents of the Trust Preferred. We have the option to continue to defer payment of the distributions for a period that extends up to and including the dividend payment due on August 15, 2006. The deferral of distributions on the Trust Preferred prevents us from declaring or paying any dividends on our common stock during the period of such deferrals. Additionally, even if we choose to resume cash distributions on the Trust Preferred in the future, we may choose not to pay dividends on our common stock.

Amendments of the regulations governing our businesses could have a material impact on our operations.

        Both our recreational vehicle and manufactured housing businesses are subject to extensive federal and state regulations, including construction and safety standards for manufactured homes and safety and consumer protection laws relating to recreational vehicles. Amendments to any of these regulations and the implementation of new regulations could significantly increase the costs of manufacturing, purchasing, operating or selling our products and could have a material adverse effect on our results of operations.

        Our failure to comply with present or future regulations could result in fines, potential civil and criminal liability, suspension of sales or production, or cessation of operations. In addition, a major product recall could have a material adverse effect on our results of operations.

        Certain U.S. tax laws currently afford favorable tax treatment for the purchase and sale of recreational vehicles that are used as the equivalent of second homes. These laws and regulations have historically been amended frequently, and it is likely that further amendments and additional regulations will be applicable to us and our products in the future. Amendments to these laws and regulations and the implementation of new regulations could have a material adverse effect on our results of operations.

        Our operations are subject to a variety of Federal and state environmental regulations relating to noise pollution and the use, generation, storage, treatment, emission and disposal of hazardous materials and wastes. Although we believe that we are currently in material compliance with applicable environmental regulations, our failure to comply with present or future regulations could result in fines, potential civil and criminal liability, suspension of production or operations, alterations to the manufacturing process, costly cleanup or capital expenditures.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have an adverse effect on our business and stock price.

        Section 404 of the Sarbanes-Oxley Act requires us to evaluate annually the effectiveness of our internal controls over financial reporting as of the end of each fiscal year and to include a management report assessing the effectiveness of our internal controls over financial reporting in our annual report. Section 404 also requires our independent registered public accounting firm to attest to, and report on, management's assessment of our internal controls over financial reporting. If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we cannot assure you that we will be able to conclude in the future that we have effective internal controls over financial reporting in accordance with Section 404. If we fail to maintain a system of effective internal controls, it could have an adverse effect on our business and stock price.

USE OF PROCEEDS

        We will not receive any cash proceeds from the exchange offer. We will pay all fees and expenses related to the exchange offer and consent solicitation, other than any commissions or concessions of any broker or dealer.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown:

	As of and For the Fiscal Year Ended April(1)
	2005		2004	2003		2002		2001
Ratio of Earnings to Fixed Charges	—	(2)	1.7	—	(2)	—	(2)	—	(2)

(1)
We use a fiscal year ending on the last Sunday of April in each year.

(2)
The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges, and these ratios are unaudited for all periods presented. For purposes of computing these ratios, earnings represent income (loss) from continuing operations before income taxes and cumulative effect of accounting change and fixed charges. Fixed charges include all interest expense, the portion of rental expense considered to be a reasonable estimate of the interest factor, distributions on the existing convertible trust preferred securities and fixed charges of $11.1 million, $8.9 million, $9.4 million, $13.5 million, and $20.5 million, that relate to discontinued operations in fiscal years 2005, 2004, 2003, 2002 and 2001.

Our
ratios of earnings to fixed charges for the fiscal years 2005, 2003, 2002 and 2001 were not meaningful since earnings were inadequate to cover fixed charges by $71.2 million, $12.4 million, $56.7 million and $248.4 million, respectively.

PRICE RANGE OF COMMON STOCK

        The following table lists the high and low intraday sales prices for our common stock during the past three fiscal years as reported on the New York Stock Exchange Composite Tape, along with information on dividends declared per share during the same periods. Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange and trades on various regional exchanges (Ticker Symbol: FLE). Call and put options are traded on the American Stock Exchange and the Chicago Board Options Exchange.

	Price
			Dividends Declared
	High	Low
Fiscal Year Ended April 27, 2003
First Quarter	$11.22	$3.80	$0.00
Second Quarter	7.96	2.37	0.00
Third Quarter	8.88	5.37	0.00
Fourth Quarter	7.23	3.06	0.00
Fiscal Year Ended April 25, 2004
First Quarter	$11.25	$4.83	$0.00
Second Quarter	11.61	8.47	0.00
Third Quarter	12.70	8.72	0.00
Fourth Quarter	16.06	11.75	0.00
Fiscal Year Ended April 24, 2005
First Quarter	$16.14	$12.22	$0.00
Second Quarter	15.60	10.82	0.00
Third Quarter	14.49	9.17	0.00
Fourth Quarter	10.18	7.81	0.00
Fiscal Year Ending April 30, 2006
First Quarter (through July 21, 2005)	$11.50	$7.33	$0.00

        On July 21, 2005, the closing sales price for our common stock as reported by the New York Stock Exchange was $11.43 per share.

        We had approximately 1,100 common stockholders of record as of July 21, 2005.

DIVIDEND POLICY

        On October 30, 2001, we announced that we would discontinue the payment of dividends after the previously declared dividend payment on November 14, 2001. Dividends until such time had been paid quarterly. Any future resumption of the payment of dividends would be at the discretion of our board of directors, subject to any restrictions in our credit facilities and other covenants in effect at the time and is not currently contemplated.

ACCOUNTING TREATMENT

        For our financial reporting purposes, the Debentures will be treated as long-term debt on our consolidated balance sheet, and appropriate disclosures concerning the Debentures will be included in the notes to our consolidated financial statements. For financial reporting purposes, we will record interest payable with respect to the Debentures as interest expense in our consolidated statement of operations. We will recognize a gain or loss for accounting purposes in connection with the exchange offer in the amount of the difference between the aggregate book value of the obligations related to the Trust Preferred and the fair value of the Debentures issued. The third-party costs of the exchange offer will be deferred and amortized as additional interest expense.

CAPITALIZATION

        The following table sets forth our capitalization as of April 24, 2005 on an actual basis and an as adjusted basis, giving effect to the exchange offer. This table should be read together with "Summary—Selected Consolidated Financial Data," and our consolidated financial statements and the related notes incorporated by reference into this prospectus.

	As of April 24, 2005
	Actual	As Adjusted (Exchange of %)	As Adjusted (Exchange of 100%)
	(In thousands)
Cash	$6,761	$	$
Marketable investments available-for-sale	38,715

	$45,476	$	$

Short-term indebtedness:
Retail flooring liabilities	$37,608	$	$
Warehouse line of credit	40,749
Other short-term borrowings	56,661
Accrued distribution on Trust Preferred	49,605

Total short-term indebtedness	184,623

Long-term indebtedness
% Convertible Senior Subordinated Debentures due 2025	—

5% Convertible Senior Subordinated Debentures due 2023	100,000
6% Convertible Subordinated Debentures due 2028	210,142
Other long-term indebtedness	8,946

Total long-term indebtedness	319,088

Shareholders' equity:
Preferred stock, par value $1 per share, 10,000,000 shares authorized, none issued and outstanding	—
Common stock, $1 par value, authorized 150,000,000 shares, outstanding 56,043,000 at April 24, 2005(1)	56,043
Additional paid-in capital	424,782
Accumulated deficit	(356,796)
Accumulated other comprehensive income	1,427

Total shareholders' equity	125,456

Total capitalization	$629,167	$	$

(1)
Outstanding shares exclude the shares reserved for issuance upon conversion of the Trust Preferred or our existing convertible debentures, payment of interest on the Trust Preferred and            shares exercisable under our stock option plan.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        We are making the exchange offer to reduce our outstanding liabilities, eliminate all or a substantial portion of the existing deferred distributions on the Trust Preferred, reduce our interest expense and improve our capital structure and credit statistics. In the event that we receive the requisite consents (consents from holders of not less than 66 2/3% in aggregate stated liquidation amount of the Trust Preferred) in the concurrent consent solicitation, and all of the other conditions to the exchange offer are satisfied or waived, we will exchange newly issued Debentures for outstanding Trust Preferred.

Terms of the Exchange Offer; Period for Tendering Trust Preferred

        We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange $1,000 aggregate principal amount of the Debentures for each    shares of the Trust Preferred, which is equal to an aggregate of $        in stated liquidation amount of validly tendered and accepted Trust Preferred. We are offering to exchange all of the outstanding Trust Preferred. However, the exchange offer is subject to the conditions described in this prospectus.

        You may tender all, some or none of your Trust Preferred, subject to the terms and conditions of the exchange offer. Holders of the Trust Preferred must tender their Trust Preferred in a minimum of $        in aggregate stated liquidation amount and multiples thereof. This is equivalent to exchanging    shares of the Trust Preferred for one Debenture. We will only accept for exchange tenders of the Trust Preferred in multiples of    shares. See "—Acceptance of Trust Preferred for Exchange; Cash Out of Fractional Tenders; Delivery of the Debentures" for more information.

        The exchange offer is not being made to, and we will not accept tenders for exchange from, holders of the Trust Preferred in any jurisdiction in which the exchange offer or the acceptance of the offers would not be in compliance with the securities or blue sky laws of that jurisdiction.

        Our board of directors and officers do not make any recommendation to the holders of the Trust Preferred as to whether or not to exchange all or any portion of their Trust Preferred. In addition, we have not authorized anyone to make any recommendation. We have not retained and do not intend to retain any unaffiliated representative to act for holders of the Trust Preferred or to prepare a report concerning the fairness of the exchange offer. You must make your own decision whether to tender your Trust Preferred for exchange and, if so, the liquidation amount of your Trust Preferred to tender.

Exchange Offer Expiration Date

        The expiration date for the exchange offer is 5:00 p.m., New York City time, on August     , 2005, unless we extend the exchange offer. We may extend this expiration date for any reason. The last date on which tenders will be accepted, whether on August     , 2005 or any later date to which the exchange offer may be extended, is referred to as the "exchange offer expiration date."

Extensions; Amendments

        We expressly reserve the right, in our discretion, for any reason to:

  •
  delay the acceptance of the Trust Preferred tendered for exchange, for example, in order to allow for the rectification of any irregularity or defect in the tender of the Trust Preferred, provided that in any event we will promptly issue the Debentures or return tendered Trust Preferred after expiration or withdrawal of the exchange offer;

  •
  extend the time period during which the exchange offer is open, by giving oral or written notice of an extension to the holders of the Trust Preferred in the manner described below, during which extension all Trust Preferred previously tendered and not withdrawn will remain subject to the exchange offer;

  •
  waive (to the extent waivable by us) or amend any of the terms or conditions of the exchange offer; and/or

  •
  terminate the exchange offer, as described under "—Conditions to Completion of the Exchange Offer" below.

        If we consider an amendment to the exchange offer to be material, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver in a prospectus supplement, and if required by law, we will extend the exchange offer for a period of five to 20 business days.

        We will promptly give oral or written notice of any (1) extension, (2) amendment, (3) non-acceptance or (4) termination of the exchange offer to the holders of the Trust Preferred. In the case of any extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. In the case of an amendment, we will issue a press release or other public announcement.

Procedures for Tendering Trust Preferred

        Your tender of Trust Preferred to us and our acceptance of your tender will constitute a binding agreement between you and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

        Tender of Trust Preferred Held Through a Custodian.    If you are a beneficial owner of the Trust Preferred that are held of record by a custodian bank, depositary institution, broker, dealer, trust company or other nominee, you must instruct the custodian, or such other record holder, to tender the Trust Preferred on your behalf. Your custodian will provide you with its instruction letter, which you must use to give these instructions.

        Tender of Trust Preferred Held Through DTC.    Any beneficial owner of the Trust Preferred held of record by DTC, or its nominee, through authority granted by DTC, may direct the DTC participant through which the beneficial owner's Trust Preferred are held in DTC, to tender on such beneficial owner's behalf. To effectively tender Trust Preferred that are held through DTC, DTC participants should transmit their acceptance through DTC's ATOP system, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an agent's message (as described below) to the exchange agent for its acceptance. Delivery of tendered Trust Preferred must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below. No letters of transmittal will be required to tender the Trust Preferred through ATOP.

        In addition:

  •
  the exchange agent must receive a completed and signed letter of transmittal or an electronic confirmation pursuant to DTC's ATOP system indicating the aggregate stated liquidation amount of Trust Preferred to be tendered and any other documents required by the letter of transmittal; and

  •
  prior to the exchange offer expiration date,

  •
  the exchange agent must receive a confirmation of book-entry transfer of such Trust Preferred, into the exchange agent's account at DTC, in accordance with the procedure for book-entry transfer described below; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        Your Trust Preferred must be tendered by book-entry transfer. The exchange agent will establish an account with respect to the Trust Preferred at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC must make book-entry delivery of the Trust Preferred by having DTC transfer such Trust Preferred into the exchange agent's relevant account at DTC in accordance with DTC's procedures for transfer. Although your Trust Preferred will be tendered through the DTC facility, the letter of transmittal, or facsimile, or an electronic confirmation pursuant to DTC's ATOP system, with any required signature guarantees and any other required documents must be transmitted to and received or confirmed by the exchange agent at its address set forth on the back cover of this prospectus prior to 5:00 p.m., New York City time, on the exchange offer expiration date. You or your broker must ensure that the exchange agent receives an agent's message from DTC confirming the book-entry transfer of your Trust Preferred. An agent's message is a message transmitted by DTC and received by the exchange agent that forms a part of the book-entry confirmation which states that DTC has received an express acknowledgement from the DTC participant tendering the Trust Preferred that such participant agrees to be bound by the terms of the letter of transmittal.

        If you are an institution that is a participant in DTC's book-entry transfer facility, you should follow the same procedures that are applicable to persons holding the Trust Preferred through a financial institution.

        Do not send letters of transmittal or other exchange offer documents to us or to Lehman Brothers Inc., the dealer manager.

        It is your responsibility to ensure that all necessary materials are received by The Bank of New York Trust Company, N.A., as exchange agent, on or prior to the exchange offer expiration date. If the exchange agent does not receive all of the required materials on or prior to the exchange offer expiration date, your Trust Preferred will not be validly tendered. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        Any Trust Preferred not accepted for exchange for any reason will be promptly returned, without expense, to the tendering holder after the expiration or termination of the exchange offer.

        We will have accepted the validity of tendered Trust Preferred if and when we give oral or written notice to the exchange agent. The exchange agent will act as the tendering holders' agent for purposes of receiving the Debentures from us. If we do not accept any tendered Trust Preferred for exchange because of an invalid tender or the occurrence of any other event, the exchange agent will return those Trust Preferred to you without expense, promptly after the exchange offer expiration date, via book-entry transfer through DTC.

        Tendering Trust Preferred prior to the Consent Date.    If you validly tender and do not validly withdraw your Trust Preferred on or prior to the consent date, your tender will also constitute a valid delivery of your consent to the proposed amendments. If you validly withdraw your Trust Preferred on or prior to the consent date, your consent will simultaneously be validly revoked, and you will not receive your consent payment unless you re-tender your Trust Preferred or you (or your broker, dealer, commercial bank, trust company or other nominee on your behalf) execute and validly deliver the BLUE consent form, each on or prior to the consent date. After the consent date, your consent will be irrevocable and you may only validly withdraw your tender of Trust Preferred from the exchange offer. See "The Consent Solicitation" for more information regarding the proposed amendments.

Binding Interpretations

        We will determine in our sole discretion all questions as to the validity, form, eligibility and acceptance of the Trust Preferred tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject any and all invalid tenders of any particular Trust Preferred or to not accept any particular Trust Preferred, which acceptance might, in our reasonable judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities in the tender of the Trust Preferred. Unless waived, any defects or irregularities in connection with tenders of the Trust Preferred for exchange must be cured within such reasonable period of time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of the Trust Preferred for exchange, nor shall we or the exchange agent or any other person incur any liability for failure to give such notification.

Acceptance of Trust Preferred for Exchange; Cash Out of Fractional Tenders; Delivery of the Debentures

        Once all of the conditions to the exchange offer are satisfied or waived, we will accept all Trust Preferred validly tendered and will issue the Debentures promptly after the exchange offer expiration date. The discussion under the heading "—Conditions to Completion of the Exchange Offer" provides further information regarding the conditions to the exchange offer. For purposes of the exchange offer, we will be deemed to have accepted validly tendered Trust Preferred for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly after giving such notice.

        Holders with less than    shares of the Trust Preferred that tender all of their shares in the exchange offer will receive cash in an amount equal to the proportionate fractional value of the shares tendered, based on the $1,000 principal amount of a Debenture. For example, if a holder owns             shares of the Trust Preferred and tenders all of such shares in the exchange offer, the holder would receive $            in cash instead of the Debentures, provided the Trust Preferred are validly tendered and not validly withdrawn. Similarly, holders who tender shares of the Trust Preferred in an amount not evenly divisible by    will receive cash in an amount equal to the proportionate fractional value of the excess shares up to            shares of the Trust Preferred. However, in no event shall we be obligated to pay more than $2 million in cash for the purchase of fractional tenders (lots not evenly divisible by    ) of the Trust Preferred that are tendered in the exchange offer.

        The Debentures will be issued in denominations of $1,000 and any integral multiples of $1,000.

        In all cases, issuance of the Debentures for the Trust Preferred that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of:

  •
  a book-entry confirmation of such Trust Preferred into the exchange agent's account at the DTC book-entry transfer facility;

  •
  a properly completed and duly executed letter of transmittal or an electronic confirmation of the submitting holder's acceptance through DTC's ATOP system; and

  •
  all other required documents, if any.

Return of Trust Preferred Not Accepted for Exchange

        If we do not accept any tendered Trust Preferred for any reason set forth in the terms and conditions of the exchange offer, the unaccepted or non-exchanged Trust Preferred tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility will be returned in accordance with the book-entry procedures described above, and the Trust Preferred that are not to be exchanged will be credited to an account maintained with DTC, promptly after the expiration or termination of the exchange offer.

Guaranteed Delivery Procedures

        If you desire to tender your Trust Preferred and you cannot complete the procedures for book-entry transfer set forth above on a timely basis, you may still tender your Trust Preferred if:

  •
  your tender is made through an eligible institution;

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  prior to the exchange offer expiration date, the exchange agent received from the eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of such letter of transmittal or an electronic confirmation pursuant to DTC's ATOP system and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, that:

  (1)
  sets forth the name and address of the holder of the Trust Preferred tendered;

  (2)
  states that the tender is being made thereby; and

  (3)
  guarantees that within three New York Stock Exchange trading days after the exchange offer expiration date a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  book-entry confirmation and all other documents, if any, required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the exchange offer expiration date.

Withdrawal Rights

        You may validly withdraw your tender of Trust Preferred at any time prior to 5:00 p.m., New York City time, on the exchange offer expiration date. In addition, if we have not accepted your tendered Trust Preferred for exchange, you may validly withdraw your Trust Preferred after September    , 2005, which is 40 business days after commencement of the exchange offer.

        For a withdrawal to be valid, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, set forth on the back cover of this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

  •
  specify the name of the person who tendered the Trust Preferred to be withdrawn;

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  contain a statement that you are withdrawing your election to have your Trust Preferred exchanged;

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  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Trust Preferred were tendered, including any required signature guarantees; and

  •
  if you have tendered your Trust Preferred in accordance with the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn Trust Preferred and otherwise comply with the procedures of such facility.

        Any Trust Preferred that have been tendered for exchange, but which are not exchanged for any reason, will be credited to an account maintained with the book-entry transfer facility for the Trust Preferred, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Validly withdrawn Trust Preferred may be re-tendered by following the procedures described under the heading "—Procedures for Tendering Trust Preferred" above, at any time prior to 5:00 p.m., New York City time, on the exchange offer expiration date.

Conditions to Completion of the Exchange Offer

        Notwithstanding any other provisions of this exchange offer, we will not be required to accept for exchange any Trust Preferred tendered, and we may terminate or amend the offer, if (1) we do not obtain consents to the proposed amendments from holders of at least 66 2/3% in aggregate stated liquidation amount of the Trust Preferred then outstanding, (2) holders of less than $100,000,000 in stated liquidation amount of the Trust Preferred tender their shares of the Trust Preferred in the exchange offer, (3) we become obligated to pay more than $2 million in cash for the purchase of fractional tenders of the Trust Preferred that are tendered in the exchange offer, (4) we have not closed the exchange offer on or before October 31, 2005, or any of the following conditions precedent to the exchange offer is not satisfied, or is reasonably determined by us not to be satisfied, and, in our reasonable judgment, the failure of the condition makes it inadvisable to proceed with the exchange offer:

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  The registration statement of which this prospectus forms a part shall have become effective and no stop order suspending the effectiveness of the registration statement and no proceedings for such purpose shall have been instituted or be pending, or to our knowledge, be contemplated or threatened by the SEC.

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  No action or event shall have occurred, failed to occur or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the exchange offer, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

  •
  challenges the making of the exchange offer or the exchange of the Trust Preferred under the exchange offer or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer or the exchange of the Trust Preferred under the exchange offer, or

  •
  in our reasonable judgment, could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects, or would be material to holders of the Trust Preferred in deciding whether to accept the exchange offer.

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  (a) Trading generally shall not have been suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the Nasdaq National Market; (b) there shall not have been any suspension or limitation of trading of any of our securities on any exchange or in the over-the-counter market; (c) no general banking moratorium shall have been declared by federal or New York authorities; and (d) there shall not have occurred subsequent to the date of this prospectus any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if the effect of any such outbreak, escalation, declaration, calamity or emergency has a reasonable likelihood to make it impractical or inadvisable to proceed with completion of the exchange offer. Without limiting the generality of the foregoing, it would be impracticable or inadvisable to proceed with the completion of the exchange offer if the risk of liability to us exceeds the value to us of the exchange offer.

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  The Trustee with respect to the Trust Preferred shall not have objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, the exchange offer or the exchange of the Trust Preferred under the exchange offer; nor shall the Trustee or any holder of the Trust Preferred have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offer or the exchange of the Trust Preferred under the exchange offer.

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  All actions necessary to effect the amendments described in "The Consent Solicitation—Proposed Amendments" to the Amended and Restated Declaration of Trust of Fleetwood Capital Trust, dated as of February 10, 1998, the Indenture, dated as of February 10, 1998, and the Preferred Securities Guarantee Agreement, dated as of February 10, 1998, pursuant to which the Trust Preferred were issued shall have been taken and such proposed amendments shall have become effective.

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  No default or event of default under our second amended and restated credit agreement, dated as of July 1, 2005, by and among us (including certain of our affiliates) and certain lenders, shall have occurred and be continuing.

        The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our sole discretion. Any determination that we make concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

        If any of the foregoing conditions is not satisfied, we may, at any time before the expiration of the exchange offer:

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  terminate the exchange offer and return all tendered Trust Preferred to the holders thereof;

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  modify, extend or otherwise amend the exchange offer and retain all tendered Trust Preferred until the exchange offer expiration date, as it may be extended, subject, however, to the withdrawal rights described in "—Withdrawal Rights" above; or

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  waive the unsatisfied conditions (if waivable by us) and accept all Trust Preferred tendered and not previously withdrawn.

        Except for the requirements of applicable U.S. federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or approvals to be obtained by us in connection with the exchange offer which, if not complied with or obtained, would have a material adverse effect on us.

Legal Limitation

        The above conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, or may be waived by us in whole or in part at any time and from time to time in our sole discretion (to the extent such condition is waivable by us). Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time, and from time to time.

        In addition, we will not accept for exchange any Trust Preferred tendered, and no Debentures will be issued in exchange for any such Trust Preferred, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Fees and Expenses

        Lehman Brothers Inc. is acting as the dealer manager in connection with the exchange offer. We will pay the dealer manager a fee for its services in connection with the exchange offer, which services will include assisting in the solicitation of tenders of the Trust Preferred and communicating with brokers, dealers, banks, trust companies, nominees and other persons with respect to the exchange offer. The obligations of the dealer manager are subject to certain conditions, including the truth of representations and warranties made by us to the dealer manager, the performance by us of our obligations in connection with the exchange offer and the receipt of legal opinions and certificates by the dealer manager. We have agreed to indemnify the dealer manager against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments that the dealer manager may be required to make in respect thereof. Questions regarding the terms of the exchange offer may be directed to the dealer manager at the address set forth on the back cover of this prospectus.

        From time to time, the dealer manager and its affiliates have provided investment banking and other services to us for customary compensation. The dealer manager, in the ordinary course of business, also makes markets in our securities, including the Trust Preferred. As a result, from time to time, the dealer manager may own certain of our securities, including the Trust Preferred.

        We have retained D.F. King & Co., Inc. to act as the information agent and The Bank of New York Trust Company, N.A. to act as the exchange agent in connection with the exchange offer. The information agent may contact holders of the Trust Preferred by mail, telephone, facsimile transmission and personal interviews and may request brokers, dealers and other nominee existing holders to forward materials relating to the exchange offer to beneficial owners. The information agent and the exchange agent will receive a fee for their respective services, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against liabilities in connection with their services, including liabilities under the federal securities laws.

        Neither the information agent nor the exchange agent has been retained to make solicitations or recommendations. The fees they receive will not be based on the stated liquidation amount of the Trust Preferred tendered under the exchange offer.

        We will not pay any fees or commissions to any broker or dealer, or any other person, other than the dealer manager for soliciting tenders of the Trust Preferred under the exchange offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by us for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

Exchange Agent

        The Bank of New York Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at its contact information set forth on the back cover of this prospectus. Questions about the tender of the Trust Preferred, requests for assistance, and requests for notices of guaranteed delivery should be directed to the exchange agent at its contact information set forth on the back cover of this prospectus.

        If you deliver the letter of transmittal to an address or transmit instructions via facsimile other than that of the exchange agent as set forth on the back cover of this prospectus, then such delivery or transmission does not constitute a valid delivery of such letter of transmittal. If you need additional copies of this prospectus or the letter of transmittal, please contact the information agent at the address or telephone number set forth on the back cover of this prospectus.

THE CONSENT SOLICITATION

Introduction

        We are soliciting, upon the terms and subject to the conditions set forth in this prospectus and the accompanying consent, consents to the proposed amendments to the Amended and Restated Declaration of Trust, the Indenture and the Preferred Securities Guarantee Agreement. We are offering to pay a consent payment in cash equal to $    for each $50 in aggregate stated liquidation amount of the Trust Preferred to each holder of the Trust Preferred who validly executes and delivers (and does not validly revoke) its consent to the proposed amendments prior to the consent date, subject to the satisfaction of the conditions to our consent payment obligation described below.

Consent Payment

        We will make a consent payment in cash equal to $    for each $50 in aggregate stated liquidation amount of the Trust Preferred held by a holder on the record date with respect to which a consent has been validly executed and delivered to the exchange agent (and not validly revoked) prior to the consent date. If a holder's consent either is not executed and validly delivered, or is validly revoked and not validly redelivered, prior to the consent date, such holder will not receive a consent payment, even though, assuming the requisite consents are obtained, the proposed amendments become effective and operative as to any and all of such holder's Trust Preferred.

        Provided the requisite consents are received in the consent solicitation and the other conditions to our consent payment obligation are satisfied or waived by us, the consent payment will be paid promptly after the expiration or termination of the exchange offer but prior to the closing of the exchange offer.

        Consents executed and delivered pursuant to the consent solicitation may be validly revoked at any time prior to the consent date by following the procedures described herein. Consents may not be revoked after the consent date. We reserve the right to extend, amend or terminate the consent solicitation.

Proposed Amendments

        As more fully described below, we are soliciting consents to amend the Amended and Restated Declaration of Trust of Fleetwood Capital Trust, dated as of February 10, 1998, the Indenture, dated as of February 10, 1998, and the Preferred Securities Guarantee Agreement, dated as of February 10, 1998, pursuant to which the Trust Preferred were issued. The amendments contemplated by the consent solicitation will more clearly allow for the purchase or exchange of all or a portion of the Trust Preferred, whether pursuant to the exchange offer or otherwise, during periods in which we have exercised our right to defer payment of interest on the Trust Preferred.

  Amendment to the Amended and Restated Declaration of Trust

        Acting under the direction of Lyle N. Larkin, Boyd R. Plowman, and Leonard J. McGill, the "Regular Trustees" under the Amended and Restated Declaration of Trust of Fleetwood Capital Trust, dated as of February 10, 1998, we are seeking to amend the Amended and Restated Declaration of Trust as outlined below. The actual amendment will be contained and reflected in the First Amendment to the Amended and Restated Declaration of Trust, which will be executed and delivered shortly following the consent date (assuming that the requisite consents have been validly delivered) by the Regular Trustees and Fleetwood Enterprises, Inc., as Sponsor.

        It is proposed that Section 2(b) of the Terms of 6% Convertible Trust Preferred Securities and 6% Convertible Common Securities attached as Annex I to the Amended and Restated Declaration of

Trust pursuant to Section 7.1 thereof be amended as follows (new text is presented with a double underline):

    (b)    Distributions on the Securities will be cumulative, will accrue from February 10, 1998 and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 1998, when, as and if available for payment, except as otherwise described below. So long as the Debenture Issuer shall not be in default on the payment of interest with respect to the Debentures, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period on the Debentures for successive periods not exceeding 20 consecutive quarters (each an "Extension Period"). No Extension Period shall extend beyond the maturity date of the Debentures or end on other than a Distribution payment date. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. In the event that the Debenture Issuer exercises this right, then (a) the Debenture Issuer shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (x)(i) purchases or acquisitions of shares of the Debenture Issuer's capital stock (or capital stock equivalents) in connection with the satisfaction by the Debenture Issuer of its obligations under any officers, directors or employee benefit plans (or any options or other instruments issued thereunder) or the satisfaction by the Debenture Issuer of its obligations pursuant to any contract or security requiring the Debenture Issuer to purchase shares of the Debenture Issuer's capital stock (or capital stock equivalents), (ii) purchases of shares of the Debenture Issuer's capital stock (or capital stock equivalents) from officers, directors or employees of the Debenture Issuer or its subsidiaries pursuant to employment agreements or upon termination of employment or retirement, (iii) as a result of a reclassification, combination or subdivision of the Debenture Issuer's capital stock or the exchange or conversion of one class or series of the Debenture Issuer's capital stock for another class or series of the Debenture Issuer's capital stock, (iv) dividends or distribution in shares of its capital stock of the same class on which such dividend or distribution is being made and conversions or exchanges of common stock of one class into common stock of another class, (v) the purchase of fractional interests in shares of the Debenture Issuer's capital stick pursuant to the conversion or exchange provisions of such capital stock or any security being converted or exchanged, (vi) purchases or other acquisitions of common stock in connection with a dividend reinvestment or other similar plan, or (vii) any dividend or distribution of capital stock (or capital stock equivalents) in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, or (y) guarantee payments made with respect to any of the foregoing), (b) the Debenture Issuer shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (other than the Debentures) issued by the Debenture Issuer that rank pari passu with or junior to the Debentures and (c) the Debenture Issuer shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee or the Debenture Issuer's guarantee of the Common Securities). Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided, that such Extension Period together with all such further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity date of the Debentures or end on other than a Distribution payment date. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Debenture Issuer may prepay at any time all or any portion of the interest accrued during an Extension Period. If Distributions are deferred as aforesaid, the deferred accumulated Distributions and, to the extent permitted by applicable law, accrued and unpaid interest thereon shall be payable to Holders as they appear on the books and records of the Trust at the close of business on the related record date for the Distribution payment date upon which the Extension Period terminates. Upon the termination of any Extension Period and the payment of all amounts then due on the Debentures, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

  Amendment to the Indenture

        We are seeking to amend the Indenture, dated as of February 10, 1998, as outlined below. The actual amendment will be contained and reflected in the First Supplemental Indenture to the Indenture, which will be executed and delivered shortly following the consent date (assuming that the requisite consents have been validly delivered) by The Bank of New York, as Trustee, and Fleetwood Enterprises, Inc., as issuer.

        It is proposed that Section 1008 of the Indenture be amended as follows (new text is presented with a double underline):

    SECTION 1008. LIMITATION OF TRANSACTIONS.

            If the Company shall exercise its right to defer payment of interest as provided in Section 312, then during the Extension Period, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A)(i) purchases or acquisitions of shares of the Company's capital stock (or capital stock equivalents) in connection with the satisfaction by the Company of its obligations under any officers, directors or employee benefit plans existing on the date of hereof or future officers, direct or employee benefit plans established in the ordinary course (or any options or other instruments issued thereunder) or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Company's capital stock (or capital stock equivalents), (ii) purchases of shares of the Company's capital stock (or capital stock equivalents) from officers, directors or employees of the Company or its subsidiaries pursuant to employment agreements or upon termination of employment or retirement, (iii) as a result of a reclassification, combination or subdivision of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iv) dividends or distributions of shares of common stock on common stock, (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or any security being converted or exchanged into such capital stock, (vi) dividends or distributions in shares of its capital stock of the same class on which such dividend or distribution is being made and conversions or exchanges of common stock of one class into common shares of another class, (vii) purchases or other acquisitions of common stock in connection with a dividend reinvestment or other similar plan, or (viii) any dividend or distribution of capital stock (or capital stock equivalents) in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, or (B) guarantee payments made with respect to any of the foregoing), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (other than the Securities) issued by the Company that rank PARI PASSU with or junior to the Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Common Securities Guarantee or the Preferred Securities Guarantee).

  Amendment to the Preferred Securities Guarantee Agreement

        We are seeking to amend the Preferred Securities Guarantee Agreement, dated as of February 10, 1998, as outlined below. The actual amendment will be contained and reflected in the First Amendment to the Preferred Securities Guarantee Agreement, which will be executed and delivered shortly following the consent date (assuming that the requisite consents have been validly delivered) by The Bank of New York, as Preferred Guarantee Trustee, and Fleetwood Enterprises, Inc., as Guarantor.

        It is proposed that Section 6.1 of the Preferred Securities Guarantee Agreement be amended as follows (deleted text is shown in "strike through" format and new text is presented with a double underline):

    SECTION 6.1    LIMITATION OF TRANSACTIONS.

            So long as any Preferred Securities remain outstanding, if (i) the Guarantor has exercised its option to defer interest payments on the Debentures and such deferral is continuing, (ii) the Guarantor shall be in default with respect to its payment or other obligations under this Preferred Securities Guarantee or any event of default under the Declaration or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an event of default under the Indenture, then (a) the Guarantor shall not declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) (i) purchases or acquisitions of shares of the Guarantor's capital stock (or capital stock equivalents) in connection with the satisfaction by the Guarantor of its obligations under any officers, directors or employee benefit plans existing on the date hereof (or any options or other instruments issued thereunder) or the satisfaction by the Guarantor of its obligations pursuant to any contract or security requiring the Guarantor to purchase shares of the Guarantor's capital stock (or capital stock equivalents), (ii) purchases of shares of the Guarantor's capital stock (or capital stock equivalents) from officers, directors or employees of the Guarantor or its subsidiaries pursuant to employment agreements existing on the date hereof or upon termination of employment or retirement, (iii) as a result of a reclassification, combination or subdivision of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (iv) dividends or distributions of shares of common stock on common stock, (v) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or any security being converted or exchanged into such capital stock, (vi) purchases or other acquisitions of common stock in connection with a dividend reinvestment or other similar plan existing on the date hereof, or (vii) any dividend or distribution of capital stock (or capital stock equivalents) in connection with the implementation of a stockholders rights plan existing on the date hereof, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, or (B) guarantee payments made with respect to any of the foregoing), (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any Debentures debt securities (other than the Debentures) issued by the Guarantor that rank PARI PASSU with or junior to the Debentures and (c) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than pursuant hereto or to the Common Securities Guarantee).

  Effectiveness of the Proposed Amendments

        Shortly following the consent date (assuming that the requisite consents have been validly delivered), the First Amendment to the Amended and Restated Declaration of Trust, the First Supplemental Indenture to the Indenture, and the First Amendment to the Preferred Securities

Guarantee Agreement will be executed and delivered by the relevant parties. Although these amendments or supplements, as the case may be, will be effective and binding upon execution and delivery by the relevant parties, the proposed amendments set forth therein will not become operative until payment for consents validly delivered prior to the consent date has been made. If the consent solicitation is terminated or withdrawn or payment for all consents validly delivered before the consent date is not made, the proposed amendments will have no effect on the Trust Preferred or the holders of the Trust Preferred. If the proposed amendments become operative, such amendments will bind all holders of the Trust Preferred regardless of whether such holder validly delivered a consent or not.

Record Date; Consent Date; Extension; Amendment; Termination

        The record date for determining the holders of the outstanding Trust Preferred entitled to execute and deliver consents to the proposed amendments is 5:00 p.m., New York City time, on July    , 2005. Because only holders of the Trust Preferred as of the record date are entitled to deliver a consent, beneficial owners of the Trust Preferred must instruct their broker, dealer, commercial bank, trust company or other nominee that holds the Trust Preferred on their behalf to deliver a consent on such beneficial owners' behalf. The consent solicitation will expire at 5:00 p.m., New York City time, on                        , August    , 2005, unless extended or earlier terminated by us. In the event the consent solicitation is extended, the term "consent date" with respect to such extended consent solicitation will mean the respective time and date on which the consent solicitation, as so extended, will expire. We expressly reserve the right to extend the consent solicitation from time to time or for such period or periods as we may determine in our sole discretion by giving oral (to be confirmed in writing) or written notice of such extension to the exchange agent and by making a public announcement by press release at or prior to 9:00 a.m. New York City time, on the next business day following the previously scheduled consent date. During any extension of the consent solicitation, all consents validly executed and delivered to the exchange agent will remain effective unless validly revoked prior to such extended consent date.

        To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, at any time to (i) amend any of the terms of the consent solicitation, or (ii) modify the consent payment. If the consent solicitation is amended prior to the consent date in a manner determined by us to constitute a material change to holders of the Trust Preferred, we will promptly give oral (to be confirmed in writing) or written notice of such amendment to the exchange agent, disseminate additional consent solicitation materials and, if necessary, extend the consent solicitation for a period deemed by us to be adequate to permit holders of the Trust Preferred to deliver or revoke their consents.

        We expressly reserve the right, in our sole discretion, to terminate the consent solicitation for any reason, including, without limitation, if any condition to our consent payment obligation described herein is not satisfied or waived by us. Any such termination will be followed promptly by public announcement thereof. In the event we terminate the consent solicitation, we will give immediate notice thereof to the exchange agent and the consents previously executed and delivered pursuant to the consent solicitation will be of no further force and effect. In the event that the consent solicitation is withdrawn or otherwise not completed, the consent payment will not be paid or become payable.

Delivery of Consents

        Only holders as of the record date of outstanding Trust Preferred will be entitled to execute and deliver consents. Because only holders of the Trust Preferred as of the record date are entitled to deliver consents, beneficial owners of the Trust Preferred must instruct their broker, dealer, commercial bank, trust company or other nominee that holds the Trust Preferred on their behalf to deliver a consent on such beneficial owners' behalf.

        To be validly and timely delivered, you (or your broker, dealer, commercial bank, trust company or other nominee on your behalf) must either (1) validly tender and not validly withdraw your Trust Preferred on or prior to the consent date or (2) duly execute, complete and deliver a BLUE consent form to the exchange agent on or prior to the consent date at the address (or by facsimile) set forth on the back cover of this prospectus. The method of delivery of the consent and all other required documents to the exchange agent is at your own election and risk. If such delivery is by mail, it is suggested that you use properly insured registered mail with return receipt requested and that the mailing be made sufficiently in advance of the consent date to permit delivery to the exchange agent prior to such date. No alternative, conditional or contingent deliveries of consents will be accepted. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the exchange agent. The enclosed BLUE consent form should be sent only to the exchange agent, not to us, DTC or any other person. Delivery of the enclosed BLUE consent form to DTC or any other person does not constitute delivery to the exchange agent.

        If your delivered consent is executed and dated but not marked with respect to the proposed amendments, you will be deemed to have consented to the proposed amendments.

        Custodians and other nominees who hold Trust Preferred on behalf of beneficial owners are precluded from exercising their discretion with respect to executing and delivery consents to the proposed amendments. Thus, absent specific instructions from you, custodians and other nominees will not be able to execute and deliver consents with respect to such Trust Preferred for approval of the proposed amendments, which will have the same effect as withholding consents to the proposed amendments. As a result, with respect to such Trust Preferred, you will not be entitled to receive the consent payment.

        If you are a beneficial owner of the Trust Preferred held of record by DTC and you wish to concurrently tender your Trust Preferred in the exchange offer and consent to the proposed amendments, you should transmit your acceptance through DTC's ATOP system on or prior to the consent date. If you validly withdraw your tender prior to the consent date, you will also be validly revoking your consent. However, after the consent date, your consent becomes irrevocable and if you validly withdraw your tender after the consent date, your consent will not be revoked. If you validly tender and do not validly withdraw your tender on or prior to the consent date, you will receive the consent payment (subject to the conditions of our consent payment obligation).

Other Matters Regarding Delivery of Consents

        Under no circumstances will we pay interest on the consent payment, regardless of any delay in making such payment.

        Deliveries of consents pursuant to any of the procedures described above, and acceptance thereof by us, will constitute a binding agreement between us and you, upon the terms and subject to the conditions of the consent solicitation.

        By executing the consent form as set forth above, you deliver your consent to the proposed amendments and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to such consent, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) receive funds from us for the consent payment and (b) deliver to us the consent as evidence of your consent to the proposed amendments and as certification that the consent to the proposed amendments duly executed by you has been received, all in accordance with the terms and conditions of the consent solicitation.

        All questions as to the form of the documents and the validity (including time of receipt) and acceptance of all deliveries of consents will be determined by us, in our sole discretion, the determination of which will be final and binding. Alternative, conditional or contingent deliveries of consents will not be considered valid. We reserve the absolute right, in our sole discretion, to reject any or all deliveries of consents that are not in proper form or the acceptance of which, in our or our counsel's reasonable judgment, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of delivery as to consents.

        Our interpretation of the terms and the conditions of the consent solicitation (including the instructions in the consent) will be final and binding.

        Any defect or irregularity in connection with deliveries of consents must be cured within such time as we determine, unless waived by us. Deliveries of consents will not be deemed to have been made until all defects and irregularities have been waived by us or cured. None of us, the exchange agent, or any other person will be under any duty to give notice of any defects or irregularities in deliveries of consents or will incur any liability to you for failure to give any such notice.

Payments for Consents

        We will make the consent payment for consents executed and delivered prior to the consent date in the consent solicitation by depositing the consent payment with The Bank of New York Trust Company, N.A., as paying agent. The paying agent will act as your agent for the purpose of receiving the consent payment and transmitting the consent payment to you (or your broker, dealer, commercial bank, trust company or other nominee on your behalf).

        Provided the requisite consents are received and subject to the satisfaction of the conditions to the consent solicitation described herein, the consent payment will be paid promptly after the expiration or termination of the exchange offer but prior to the closing of the exchange offer.

Effect of Transfers

        If a person purchases the Trust Preferred after the record date and the holder (or beneficial owner through its nominee) of the purchased shares of the Trust Preferred as of the record date previously delivered a consent (or thereafter delivers a consent) to the proposed amendments, such consent will be accepted if it was (or is) validly submitted and will bind the purchaser of the Trust Preferred to which such consent relates. However, if a person purchases the Trust Preferred after the record date and the holder of the purchased shares of the Trust Preferred as of the record date had not previously delivered a consent to the proposed amendments, a purchaser who desires to deliver a consent must obtain a valid irrevocable proxy from the holder (or beneficial owner through its nominee) as of the record date and submit a consent on or prior to the consent date. In all events, only the holder (or beneficial owner through its nominee) of the Trust Preferred as of the record date, or subsequent holder acting pursuant to a valid irrevocable proxy from the holder as of the record date, will be entitled to the consent payment, and then only if the holder (or beneficial owner through its nominee) has validly and timely submitted a consent. As a result, a person who purchases its Trust Preferred after the record date but prior to the consent date will therefore have to make its own arrangements with the seller of such Trust Preferred as to the allocation of all or any portion of the consent payment.

Revocation of Consents

        Consents may be validly revoked at any time prior to the consent date, but may not be validly revoked after the consent date unless the consent date is extended. If you (or your broker, dealer, commercial bank, trust company or other nominee on your behalf) consent by validly delivering a BLUE consent form to the exchange agent on or prior to the consent date, a valid revocation of such consent from the consent solicitation will not, of itself, constitute a valid withdrawal of any Trust Preferred tendered in the exchange offer. However, if you consent by validly tendering your Trust

Preferred in the exchange offer on or prior to the consent date, you may not validly revoke your consent without validly withdrawing your Trust Preferred.

        All questions as to the form and validity (including time of receipt) of any revocation of a consent will be determined by us, in our sole discretion, which determination will be final and binding. Neither we nor the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any revocation of a consent or incur any liability for failure to give any such notification.

Conditions to Our Consent Payment Obligation

        Notwithstanding any other provision of the consent solicitation, we will not be required to pay the consent payment in connection with the consent solicitation and may terminate, extend or amend the consent solicitation if on or prior to the consent date we have not received consents from holders of at least 66 2/3% in aggregate stated liquidation amount of the Trust Preferred. In addition, we will not be required to accept any consents or pay the consent fee and we may terminate or amend the consent solicitation if any of the following conditions precedent to the consent solicitation is not satisfied, or is reasonably determined by us not to be satisfied, and, in our reasonable judgment, the failure of the condition makes it inadvisable to proceed with the consent solicitation.

  •
  No action or event shall have occurred, failed to occur or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the consent solicitation, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

  •
  challenges the making of the consent solicitation or the payment of the consent fee under the consent solicitation or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the consent solicitation or the payment of the consent fee under the consent solicitation, or

  •
  in our reasonable judgment, could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects, or would be material to holders of the Trust Preferred in deciding whether to accept the consent solicitation.

  •
  (a) Trading generally shall not have been suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the Nasdaq National Market; (b) there shall not have been any suspension or limitation of trading of any of our securities on any exchange or in the over-the-counter market; (c) no general banking moratorium shall have been declared by federal or New York authorities; and (d) there shall not have occurred subsequent to the date of this prospectus any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if the effect of any such outbreak, escalation, declaration, calamity or emergency has a reasonable likelihood to make it impractical or inadvisable to proceed with completion of the consent solicitation. Without limiting the generality of the foregoing, it would be impracticable or inadvisable to proceed with the completion of the consent solicitation if the risk of liability to us exceeds the value to us of the consent solicitation.

  •
  The Trustee with respect to the Trust Preferred shall not have objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, the consent solicitation or the payment of the consent fee; nor shall the Trustee or any holder of the Trust Preferred have taken any action that challenges the validity or effectiveness of the procedures used by us in making the consent solicitation or the payment of the consent fee.

        The foregoing conditions to the consent solicitation are for our sole benefit and may be asserted or waived by us in our reasonable discretion regardless of the circumstances giving rise to any such condition, in whole or in part, in our reasonable discretion. Any determination by us concerning the events described in this section will be final and binding upon all holders.

Exchange Agent

        The Bank of New York Trust Company, N.A. has been appointed the exchange agent for the consent solicitation. All executed BLUE consent forms should be directed to the exchange agent at its address and facsimile number set forth on the back cover of this prospectus. The Bank of New York Trust Company, N.A. is also acting as paying agent for the consent solicitation.

Information Agent

        D.F. King & Co., Inc. has been appointed the information agent for the consent solicitation. Any questions or requests for assistance concerning the consent solicitation should be directed to the information agent at its address and telephone numbers set forth on the back cover of this prospectus. If you need additional copies of this prospectus or the BLUE consent form, please contact the information agent at the address or telephone numbers set forth on the back cover of this prospectus. D.F. King & Co., Inc. is also acting as tabulation agent for the consent solicitation.

Dealer manager

        Lehman Brothers Inc. is the dealer manager for the consent solicitation. You may contact the dealer manager at its address and telephone numbers set forth on the back cover of this prospectus with any questions about the consent solicitation.

Fees and Expenses

        Assuming consents with respect to all outstanding shares of the Trust Preferred are validly and timely delivered, the total amount of funds required to make consent payments with respect to such consents, and to pay all fees and expenses in connection with the consent solicitation, is expected to be approximately $    . We expect to obtain these funds from available cash.

DESCRIPTION OF THE DEBENTURES

        We will issue the Debentures under an indenture between us and The Bank of New York Trust Company, N.A., as trustee, to be dated as of the date of the exchange. The terms of the Debentures include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indenture. We encourage you to read the indenture in its entirety because it, and not this description, defines your rights as holders of the Debentures. We refer you to the form of indenture, which is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference herein. Certain defined terms used in this section but not defined below have the meanings assigned to them in the indenture. The following summary is subject to, and qualified by reference to, all of the provisions and terms of the Debentures and the indenture.

        The registered holder of a Debenture will be treated as the owner of it for all purposes. Except as set forth below, only registered holders will have rights under the indenture.

        When we refer to "Fleetwood," "the company," "we," "our" or "us" in this section, we refer only to Fleetwood Enterprises, Inc., a Delaware corporation, and not any of its current or future subsidiaries.

Brief Description of the Debentures

        The Debentures:

  (1)
  are initially limited to up to $                        aggregate principal amount to be issued in the exchange offer;

  (2)
  bear interest at a rate of            % per year;

  (3)
  accrue additional interest, which is referred to as "additional interest," if we fail to obtain stockholder approval for the issuance of 20% or more of our outstanding shares of common stock upon conversion of the Debentures, as set forth below under "—Conversion Rights";

  (4)
  are our unsecured senior subordinated obligations, ranking junior in right of payment to all of our existing and future senior indebtedness, equally in right of payment to our future indebtedness that provides such indebtedness is on a parity with the Debentures and the $100 million aggregate principal amount of 5% convertible subordinated debentures due 2023, and senior in right of payment to our existing and future junior subordinated indebtedness, including our obligations under our subordinated Debentures underlying the Trust Preferred and our guarantee of payment obligations on the Trust Preferred; but the Debentures are effectively subordinated to all existing and future secured indebtedness to the extent of the value of the related security and to all existing and future indebtedness and other liabilities of our subsidiaries;

  (5)
  are convertible into our common stock, at any time after October 30, 2005 and prior to maturity (unless previously converted, redeemed by us at our option or repurchased by us at your option) at an initial conversion rate equal to $1,000 divided by an initial conversion price that is equal to the higher of (a) the equivalent of a    % premium over the arithmetic average of the daily volume-weighted average prices of our common stock for each of the seven trading days ending the third trading day immediately prior to the exchange offer expiration date or (b) $            per share, in the following circumstances, subject to adjustment as described below under "—Conversion Rights," including an adjustment to increase the number of shares issuable if you convert your Debentures under certain circumstances in connection with certain fundamental changes, and our right and, prior to obtaining stockholder approval for the issuance of 20% or more of our outstanding shares of common stock, our obligation to pay cash in lieu of issuing shares of our common stock as described below under "—Conversion Rights—Settlement Upon Conversion:"

    (A)
    if the market price of our common stock is above 120% of the conversion price per share measured over a specified number of trading days;

    (B)
    if during the five-business-day period immediately after any five-consecutive-trading-day period in which the trading price per $1,000 principal amount of the Debentures for each day of such five-day period is less than 98% of the conversion value;

    (C)
    if we have called the Debentures for redemption; or

    (D)
    upon the occurrence of specified corporate transactions;

  (6)
  are redeemable by us at our option at any time and from time to time after                , 20    , in whole or in part, at 100% of the principal amount of the Debentures plus accrued and unpaid interest (including additional interest, if any);

  (7)
  are subject to repurchase by us at your option on                , 20    ,                 , 20    , and                 , 20    , at a repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest to, but not including, the repurchase date;

  (8)
  are subject to repurchase by us at your option if a fundamental change occurs, at a repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest to, but not including, the repurchase date; and

  (9)
  are due on                , 2025, unless earlier converted, redeemed by us at our option or repurchased by us at your option.

        The indenture does not contain any financial covenants and does not restrict us or our subsidiaries from paying dividends, incurring additional senior debt or any other indebtedness or issuing or repurchasing other securities. The indenture also does not restrict us from making payment on our subordinated Debentures underlying the convertible trust preferred securities or our guarantee of payment obligations on the convertible trust preferred securities, except to the extent set forth under "—Subordination." In addition, the indenture does not protect you in the event of a highly leveraged transaction or a change in control except to the extent described below under "—Repurchase at Option of Holders—Fundamental Change Put."

        If a taxable distribution to holders of our common stock or other transaction occurs which results in any adjustment of the conversion rate (including an adjustment at our option) as described below under "—Conversion Rights—Conversion Rate Adjustments," you may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. Such circumstances may include, for example, (i) a taxable distribution to holders of our common stock which causes the conversion rate to be adjusted and (ii) our failure to adjust the conversion rate in some instances. In other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See "Material United States Federal Income Tax Considerations—Tax Treatment of the Ownership and Disposition of the Debentures and Common Stock."

        As of April 24, 2005:

  •
  our outstanding senior indebtedness was approximately $62.6 million, all of which ranks effectively senior to the Debentures. In addition, we had approximately $46.2 million of outstanding senior letters of credit, senior guarantees of approximately $47.6 million of our subsidiary indebtedness under the HomeOne Credit Corp. line of credit and outstanding retail flooring liabilities and $70.5 million available under our senior secured credit facility (all of which, if drawn, would rank senior to the Debentures);

  •
  excluding the Trust Debentures (and interest accrued thereon), our outstanding subordinated indebtedness was approximately $100 million in aggregate principal amount of 5% convertible subordinated debentures due 2023, which ranks on a parity with the Debentures; and

  •
  our subsidiaries had approximately $244 million of liabilities outstanding, excluding intercompany liabilities and also the HomeOne Credit Corp. line of credit and outstanding retail flooring liabilities, which aggregate $78.4 million.

        No sinking fund is provided for the Debentures. The Debentures are not subject to defeasance although we may redeem the Debentures at any time or from time to time after                 , 20    , as provided under "—Conversion Rights—Optional Redemption."

        The Debentures will be issued only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount. No service charge will be made for any registration of transfer or exchange of Debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

        You may present definitive Debentures for conversion, registration of transfer and exchange, without service charge, at our office or agency in New York City, which shall initially be the corporate trust office or agency of the trustee in New York City. For information regarding conversion, registration of transfer and exchange of global securities, see "—Denomination."

Additional Debentures

        We may, without the consent of the holders of the Debentures, increase the principal amount of the Debentures by issuing additional Debentures in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional Debentures; provided, however, that such differences do not cause the additional Debentures to constitute a different class of securities than the Debentures for U.S. federal income tax purposes; and provided further,that the additional Debentures have the same CUSIP number as the Debentures offered hereby. The Debentures offered by this prospectus and any additional Debentures would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional Debentures may be issued if any event of default has occurred with respect to the Debentures.

Payment of Interest and Principal

        The Debentures will bear interest from their issue date, at the rate of            % per year.

        We will pay interest semiannually on                        and                         of each year, beginning                , 2006, to the holders of record at the close of business on the preceding                        , and                        , respectively. There are two exceptions to the preceding sentence:

  (1)
  In general, we will not make any payment in cash or additional shares of our common stock for accrued and unpaid interest on any Debentures that are converted into our common stock, except as described below under "—Conversion Rights—Conversion Procedures."

  (2)
  We will pay interest to a person other than the holder of record on the record date if we redeem, or holders elect to require us to repurchase, the Debentures on a date that is after the record date and prior to the corresponding interest payment date. In this instance, we will pay cash in respect of accrued and unpaid interest on the Debentures being redeemed or repurchased to, but excluding, the redemption date or repurchase date to the same person to whom we will pay the principal of these Debentures.

        We will also pay additional interest on the Debentures under the circumstances described below under "—Conversion Rights—General."

        Interest will cease to accrue on a Debenture upon its maturity, conversion, redemption by us at our option or repurchase by us at your option.

        Except as provided below, unless previously converted, redeemed by us at our option or repurchased by us at your option, we will pay interest due on:

  (1)
  the global securities to DTC in immediately available funds;

  (2)
  any definitive Debentures having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of these Debentures; and

  (3)
  any definitive Debentures having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by holder of those Debentures.

        In the case of clause (3) above, wire transfer instructions must be received by the trustee no later than 15 days prior to the interest payment date.

        Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        At maturity, we will pay interest and any additional interest due on the definitive Debentures, unless previously converted, redeemed by us at our option or repurchased by us at your option, at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

        Unless previously converted, redeemed by us at our option or repurchased by us at your option, we will pay principal on:

  (1)
  the global securities to DTC in immediately available funds; and

  (2)
  the definitive Debentures at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

Conversion Rights

General

        Under the circumstances summarized below, you may convert any outstanding Debentures (or portions of outstanding Debentures) into our common stock, at any time after October 30, 2005 and prior to maturity, unless previously converted, redeemed by us at our option or repurchased by us at your option, at an initial conversion rate equal to $1,000 divided by an initial conversion price that is equal to the higher of (a) the equivalent of a    % premium over the arithmetic average of the daily volume-weighted average prices, as defined under "—Settlement Upon Conversion," of our common stock for each of the seven trading days ending the third trading day immediately prior to the exchange offer expiration date, and (b) $            per share. The conversion rate is subject, however, to adjustment as described below under "—Conversion Rate Adjustments" and "—Adjustment to Conversion Rate Upon Certain Fundamental Changes" and to our right and, prior to obtaining stockholder approval for the issuance of 20% or more of our outstanding shares of common stock, our obligation to pay cash in lieu of issuing shares of our common stock as described below under "—Settlement Upon Conversion." You may convert Debentures only in denominations of $1,000 and whole multiples of $1,000.

        You may surrender Debentures for conversion into our common stock prior to the close of business on their stated maturity date if any of the following conditions are satisfied:

  (1)
  during any fiscal quarter beginning after October 30, 2005 if the closing price per share of our common stock for a period of at least 20 consecutive trading days during the 30-consecutive-trading-day period ending on the last day of the preceding fiscal quarter is more than 120% of the conversion price per share in effect on such last day of such fiscal quarter;

  (2)
  if during the five-consecutive-business-day period immediately after any five-consecutive-trading-day period in which the trading price per $1,000 principal amount of the Debentures for each day of such five-day period is less than 98% of the conversion value;

  (3)
  if we have called the Debentures for redemption; or

  (4)
  upon the occurrence of the corporate transactions specified below under "—Conversion Upon Specified Corporate Transactions."

        If you have exercised your right to require us to repurchase your Debentures as described below under "—Repurchase at Option of Holders," you may convert your Debentures into our common stock only if you withdraw your notice of exercise of repurchase and convert your Debentures prior to the close of business on the applicable repurchase date. If you are a holder of the Debentures that have been called for redemption, you must exercise your conversion rights prior to the close of business on the second business day preceding the redemption date, unless we default in payment of the redemption price.

        Until we obtain stockholder approval for the issuance of 20% or more of our outstanding shares of common stock upon conversion of the Debentures, we will deliver upon conversion of each Debenture (i) an amount of cash equal to the lesser of (x) the aggregate principal amount of the Debenture or (y) the conversion value of such Debenture, plus (ii) the number of shares of our common stock equal in value to the excess (if any) of the conversion value of the Debenture over the aggregate principal amount of the Debenture, subject to a maximum of 11,255,303 shares of our common stock in the aggregate for all Debentures. Prior to stockholder approval, the maximum number of shares deliverable per each $1,000 principal amount of Debenture (the "Maximum Shares") will be equal to (i) 11,255,303 divided by (ii) a quotient, the numerator of which is the aggregate principal amount of the Debentures outstanding upon the closing of this exchange offer, and the denominator of which is $1,000. If we have not obtained stockholder approval by January 1, 2006, the Debentures will bear additional interest at a rate of     % of the principal amount per annum. The additional interest will increase to a rate of    % of the principal amount per annum if we have not obtained stockholder approval by April 1, 2006 and will increase further to a rate of    % of the principal amount per annum if we have not obtained stockholder approval by June 1, 2006. If stockholder approval is obtained, such additional interest will cease to accrue and, upon conversion of each Debenture, we will deliver either our common stock into which such Debenture is convertible or, subject to certain conditions, the cash value of our common stock into which such Debenture is convertible or a combination of cash and our common stock, as described below under "—Settlement Upon Conversion."

        We have agreed to use reasonable best efforts to obtain stockholder approval. Currently, we intend to call a special meeting of our stockholders to approve the issuance of shares of our common stock upon conversion of the Debentures. We can, however, make no assurance that stockholder approval will be obtained.

        Furthermore, even if stockholder approval is obtained, we will still retain the right to elect to satisfy our conversion obligation to you by issuing either our common stock into which the Debentures are convertible, the cash value of our common stock into which the Debentures are convertible, or a combination thereof. Accordingly, upon conversion of a Debenture, you might not receive any shares of our common stock, or you might receive fewer shares of our common stock than the conversion rate of the Debenture.

        Except as described in this prospectus, we will not make any payment in cash or additional shares of our common stock or other adjustment for accrued and unpaid interest on the Debentures or dividends on any of our common stock issued upon conversion of the Debentures.

        On conversion of a Debenture, except as described above, you will not receive any cash payment or additional shares of our common stock in respect of that Debenture. Our delivery to you of the full number of shares of our common stock into which your Debenture is convertible, or, in lieu of our common stock, the cash value of such common stock or a combination of our common stock and cash, together with any cash payment for your fractional shares of our common stock, will be deemed to satisfy our obligation to pay the principal amount of your Debenture and to satisfy our obligation to pay any accrued and unpaid interest on that Debenture. As a result, accrued and unpaid interest on that Debenture will be deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued and unpaid interest will be payable upon any conversion of Debentures at your option made concurrently with or after acceleration of the Debentures following an event of default under the Debentures.

Settlement Upon Conversion

        We will not issue fractional shares of our common stock upon conversion of the Debentures. Instead, for each fractional share we will pay a cash amount based upon the market price of our common stock on the third trading day prior to the date on which the shares of our common stock are given to you upon conversion.

        If at the time of receipt of your notice of conversion, we have not obtained stockholder approval to issue 20% or more of our outstanding shares of common stock upon conversion of all outstanding Debentures, we will satisfy the conversion notice by delivering:

  (1)
  an amount of cash equal to the lesser of (A) the aggregate principal amount of the Debenture, or (B) the conversion value of such Debenture; plus

  (2)
  the number of shares of our common stock equal to the quotient of (A) the excess, if any, of the conversion value of the Debenture over the aggregate principal amount of the Debenture divided by (B) the arithmetic average of the volume weighted average prices of our common stock for each day during the cash settlement averaging period; provided that such number of shares shall not exceed the Maximum Shares.

        The "cash settlement averaging period" will be the 20-trading day period beginning on the third trading day after we receive your notice of conversion. Settlement in cash and/or shares will occur on the third trading day following the final day of the cash settlement averaging period.

        "Conversion value" per each $1,000 principal amount of the Debentures is equal to the product of the market price (as defined below under "—Conversion Upon Satisfaction of Common Stock Price Conditions") for our common stock on a given day multiplied by the then-current conversion rate, which is the number of shares of our common stock into which the $1,000 principal amount of each Debenture is then convertible.

        "Volume-weighted average price" per share of our common stock on any trading day (as defined below) is the volume-weighted average price on the New York Stock Exchange from 9:30 a.m. to 4:00 p.m. (New York City time) on that trading day as displayed on Bloomberg (Bloomberg key-strokes: FLE Equity VAP) (or if such volume-weighted average price is not available, the market value of one share on such trading day as we determine in good faith using a volume-weighted method).

        If at the time of receipt of your notice of conversion, we have received stockholder approval to issue shares of our common stock upon conversion of all outstanding Debentures and we receive your notice of conversion on or prior to the day that is 30 trading days prior to maturity (the "final notice date"), the following procedures will apply:

  (1)
  If we elect to satisfy all or any portion of our obligation (the "conversion obligation") in cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is five trading days following receipt of your notice of conversion (the "cash settlement notice period").

  (2)
  If we timely elect to satisfy all or any portion of our conversion obligation in cash, you may retract the conversion notice at any time during the two-trading-day period beginning on the day after the final day of the cash settlement notice period (the "conversion retraction period"); no such retraction may be made (and a conversion notice will be irrevocable) if we do not elect to satisfy all or any portion of our conversion obligation in cash (other than cash in lieu of fractional shares).

  (3)
  If the conversion notice has not been retracted, then settlement (in cash and/or shares of our common stock) will occur on the third trading day following the final day of the 20-trading-day period beginning on the third trading day following the final day of the conversion retraction period (the "cash settlement averaging period").

  (4)
  The settlement amount will be computed as follows:

  (A)
  If we elect to satisfy the entire conversion obligation in shares of our common stock, we will deliver to you the number of shares of our common stock equal to (i) the aggregate principal amount of the Debenture to be converted divided by 1,000, multiplied by (ii) the conversion rate.

  (B)
  If we elect to satisfy the entire conversion obligation in cash, we will deliver to you cash in an amount equal to:

  •
  a number equal to (i) the aggregate principal amount of the Debenture to be converted divided by 1,000, multiplied by (ii) the conversion rate, multiplied by

  •
  the arithmetic average of the volume-weighted average prices of our common stock during the cash settlement averaging period.

  (C)
  If we elect to satisfy a portion of the conversion obligation in cash (other than 100%), we will deliver to you such cash amount ("cash amount") plus the number of shares of our common stock equal to the greater of (i) zero and (ii) the excess, if any, of:

  •
  the number of shares of our common stock equal to (i) the aggregate principal amount of the Debenture to be converted divided by 1,000, multiplied by (ii) the conversion rate, minus the number of shares of our common stock equal to the quotient of the cash amount divided by the arithmetic average of the volume-weighted average prices of our common stock during the cash settlement averaging period.

        If at the time of receipt of your notice of conversion, we receive your notice of conversion after the final notice date, the following procedures will apply:

  (1)
  If we elect to satisfy all or any portion of the conversion obligation in cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time during the cash settlement notice period.

  (2)
  The settlement amount will be computed, and the settlement date will be determined, in the same manner as set forth above except that the "cash settlement averaging period" will be the 20-trading-day period that begins on the date that is the 23rd trading day prior to the maturity date.

  (3)
  If we elect to satisfy all or any portion of the conversion obligation in cash, settlement will occur on the third trading day following the final day of such cash settlement averaging period (which may be after the maturity date). If we elect to satisfy the entire conversion obligation in shares of our common stock, settlement will occur at maturity.

  (4)
  You cannot retract your conversion notice if you deliver such notice after the final notice date (and the conversion notice therefore will be irrevocable).

        A "trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if our common stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which our common stock is then traded; provided that no day on which our common stock experiences any of the following will count as a trading day:

  •
  any suspension of or limitation imposed on trading of our common stock on any national or regional securities exchange or association or over-the-counter market;

  •
  any event (other than an event listed in the bullet below) that disrupts or impairs the ability of market participants in general to (i) effect transactions in or obtain market values for our common stock on any relevant national or regional securities exchange or association or over-the-counter market, or (ii) effect transactions in or obtain market values for, futures or options contracts relating to our common stock on any relevant national or regional securities exchange or association or over-the-counter market; or

  •
  any relevant national or regional securities exchange or association or over-the-counter market on which our common stock trades closes on any exchange business day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange and (ii) the submission deadline for orders to be entered into the exchange for execution on such business day.

        Notwithstanding the above, if our common stock experiences any of the above on any day during the original cash settlement averaging period (determined assuming our common stock experienced none of the above during that period), which would result in a price being determined later than the eighth trading day after the last day of the original cash settlement averaging period, then we will determine all prices for all delayed and undetermined prices on that eighth trading day based on our good faith estimate of our common stock's value on that date.

Conversion Procedures

        Except as provided below, if you convert your Debentures into our common stock on any day other than an interest payment date, you will not receive any payment in cash with respect to interest that has accrued on these Debentures since the prior interest payment date. If you convert after a record date for an interest payment but prior to the corresponding interest payment date, you (or a predecessor holder on the record date) will receive on the interest payment date interest accrued and paid on such Debentures, notwithstanding the conversion of such Debentures prior to such interest payment date. At the time of surrender of such Debentures for conversion, however, the holder surrendering Debentures for conversion must pay us an amount equal to the interest that the holder on the record date will receive on the interest payment date on the Debentures being converted. The preceding sentence, however, does not apply to a holder that converts, after a record date for an interest payment but prior to the corresponding interest payment date, if we have specified a redemption date or a fundamental change repurchase date that is on or prior to the third business day after such interest payment date. Accordingly, if we call your Debentures for redemption on a date that is after a record date for an interest payment but on or prior to the third business day after the corresponding interest payment date, and prior to the redemption date you choose to convert your Debentures, you will receive on the date that has been fixed for redemption the amount of interest you would have received if you had not converted your Debentures.

        You will not be required to pay any transfer taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any transfer tax or duties which may be payable relating to any transfer involved in the issuance or delivery of our common stock in a name other than yours. Certificates representing shares of our common stock will be issued or delivered only after all applicable transfer taxes and duties, if any, payable by you have been paid.

        To convert interests in a global Debenture, you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program.

        To convert definitive Debentures, you must:

  (1)
  complete the conversion notice on the back of the Debentures (or a facsimile of it);

  (2)
  deliver the completed conversion notice and the Debentures to be converted to the specified office of the conversion agent;

  (3)
  pay all funds required, if any, relating to interest on the Debentures to be converted to which you are not entitled, as described in the third preceding paragraph; and

  (4)
  pay all transfer taxes or duties, if any, as described in the second preceding paragraph.

        The conversion date is the date on which all of the foregoing requirements have been satisfied. The Debentures will be deemed to have been converted immediately prior to the close of business on the conversion date. We will deliver, or cause to be delivered, to you a certificate for the full number of shares of common stock into which your Debentures are converted (or, in lieu of common stock and at our option or prior to stockholder approval for the issuance of 20% or more of our outstanding shares of common stock, our obligation, subject to certain conditions, cash or a combination of common stock and cash, as described above under "—Settlement Upon Conversion") together with any cash payment for your fractional shares as soon as practicable on or after the conversion date, subject to satisfaction of the cash settlement averaging period and conversion retraction period provisions, if applicable, described above under "—Settlement Upon Conversion."

        In the case of the right to convert upon satisfaction of common stock price conditions, the conversion agent, which will be initially The Bank of New York Trust Company, N.A., will determine on our behalf if the Debentures are convertible at the end of each quarter beginning after October 30, 2005, in each case notifying us and the trustee.

        In connection with any conversion upon satisfaction of the above Debenture price conditions, the conversion agent will have no obligation to determine the trading price of the Debentures unless we have requested such determination. We will have no obligation to make such request unless you provide us with reasonable evidence that on a trading day, the trading price per $1,000 principal amount of the Debentures would be less than 98% of the conversion value. At such time, we will instruct the conversion agent to determine the trading price of the Debentures beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of the Debentures would be greater than or equal to 98% of the conversion value. We will confirm whether any such determination made by the conversion agent satisfies the Debenture price conditions.

        Whenever the Debentures become convertible (or in the case of conversion upon satisfaction of Debenture price conditions, whenever the conversion agent has determined that the Debenture price conditions are met), we or, at our request, the trustee in our name and at our expense, will notify the holders of the event triggering such convertibility in accordance with the indenture, and we will also publicly announce such information and publish it on our website (or otherwise broadly disseminate the information in any manner deemed reasonable by us). Any notice so given will be conclusively presumed to have been duly given, whether or not the holder receives such notice.

Conversion Upon Satisfaction of Common Stock Price Conditions

        You may convert any of your Debentures into our common stock during any fiscal quarter beginning after October 30, 2005 if the market price of our common stock for at least 20 consecutive trading days in the 30-trading-day period ending on the last trading day of the preceding fiscal quarter exceeds 120% of the conversion price per share of our common stock on the last trading day of that fiscal quarter. The conversion price per share of our common stock on any day equals the quotient of the principal amount of a Debenture divided by the number of shares of our common stock issuable upon conversion of a Debenture on that day.

        The "market price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.

        If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "market price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

        If our common stock is not so quoted, the "market price" will be the average of the mid-points of the last bid and ask prices for our common stock on the relevant date from each of three nationally recognized independent investment banking firms selected by us for this purpose, provided that if such bid and ask prices cannot reasonably be obtained from at least three nationally recognized independent investment banking firms, but such bid and ask prices are obtained from two nationally recognized independent investment banking firms, then the "market price" will be the average of the mid-points of such bid and ask prices from the two nationally recognized independent investment banking firms, and if such bid and ask prices can reasonably be obtained from only one nationally recognized independent investment banking firm, then the "market price" will be the mid-point of such bid and ask prices from this one nationally recognized independent investment banking firm.

Conversion Upon Satisfaction of Debenture Price Conditions

        You also may convert your Debentures into our common stock during the five-business-day period immediately after any five-consecutive-trading-day period in which the trading price per $1,000 principal amount of the Debentures for each day of such five-day period is less than 98% of the conversion value.

        We refer to these conditions as the "Debenture price conditions."

        The "trading price" for the Debentures on any date means the closing sale price per Debenture (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the principal U.S. securities exchange on which the Debentures are traded or, if the Debentures are not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.

        If the Debentures are not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "trading price" will be the last quoted bid price for the Debentures in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

        If the Debentures are not so quoted, the "trading price" will be the average of the mid-points of the last bid and ask prices for $5.0 million aggregate principal amount of the Debentures on the relevant date from each of three nationally recognized independent investment banking firms selected by us for this purpose, provided that if such bid and ask prices cannot reasonably be obtained from at least three nationally recognized independent investment banking firms, but such bid and ask prices are obtained from two nationally recognized independent investment banking firms, then the "trading price" will be the average of the mid-points of such bid and ask prices from the two nationally recognized independent investment banking firms, and if such bid and ask prices can reasonably be obtained from only one nationally recognized independent investment banking firm, then the "trading price" will be the mid-point of such bid and ask prices from this one nationally recognized independent investment banking firm. If we cannot reasonably obtain such bid and ask prices from at least one nationally recognized independent investment banking firm, then the "trading price" will be deemed to be less than 98% of the conversion value.

Conversion Upon Notice of Redemption

        You may surrender for conversion any Debentures we call for redemption at any time prior to the close of business on the date that is two business days prior to the redemption date, even if the Debentures are not otherwise convertible at that time. If you already have exercised your right to require us to repurchase your Debentures, you may not surrender your Debentures for conversion until you have withdrawn the repurchase notice in accordance with the indenture. If you are a holder of Debentures that have been called for redemption, you must exercise your conversion rights prior to the close of business on the second business day preceding the redemption date, unless we default in payment of the redemption price.

Conversion Upon Specified Corporate Transactions

        If:

  (1)
  we distribute to all or substantially all holders of our common stock rights or warrants entitling them to purchase, for a period expiring within 60 days of the date of distribution, our common stock at less than the market price of our common stock at the time of the announcement of that distribution;

  (2)
  we elect to distribute to all or substantially all holders of our common stock cash or other assets, debt securities or rights or warrants to purchase our securities, which distribution (together with all other distributions covered by this paragraph (2) not triggering a conversion right during the preceding 12 months) has a per share value exceeding 5% of the market price of our common stock on the day preceding the declaration date for the distribution; or

  (3)
  a fundamental change (except for such fundamental change that occurs due to a consolidation, merger or binding share exchange described in the next succeeding paragraph) as described below under "—Repurchase at Option of Holders—Fundamental Change Put" would have occurred but for the fact that either (a) the market price of our common stock for a specified period prior to that fundamental change exceeds a specified level or (b) the consideration received in the fundamental change consists of capital stock that is freely traded and the Debentures become convertible into that capital stock, each as more fully described below under "—Repurchase at Option of Holders—Fundamental Change Put,"

then we must notify you at least 20 days prior to the ex-dividend date for the distribution or within 20 business days of the occurrence of the event described under clause (3) above, as the case may be. Once we have given that notice, you may convert your Debentures at any time until either (a) the earlier of close of business on the business day prior to the ex-dividend date and our announcement that the distribution will not take place, in the case of a distribution, or (b) within 20 business days of the notice, in the case of the event described under clause (3) above. In the case of a distribution, no adjustment to your ability to convert will be made if you participate or will participate in the distribution without conversion. The "ex-dividend date" means, with respect to any issuance or distribution on shares of our common stock, the first date on which the shares of our common stock trade regular way on the principal securities market on which the shares of our common stock are then traded without the right to receive such issuance or distribution.

        In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock will be converted into cash, securities or other property, you may convert your Debentures at any time from and after the date immediately following the effective date of the transaction until the close of business on the date 30 days after the effective date of the transaction or, if applicable, the fundamental change purchase date. To the extent known to us, we will notify you of any fundamental change at least 20 days prior to the anticipated effective date of such transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property, then (except as otherwise provided under "Conversion After a Public Acquirer Fundamental Change" below) from the effective time of the transaction, the right to convert the Debentures into our common stock will be changed into a right to convert the Debentures into the kind and amount of cash, securities or other property which you would have received if you had converted such Debentures and received our common stock immediately prior to the transaction. If we engage in any transaction described in the preceding sentence, the conversion rate will not be otherwise adjusted (subject to "Adjustment to Conversion Rate Upon Certain Fundamental Changes" below). If the transaction also constitutes a "fundamental change" (as defined below), you can require us to repurchase all or a portion of your Debentures as described below under "—Repurchase at Option of Holders—Fundamental Change Put."

Conversion Rate Adjustments

        We will adjust the initial conversion rate for certain events, including:

  (1)
  issuances of our common stock as a dividend or distribution on our common stock;

  (2)
  certain subdivisions, combinations or reclassifications of our common stock;

  (3)
  issuances to all or substantially all holders of our common stock of rights or warrants to purchase our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the then-current market price of our common stock;

  (4)
  distributions to all or substantially all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets (including securities, but excluding:

  (A)
  the rights and warrants to the extent included pursuant to paragraph (3) above;

  (B)
  any dividends and distributions in connection with a reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the eighth succeeding paragraph;

  (C)
  any dividends or distributions paid exclusively in cash; or

  (D)
  common stock distributions to the extent included pursuant to paragraph (1) above);

  (5)
  dividends or other distributions consisting exclusively of cash to all or substantially all holders of our common stock, other than dividends or distributions made in connection with our liquidation, dissolution or winding-up; and

  (6)
  purchases of our common stock pursuant to a tender offer or exchange offer made by us or any of our subsidiaries to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the market price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        In cases where the fair market value of assets, debt securities or rights, warrants or options to purchase our securities, applicable to one share of our common stock, distributed to stockholders:

  •
  equals or exceeds the average market price of our common stock over the ten-consecutive-trading-day period ending on the record date for such distribution, or

  •
  such average market price exceeds the fair market value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00;

rather than being entitled to an adjustment in the conversion rate, you will be entitled to receive upon conversion, in addition to the shares of our common stock and/or cash as described above under "—Settlement Upon Conversion," the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that you would have received if you had converted such Debentures entirely into common stock immediately prior to the record date for determining the stockholders entitled to receive the distribution, at the conversion rate then in effect (without regard to the limitations on delivery of common stock described above under "—Settlement Upon Conversion").

        Under our existing rights plan, or any amendment thereof or adoption of a new rights plan, while the Debentures remain outstanding, holders of the Debentures will receive, upon conversion of the Debentures, in addition to shares of our common stock, the rights under the applicable rights plan unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock, in which case the applicable conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock shares of our common stock, evidences of indebtedness or assets described in clause (3) or (4) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

        We will not make any adjustment in the conversion rate unless such adjustment would require a change of at least 1% in the conversion rate in effect at such time. Any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment, and will otherwise be made (a) annually on the anniversary of the first date of issue of the Debentures, and otherwise (b)(1) five business days prior to the maturity of the Debentures (whether at stated maturity or otherwise) or (2) prior to the redemption date or repurchase date unless such adjustment has already been made prior to the adjustment contemplated by this clause (b)(1) or (2). Except as described above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

        In the event we elect to make a distribution described in paragraph (3) or (4) above, which, in the case of paragraph (4) above, has a per share value equal to more than 5% of the market price of the shares of our common stock on the business day preceding the declaration date for the distribution, then, if the distribution would also trigger a conversion right under "—Conversion Upon Specified Corporate Transactions," or if the Debentures are otherwise convertible, we will be required to give notice to you at least 20 days prior to the ex-dividend date for the distribution and, upon the giving of notice, the Debentures may be surrendered for conversion at any time until the close of business on the business day prior to the ex-dividend date or until we announce that the distribution will not take place. No adjustment to the conversion rate or your ability to convert will be made in respect of a distribution described in paragraphs (1), (3), (4) or (5) if you will otherwise participate in the distribution without conversion or in certain other cases.

        If we make a distribution described in (4) above, then the conversion rate will be adjusted by multiplying:

  •
  the conversion rate then in effect by

  •
  a fraction, the numerator of which will be the conversion price then in effect and the denominator of which will be the conversion price then in effect minus the fair market value, as determined by our board of directors, except as described in the following sentence, of the portion of those shares of capital stock, evidences of indebtedness or assets so distributed applicable to one share of our common stock.

        If we make a distribution described in (4) above that consists of shares of capital stock of a subsidiary of ours, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case based on the average of the closing sales prices of those securities for each of the 10 trading days commencing on and including the fifth trading day after the date on which "ex-distribution trading" commences for such dividend or distribution on the principal national or regional exchange or market on which the securities are then listed or quoted.

        If we make a dividend or distribution described in (5) above, then the conversion rate will be adjusted by multiplying:

  •
  the conversion rate then in effect by

  •
  a fraction, the numerator of which will be the conversion price then in effect and the denominator of which will be the conversion price then in effect minus the amount per share of such dividend or distribution.

        In the event of a tender or exchange offer described in (6) above, the conversion rate will be adjusted by multiplying:

  •
  the conversion rate then in effect by

  •
  a fraction, (A) the numerator of which will be the sum of (x) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock that we or our subsidiary purchase in such tender or exchange offer and (y) the product of the number of shares of our common stock outstanding less any such purchased shares and the last reported market price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer and (B) the denominator of which will be the product of the number of shares of our common stock outstanding at the time of expiration of the tender or exchange offer, including any such purchased shares, and the last reported market price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer.

        If we:

  •
  reclassify or change our common stock (other than changes resulting from a subdivision or combination); or

  •
  consolidate or combine with or merge into any person or sell or convey to another person all or substantially all of our property and assets;

and the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, you may convert each $1,000 principal amount of Debentures into the consideration you would have received if you had held a number of shares of our common stock equal to the conversion rate immediately prior to such reclassification, change, consolidation, combination, merger, sale or conveyance (subject to "Adjustment to Conversion Rate Upon Certain Fundamental Changes" and "Conversion After a Public Acquiror Fundamental Change" below). We may not become a party to any such transaction unless its terms are consistent with the foregoing.

        We may from time to time, to the extent permitted by law, irrevocably increase the conversion rate or reduce the conversion price of the Debentures by any amount for any period of at least 20 days. In that case, we will give at least 15 days' notice of such change. We may make such increases in the conversion rate or such reductions in the conversion price, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

        If we adjust the conversion rate or conversion price pursuant to the above provisions, we will issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the relevant information and make this information available on our website or through another public medium as we may use at that time.

Adjustment to Conversion Rate Upon Certain Fundamental Changes

        If and only to the extent you elect to convert your Debentures in connection with a transaction described under clause (1) or (3) under the definition of a fundamental change as described below under "—Repurchase at Option of Holders—Fundamental Change Put" (or in connection with a transaction that would have been a fundamental change under such clause (1) or (3) but for the existence of the 105% trading price exception), pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in such fundamental change transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market, which we refer to as a "non-stock fundamental change," we will increase the conversion rate as provided in the provisions below. The number of additional shares by which we will increase the conversion rate (the "additional shares") will be determined by dividing the arithmetic average of the daily volume-weighted average prices of our common stock for each of the seven trading days ending the third trading day immediately prior to the exchange offer expiration date (which we refer to as the average VWAP price) into the premium amount determined by reference to the table below, based on the date on which the non-stock fundamental change becomes effective (the "effective date") and the price (the "stock price") paid per share for our common stock in such non-stock fundamental change. If holders of our common stock receive only cash in such transaction, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock on the five trading days prior to but not including the effective date of such fundamental change transaction.

        A conversion of the Debentures by a holder will be deemed for these purposes to be "in connection with" a non-stock fundamental change if the conversion notice is received by the conversion agent following the effective date of the non-stock fundamental change but before the close of business on the business day immediately preceding the date 30 days following such effective date, or if applicable, the related repurchase date (as specified in the repurchase notice described under "—Repurchase at Option of Holders—Fundamental Change Put"). The Debentures will be convertible during this period only to the extent set forth in "Conversion Upon Satisfaction of Common Stock Price Conditions," "Conversion Upon Satisfaction of Debenture Price Conditions," "Conversion Upon Notice of Redemption" and "Conversion Upon Specified Corporate Transactions."

        The stock prices set forth in the first row of the table below are expressed as a percentage of the average VWAP price and will be adjusted as of any date on which the conversion rate is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the premium amount of additional shares by which the conversion rate will increase for various percentages of the average VWAP price:

Stock Price

Effective Date	100%	115%	132.5%	150%	175%	200%	225%	250%	300%
, 2005

        The indicative stock prices and additional share amounts set forth above are based upon a common stock price of $            at    , 2005.

        The exact stock price and effective dates may not be set forth on the table; in which case, if the stock price is:

  •
  between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

  •
  in excess of 300% of the average VWAP price (subject to adjustment), no additional shares will be issued upon conversion; and

  •
  less than 100% of the average VWAP price (subject to adjustment), no additional shares will be issued upon conversion.

        Notwithstanding the foregoing, in no event will the conversion rate exceed            per $1,000 principal amount of the Debentures, subject to adjustments in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

Conversion After a Public Acquirer Fundamental Change

        Notwithstanding the foregoing, in the case of a public acquirer fundamental change (as defined below), we may, in lieu of increasing the conversion rate upon conversion as described in "—Adjustment to Conversion Rate Upon Certain Fundamental Changes" above, elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer fundamental change, holders of the Debentures will be entitled to convert their Debentures (subject to the satisfaction of certain conditions) into a number of shares of public acquirer common stock (as defined below) by multiplying the conversion rate in effect immediately before the public acquirer fundamental change by a fraction:

  •
  the numerator of which will be (i) in the case of a share exchange, consolidation or merger, pursuant to which our common stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (ii) in the case of any other public acquirer fundamental change, the average of the last reported sale prices of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer fundamental change, and

  •
  the denominator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer fundamental change.

        A "public acquirer fundamental change" means a non-stock fundamental change in which the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such fundamental change (the "public acquirer common stock"). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have "public acquirer common stock" if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock satisfying the foregoing requirement, provided that such corporation fully and unconditionally guarantees the Debentures; in such case, all references to public acquirer common stock shall refer to such class of common stock. Majority owned for these purposes means having "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity's capital stock that are entitled to vote generally in the election of directors.

        Following a public acquirer fundamental change, if we so elect, holders may convert their Debentures (subject to the satisfaction of the conditions to conversion described under "—Conversion Procedures" above) at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to receive an adjustment to the conversion rate upon conversion as described under "—Adjustment to Conversion Rate Upon Certain Fundamental Changes." We are required to notify holders of our election in our notice to holders of such transaction. In addition, upon a public acquirer fundamental change, in lieu of converting its Debentures, the holder can, subject to certain conditions, require us to repurchase all or a portion of its Debentures as described below.

Subordination

        The payment of principal, interest (including additional interest, if any) and premium, if any, on the Debentures is subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash of all of our senior indebtedness (as defined below), including senior indebtedness incurred after the date the Debentures are issued.

        Upon any distribution to our creditors in a liquidation or dissolution of us or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, an assignment for the benefit of creditors or any marshalling of our assets and liabilities, the holders of senior indebtedness will be entitled to receive payment in full in cash of all obligations due in respect of such senior indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable senior indebtedness, whether or not an allowable claim in any such proceeding) before you will be entitled to receive any payment with respect to your Debentures, and until all obligations with respect to senior indebtedness are paid in full in cash, any distribution to which you would be entitled will be made to the holders of senior indebtedness.

        We also may not make any payment upon or in respect of the Debentures if:

  •
  a default in the payment of the principal of, premium, if any, or interest (including additional interest, if any) on designated senior indebtedness (as defined below) occurs and is continuing; or

  •
  any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of the designated senior indebtedness as to which the default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the trustee receives a notice of such default (a "payment blockage notice") from us or the holders of any designated senior indebtedness.

        Payments on the Debentures may be resumed:

  •
  in the case of a payment default, upon the date on which that default is cured or waived; and

  •
  in case of a non-payment default, the earlier of the date on which the non-payment default is cured or waived or 179 days after the date on which the applicable payment blockage notice is received, unless the maturity of any designated senior indebtedness has been accelerated.

        Notwithstanding anything in the indenture or the Debentures to the contrary:

  •
  in no event will a payment blockage period in case of a non-payment default extend beyond 179 days from the date the payment blockage notice in respect thereof was given;

  •
  there will be a period of at least 181 consecutive days in each 360-day period when no payment blockage period in case of a non-payment default is in effect; and

  •
  not more than one payment blockage period in case of a non-payment default may be commenced with respect to the Debentures during any period of 360 consecutive days.

        No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee may be the basis for a subsequent payment blockage notice unless such default has been waived for a period of at least 90 days.

        If the trustee or any holder of the Debentures receives a payment in respect of the Debentures when:

  (1)
  the payment is prohibited by these subordination provisions, and

  (2)
  the trustee or the holder has actual knowledge that the payment is prohibited,

the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of senior indebtedness. Upon the proper written request of the holders of senior indebtedness, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of senior indebtedness or their proper representative.

        The indenture further requires that we promptly notify holders of senior indebtedness if payment of the Debentures is accelerated because of an event of default.

        As a result of the subordination provisions described above, in the event of a liquidation or insolvency, you may recover less ratably than our creditors who are holders of senior indebtedness. See "Risk Factors—Risks Related to the Debentures and Underlying Shares of Common Stock—Your right to receive payments under the Debentures is junior to our existing senior debt and possibly all of our future senior debt, as well as effectively junior to the existing and future liabilities of our subsidiaries." You will receive payment on your Debentures only if we have funds remaining after we have paid any existing and future senior indebtedness. As of April 24, 2005, we had $56.7 million of senior indebtedness outstanding.

        "Senior indebtedness" means:

  •
  all existing and future indebtedness of ours outstanding under credit facilities and all hedging obligations with respect to that indebtedness;

  •
  any other existing and future indebtedness incurred by us, unless the instrument under which that indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Debentures; and

  •
  all principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), premium, penalties, fees, charges, expenses, indemnification, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any indebtedness of ours referred to above.

        Notwithstanding anything to the contrary in the foregoing, senior indebtedness does not include:

  •
  any liability for federal, state, local or other taxes owed or owing by us;

  •
  any liability for our existing 5% convertible senior subordinated debentures (which are on a parity with the Debentures);

  •
  any indebtedness of ours to any of our subsidiaries or other affiliates; or

  •
  any trade payables.

        "Indebtedness" means, with respect to any person, any indebtedness of that person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with U.S. GAAP, as well as all indebtedness of others secured by a lien on any assets of such person (whether or not such indebtedness is assumed by such person) and, to the extent not otherwise included, the guarantee by such person of any indebtedness of any other person.

        "Designated senior indebtedness" means (1) indebtedness outstanding under our second amended and restated senior secured credit facility, dated as of July 1, 2005, as amended, amended and restated, supplemented, modified or refinanced from time to time, for which Bank of America, N.A. serves as administrative agent (the "existing senior credit facility") and (2) after payment in full of all obligations under the existing senior credit facility, any other senior indebtedness permitted under the indenture, the principal amount of which is $25.0 million or more and that has been designated by us as "designated senior indebtedness."

        The indenture does not restrict the creation of senior indebtedness or any other indebtedness in the future. For information concerning our potential incurrence of additional senior indebtedness, see "Risk Factors—Risks Related to the Debentures and Underlying Shares of Common Stock—We may incur additional indebtedness ranking senior to, or equal to, the Debentures."

        We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties relating to the Debentures. The trustee's claims for such payments would be senior to your claims for such payments in respect of all funds collected or held by the trustee.

Optional Redemption

        The Debentures are not redeemable at our option prior to                , 20    .

        At any time on or after                , 20    , we may redeem some or all of the Debentures on at least 20 but not more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed. In addition, we will pay interest on the Debentures being redeemed, including those Debentures which are converted into our common stock after the date the notice of the redemption is mailed and prior to the redemption date. This interest will include accrued and unpaid interest to, but excluding, the redemption date. If the redemption date is an interest payment date, we will pay the interest to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the redemption price.

        If less than all of the Debentures are to be redeemed at any time, the trustee will select Debentures for redemption as follows:

  •
  if the Debentures are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Debentures are listed; or

  •
  if the Debentures are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No Debentures of $1,000 or less can be redeemed in part. Notices of redemption will be mailed to each registered holder of the Debentures to be redeemed at its registered address. Notices of redemption may not be conditional.

        If any Debentures are to be redeemed in part only, the notice of redemption that relates to those Debentures in principal amount equal to the unredeemed portion of the original Debentures will be issued in your name upon cancellation of the original Debentures. Debentures called for redemption become due on the day fixed for redemption. On and after the redemption date, interest ceases to accrue on the Debentures or portions of them called for redemption.

        Any notice of redemption shall include, among other information, (1) a statement regarding your right to convert your Debentures, (2) the date by which the Debentures called for redemption may be converted, and (3) should you elect to convert your Debentures that we have called for redemption (i) whether we will deliver our common stock, cash or a combination of our common stock and cash, and (ii) in the case that we elect to satisfy all or a portion of our conversion obligation in cash, the date on which the applicable cash settlement averaging period will commence.

        We shall not be required to make, and the registrar need not register, transfers or exchanges of Debentures selected for redemption (except, in the case of Debentures to be redeemed in part, the portion thereof not to be redeemed) or any Debentures in respect of which a repurchase notice has been given and not withdrawn by you in accordance with the terms of the indenture (except, in the case of Debentures to be purchased in part, the portion thereof not to be purchased) or any Debentures for a period of 15 days before the mailing of a redemption notice of Debentures to be redeemed.

Repurchase at Option of Holders

Optional Put

        On                , 20    ,                 , 2015, and                , 2020, you may require us to repurchase all of your Debentures not previously called for redemption, or any portion of those Debentures that is equal to $1,000 or a whole multiple of $1,000, at a repurchase price equal to 100% of the principal amount of those Debentures plus any accrued and unpaid interest (including additional interest, if any) on those Debentures to, but excluding, the repurchase date.

        We may, at our option, elect to pay the repurchase price in cash or shares of our common stock or any combination thereof.

        If we elect to pay all or any portion of the repurchase price in our common stock, the number of shares of our common stock that we will deliver will be equal to the quotient of:

  (1)
  the amount of cash to which you would have been entitled had we elected to pay the repurchase price in cash, minus the portion of the repurchase price being paid in cash, divided by

  (2)
  95% of the arithmetic average of the volume-weighted average prices (as defined under "—Conversion Rights—Settlement Upon Conversion") of our common stock for each of the 20 trading days (as defined under "—Conversion Rights—Settlement Upon Conversion") ending on the business day immediately preceding the applicable repurchase date (if such business day is a trading day or, if not, then on the last trading day immediately prior thereto), appropriately adjusted to take into account the occurrence, during the period commencing on the first trading day during such 20 trading-day-period and ending on the applicable repurchase date, of any event with respect to our common stock that would result in an adjustment of the conversion rate as described under "—Conversion Rights—Conversion Rate Adjustments."

        Our right to repurchase the Debentures, in whole or in part, with shares of our common stock is subject to our satisfying various conditions, including:

  •
  listing of such shares of our common stock on the principal U.S. securities exchange on which our common stock is then listed;

  •
  our common stock issuable upon repurchase of the Debentures on the applicable repurchase date having been registered or subject to an exemption from registration; and

  •
  any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration.

        If these conditions are not satisfied prior to the close of business on the applicable repurchase date, we will pay the repurchase price of the Debentures entirely in cash. We may not change the form or components or percentages of components of consideration to be paid for the Debentures once we have given the notice that we are required to give to you, except as described in the preceding sentence.

        You may submit your Debentures for repurchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the applicable repurchase date until the close of business on the repurchase date.

        For a discussion of the tax treatment of a holder receiving cash on the repurchase of its Debentures, see "Material United States Federal Income Tax Considerations—Tax Treatment of the Ownership and Disposition of the Debentures and Common Stock—Consequences to U.S. Holders—Sale, Exchange, Redemption or Other Disposition of the Debentures."

Fundamental Change Put

        If a fundamental change occurs at or any time prior to the maturity of the Debentures, you may require us to repurchase for cash all of your Debentures not previously called for redemption, or any portion of those Debentures that is equal to $1,000 or a whole multiple of $1,000, at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased plus any accrued and unpaid interest to (including additional interest, if any), but excluding, the repurchase date.

        A "fundamental change" will be deemed to have occurred at any time after the original issuance of the Debentures when any of the following has occurred:

  (1)
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our subsidiaries or any of our employee benefit plans (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether that right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition);

  (2)
  the first day on which a majority of the members of our board of directors are not continuing directors; or

  (3)
  the consolidation or merger of us with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

  (A)
  any transaction:

  (i)
  that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

  (ii)
  pursuant to which holders of our capital stock immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; or

  (B)
  any merger primarily for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity.

        However, a fundamental change will be deemed not to have occurred if either:

    (A)
    the market price per share of our common stock for any five trading days within:

    (i)
    the period of 10 consecutive trading days ending immediately after the later of the fundamental change or the public announcement of the fundamental change, in the case of a fundamental change under paragraph (1) or (2) above; or

    (ii)
    the period of 10 consecutive trading days ending immediately before the fundamental change, in the case of a fundamental change under paragraph (3) above;

equals or exceeds 105% of the conversion price of the Debentures in effect on each applicable trading day (the "105% trading price exception"); or

    (B)
    more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) which otherwise would constitute a fundamental change under paragraph (1), (2) or (3) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a national securities exchange or quoted on The Nasdaq National Market and, as a result of the transaction or transactions, the Debentures become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto).

        Beneficial ownership shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act (except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition). The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) under the Exchange Act.

        "Continuing director" means, as of any date of determination, any member of the board of directors who:

  •
  was a member of the board of directors on the date of the indenture; or

  •
  was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of new director's nomination or election, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as a nominee for director (as applicable).

        The definition of "fundamental change" includes a phrase relating to the conveyance, sale, transfer, lease or disposition of "all or substantially all" of our properties and assets. There is no precise, established definition of the phrase "substantially all" under New York law, which is the law governing the indenture and the Debentures. In interpreting this phrase, courts, among other factors, make a subjective determination as to the portion of the assets conveyed, considering many factors, including the value of assets conveyed, the proportion of an entity's income derived from the assets conveyed and the significance of those assets to the ongoing business of the entity. To the extent the meaning of such phrase is uncertain, there may be uncertainty as to whether or not a fundamental change has occurred and, therefore, as to whether or not you will have the right to require us to repurchase your Debentures.

Repurchase Right Procedures

        Within 20 business days after the occurrence of a fundamental change, we will be required to give notice to you of the occurrence of the fundamental change and of your resulting repurchase right. The repurchase date will be a date selected by us between 20 and 35 days after the date we give that notice. With respect to any optional right to require repurchase, we will be required to give notice to you 25 business days prior to any repurchase date. The notices will be delivered to you at your addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other information:

  •
  the repurchase price per $1,000 principal amount of the Debentures;

  •
  the procedures that you must follow to require us to repurchase your Debentures; and

  •
  in the case of any optional right to require repurchase, (i) whether we will pay the repurchase price for the Debentures in cash, shares of our common stock or any combination thereof, specifying the applicable percentages of each, and (ii) if we elect to pay the repurchase price in whole or in part in our common stock, the method for calculating the number of shares of our common stock and the date on which the applicable 20 trading-day-period ending on the business day immediately preceding the applicable repurchase date will commence.

        If you have the right to cause us to repurchase your Debentures as described above, we will issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the relevant information and make this information available on our website or through another public medium as we may use at that time.

        To elect to require us to repurchase the Debentures, you must deliver the repurchase notice so that it is received by the paying agent no later than the close of business on the repurchase date and must state certain information, including:

  •
  if certificated Debentures have been issued, the certificate numbers of your Debentures to be delivered for repurchase or, if not, such information as may be required under applicable DTC procedures;

  •
  the portion of the principal amount of the Debentures to be repurchased, which must be $1,000 or an integral multiple of $1,000;

  •
  that the Debentures are to be repurchased by us pursuant to the applicable provision of the indenture; and

  •
  in the case of any optional right to require repurchase, if we elect, pursuant to the notice we are required to give as described in the second preceding paragraph, to pay any or all of the repurchase price in shares of our common stock, but instead must pay the repurchase price entirely in cash because one or more of the conditions to payment of any or all of the repurchase price in our common stock described above under "—Optional Put" is not satisfied prior to the close of business on the repurchase date, whether you elect:

  (i)
  to withdraw the repurchase notice as to some or all of the Debentures to which it relates, stating the principal amount and certificate numbers of the Debentures as to which such withdrawal relates; or

  (ii)
  to receive cash in such event in respect of the entire repurchase price for all Debentures or portions of Debentures subject to such repurchase notice.

        In the case of the fourth bullet above, if you fail to indicate in the repurchase notice and in any written notice of withdrawal, a choice with respect to the election described in the final bullet point above, you will be deemed to have elected to receive cash in respect of the entire repurchase price for all Debentures subject to the repurchase notice in these circumstances.

        You may withdraw any repurchase notice by delivering a written notice of withdrawal to be received by the paying agent prior to the close of business on the repurchase date. The notice of withdrawal must state certain information, including:

  (1)
  the principal amount of the Debentures being withdrawn;

  (2)
  if certificated Debentures have been issued, the certificate numbers of the Debentures being withdrawn or, if not, such information as may be required under applicable DTC procedures; and

  (3)
  the principal amount, if any, of the Debentures that remain subject to the repurchase notice.

        The Exchange Act requires the dissemination of certain information to security holders and that an issuer follow certain procedures if an issuer tender offer occurs, which may apply if the repurchase rights summarized above become available to you. In connection with any offer to require us to repurchase the Debentures as summarized above we will, to the extent applicable:

  (1)
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

  (2)
  file a Schedule TO or any other required schedule or form under the Exchange Act.

        Our obligation to pay the repurchase price for the Debentures for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon you delivering the Debentures, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the Debentures to be paid promptly following the later of the repurchase date or the time of delivery of the Debentures, together with such endorsements.

        If the paying agent holds money sufficient to pay the repurchase price of the Debentures for which a repurchase notice has been given on the business day following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, the Debentures will cease to be outstanding and interest on the Debentures will cease to accrue, whether or not the Debentures are delivered to the paying agent. Thereafter, all of your other rights will terminate, other than the right to receive the repurchase price upon delivery of the Debentures.

        We may, to the extent permitted by applicable law and agreements governing our other debt, if any, at any time purchase the Debentures in the open market or by tender at any price or by private agreement. Any Debentures so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the trustee for cancellation. Any Debentures surrendered to the trustee may not be reissued or resold and will be canceled promptly.

Limitations on Repurchase Rights

        The repurchase rights described above may not necessarily protect you if a highly leveraged or another transaction involving us occurs that may adversely affect you.

        Our ability to repurchase the Debentures upon the occurrence of a change in control is subject to important limitations. The occurrence of a fundamental change could cause an event of default under, or be prohibited or limited by, the terms of our then-existing debt, if any. Further, we cannot assure you that, in that event, we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all outstanding Debentures that might be delivered by holders of the Debentures seeking to exercise the repurchase right. Any failure by us to repurchase the Debentures when required following a fundamental change would result in an event of default under the indenture. Any such default may, in turn, cause a default under our other debt, if any. In addition, our ability to repurchase the Debentures may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and other provisions in the agreements governing our other debt, if any.

        The fundamental change repurchase provision of the Debentures may, in certain circumstances, make more difficult or discourage a takeover of our company. The fundamental change repurchase feature, however, is not the result of our knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by means of a merger, tender offer solicitation or otherwise or by management to adopt a series of anti-takeover provisions.

Consolidation, Merger and Assumption

        The indenture provides that we may not consolidate with or merge into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties and assets to another person unless, among other matters:

  (1)
  we are the surviving corporation or the resulting, surviving or transferee person is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

  (2)
  that person expressly assumes all of our obligations under the indenture and the Debentures;

  (3)
  if as a result of such transaction the Debentures become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of us or such successor under the Debentures and the indenture; and

  (4)
  we or such successor is not then or immediately thereafter in default under the indenture and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, shall have occurred and be continuing.

        Upon the permitted consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person will succeed to and be substituted for us, and may exercise its rights and powers under the indenture and the Debentures, and after any such contemplated transaction, we will be relieved of all obligations and covenants under the indenture and the Debentures.

        The occurrence of certain of the foregoing transactions could also constitute a fundamental change under the indenture.

        The covenant described above includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our properties and assets. There is no precise, established definition of the phrase "substantially all" under New York law, which is the law governing the indenture and the Debentures. In interpreting this phrase, courts, among other things, make a subjective determination as to the portion of assets conveyed, considering many factors, including the value of assets conveyed, the proportion of an entity's income derived from the assets conveyed and the significance of those assets to the ongoing business of the entity. To the extent the meaning of such phrase is uncertain, uncertainty will exist as to whether or not the restrictions on the sale, lease or disposition of our assets described above apply to a particular transaction.

Events of Default

        Each of the following constitutes an event of default under the indenture:

  (1)
  our failure to pay when due (i) the principal of or premium, if any, on any of the Debentures at maturity, upon redemption or exercise of a repurchase right or otherwise or (ii) the cash amount required, if any, upon conversion;

  (2)
  our failure to pay an installment of interest (including additional interest, if any) on any of the Debentures for 30 days after the date when due;

  (3)
  our failure to perform or observe any other term, covenant or agreement contained in the Debentures or the indenture (other than those referred to in clauses (1) and (2) above) for a period of 60 days after written notice of such failure, requiring us to remedy the same, shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

  (4)
  a default under any indebtedness for money borrowed by us or any of our subsidiaries the aggregate outstanding principal amount of which is in an amount in excess of $10 million, for a period of 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the Debentures then outstanding, which default:

  •
  is caused by a failure to pay principal or interest when due on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged; or

  •
  results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded, annulled or such indebtedness is discharged; or

  (5)
  certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a "significant subsidiary" (as defined in Rule 405 under the Securities Act) or any group of two or more subsidiaries that, taken as a whole, would constitute a significant subsidiary.

        The indenture provides that the trustee will, within 90 days of the occurrence of a default, or, if later, within 15 days after it becomes known to the trustee, give to the registered holders of the Debentures notice of all uncured defaults known to it, but the trustee will be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default in the payment of the principal of, or interest (including additional interest, if any) on, any of the Debentures when due or in the payment of any redemption or repurchase obligation.

        If an event of default specified in clause (5) above occurs and is continuing with respect to us, then automatically the principal of all outstanding Debentures and the interest thereon (including additional interest, if any) will become immediately due and payable. If an event of default occurs and is continuing, other than with respect to clause (5) above with respect to us (the default not having been cured or waived as provided under "—Modifications and Amendments" below), the trustee or the holders of at least 25% in aggregate principal amount of the Debentures then outstanding may declare the Debentures due and payable at their principal amount together with accrued interest (including additional interest, if any), and the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of the Debentures by appropriate judicial proceedings. Such declaration may be rescinded or annulled with the written consent of the holders of a majority in aggregate principal amount of the Debentures then outstanding upon the conditions provided in the indenture.

        The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the Debentures before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the Debentures then outstanding through their written consent may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

        We are required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture.

Modifications and Amendments

Changes Requiring Approval of Each Affected Holder

        The indenture, including the terms and conditions of the Debentures, may not be modified or amended without the written consent or the affirmative vote of the holder of each Debenture affected by such change to:

  (1)
  change the maturity of the principal of or the date any installment of interest (including any payment of additional interest, if any) is due on any Debentures;

  (2)
  reduce the principal amount or repurchase price of or redemption price of or interest (including additional interest, if any) on any Debentures;

  (3)
  change the currency of payment of such Debentures or interest thereon;

  (4)
  alter the manner of calculation or rate of accrual of interest on any Debentures or extend the payment of any such amount;

  (5)
  impair the right to institute suit for the enforcement of any payment on or with respect to any Debentures;

  (6)
  modify our obligations to maintain an office or agency in New York, New York;

  (7)
  except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase rights or the conversion rights of holders of the Debentures;

  (8)
  change redemption provisions to the indenture in a manner adverse to the holders of the Debentures; or

  (9)
  reduce the percentage in aggregate principal amount of the Debentures outstanding necessary to modify or amend the indenture or to waive any past default.

Changes Requiring Majority Approval

        Except as otherwise provided in respect of changes requiring the approval of each affected holder and changes requiring no approval, the indenture, including the terms and conditions of the Debentures, may be modified or amended either:

  (1)
  with the written consent of the holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding; or

  (2)
  by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount of the Debentures represented at such meeting.

Changes Requiring No Approval

        The indenture, including the terms and conditions of the Debentures, may be modified or amended by us and the trustee, without the consent of the holder of any Debentures, for the purposes of, among other matters:

  (1)
  adding to our covenants for the benefit of the holders of the Debentures;

  (2)
  surrendering any right or power conferred upon us;

  (3)
  providing for conversion rights of holders of the Debentures in the event of any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs;

  (4)
  providing for the assumption of our obligations to the holders of the Debentures in the case of a merger, consolidation, conveyance, sale, transfer or lease of all or substantially all of our assets;

  (5)
  increasing the conversion rate, provided that the increase will not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of the Debentures in any material respect (after taking into account tax and other consequences of such reduction);

  (6)
  complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

  (7)
  curing any ambiguity or correcting or supplementing any defective provision contained in the indenture, provided that (i) any such action will not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of the Debentures (after taking into account tax and other consequences of such action) and (ii) any amendment made solely to conform the provisions of the indenture to this prospectus will be deemed not to adversely affect the interests of the holders of the Debentures;

  (8)
  to provide for the issuance of additional debentures as described above under "Additional Debentures";

  (9)
  adding guarantees with respect to the Debentures; or

  (10)
  adding or modifying any other provisions with respect to matters or questions arising under the indenture which we may deem necessary or desirable and which will not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of the Debentures in any material respect.

No Recourse Against Others

        A director, officer, employee or shareholder of us shall not have any liability for any of our obligations under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

Governing Law

        The indenture and the Debentures are governed by, and shall be construed in accordance with, the internal laws of the State of New York.

Information Concerning the Trustee and the Transfer Agent

        The Bank of New York Trust Company, N.A., as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and transfer agent with regard to the Debentures. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Denomination

        The Debentures will be issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples of $1,000.

Global Securities; Book-Entry Form

        Except as provided below, the Debentures are evidenced by a global security deposited with the trustee as custodian for DTC and registered in the name of Cede & Co. as DTC's nominee.

        Record ownership of the global securities may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. A holder may hold its interests in a global security directly through DTC if the holder is a participant in DTC, or indirectly through organizations which are direct DTC participants if the holder is not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC's procedures and will be settled in same-day funds. Holders may also beneficially own interests in the global securities held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

        Except as provided below, so long as Cede & Co., as nominee of DTC, is the registered owner of the global securities, Cede & Co. for all purposes will be considered the sole holder of the global securities. Except as provided below, owners of beneficial interests in the global securities:

  •
  will not be entitled to have certificates registered in their names;

  •
  will not receive or be entitled to receive physical delivery of certificates in definitive form; and

  •
  will not be considered holders of the global securities.

        The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global security to transfer the beneficial interest in the global security to such persons may be limited.

        We will wire, through the facilities of the trustee, payments of principal and interest payments (including payments of additional interest, if any) on the global securities to Cede & Co., the nominee of DTC, as the registered owner of the global securities. Neither we, the trustee nor any paying agent will have any responsibility or be liable for paying amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal of and interest on the global securities, to credit participants' accounts on the payment date in amounts proportionate to their respective beneficial interests in the Debentures represented by the global securities, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in the Debentures represented by the global securities held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in "street name."

        If you would like to convert your Debentures into our common stock pursuant to the terms of the Debentures, you should contact your broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

        Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, your ability to pledge your interest in the Debentures represented by global securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

        Neither we nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of the Debentures, including, without limitation, the presentation of the Debentures for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global securities are credited and only for the principal amount of the Debentures for which directions have been given.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause the Debentures to be issued in definitive form in exchange for the global securities. Notwithstanding anything herein to the contrary, if an event of default has occurred and is continuing with respect to the Debentures, any owner of a beneficial interest in the Debentures may request that we cause the Debentures in definitive form in respect of that owner's beneficial interest to be issued to that owner. If we do not promptly cause the Debentures in definitive form to be delivered to that owner of a beneficial interest, that beneficial owner will have direct rights against us under the indenture as if it had received the Debentures in definitive form. Neither we, the trustee nor any of their respective agents will have any responsibility for the performance by DTC, direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

        According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

        Our authorized capital stock consists of 150,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $1.00 per share. At July 18, 2005, we had outstanding:

  •
  56,276,523 shares of common stock (as well as the same number of "rights" to purchase junior participating preferred shares under the terms of our rights plan discussed below);

  •
  exercisable stock options to purchase an aggregate of approximately 5,111,019 shares of our common stock;

  •
  no shares of preferred stock;

  •
  an aggregate of approximately $201,250,000 in stated liquidation amount of the Trust Preferred. Holders of these preferred securities have the right to convert their securities into an aggregate of 4,130,737 shares of our common stock, subject to adjustment; and

  •
  an aggregate of $100,000,000 principal amount of existing convertible debentures convertible into a maximum of 8,503,400 shares of our common stock.

        Subject to the rights of holders of our preferred securities that may be issued in the future, our common stock holders are entitled to receive dividends if and when they are declared by our board of directors from legally available funds and, in the event of liquidation, to receive pro rata all assets remaining after payment of all obligations. Each holder of our common stock is entitled to one vote for each share held and to cumulate its votes for the election of directors. Our stockholders do not have preemptive rights.

        The authorized shares of our preferred stock are issuable, without further stockholder approval, in one or more series as determined by our board of directors. Our board of directors also determines the voting rights, designations, powers, preferences, and the relative participating, optional or other rights of each series of our stock, as well as any qualifications, limitations or restrictions.

        Our restated certificate of incorporation contains certain provisions that may make it more difficult for third parties to acquire control of us, including a provision for a classified board of directors, approximately one-third of which is elected annually for a three-year term. Our restated certificate of incorporation also requires a vote of holders of at least 80% of our voting stock to adopt or modify our bylaws, or to approve a merger, a sale of all or substantially all of our assets or certain other transactions between us and any other corporation holding directly or indirectly more than 5% of our voting stock, unless the merger, sale or other transaction was approved by our board of directors prior to the other corporation's acquisition of more than 5% of our voting stock. The above provisions cannot be changed unless the change is approved by the affirmative vote of at least 80% of our voting stock.

        EquiServe, L.P. is the transfer agent and registrar for our common stock.

Rights

        On September 15, 1998, our board of directors declared a dividend distribution on each then outstanding share of our common stock of one right to acquire one one-thousandth of a share of our series A junior participating preferred stock at an exercise price of $160.00, subject to adjustment. These rights are also issued with any shares of our common stock that are issued after the initial dividend distribution and before the occurrence of specified events.

        The rights may only be exercised:

  •
  10 days after public announcement that a person or group of affiliated persons has acquired or obtained the right to acquire beneficial ownership of 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock without the prior approval of our board of directors (such person or group being defined as an "acquiring person"); or

  •
  10 business days after commencement of a tender offer or exchange offer that would result in a person or group of affiliated persons beneficially owning 15% or more of our common stock.

        If a party acquires 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock in accordance with certain defined terms or our board of directors determines that any person has become an acquiring person, each right will entitle its holder to purchase, at the right's then current exercise price, a number of shares of our common stock having a market value of twice the right's then current exercise price.

        The rights do not have voting or dividend rights and expire on September 15, 2008, if not redeemed, exchanged or tendered prior to this date. The rights may be redeemed in whole, but not in part, by us at a price of $0.002 per right at any time prior to the earlier of:

  •
  the expiration of the rights;

  •
  10 days following a person or group's acquisition of 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock; or

  •
  10 days following our board of directors' determination of a person to be an acquiring person.

        If we are acquired, under certain circumstances each right entitles the holder to purchase, at the right's then current exercise price, a number of the acquiring company's common shares having a market value of twice the right's then current exercise price.

        Unless and until the rights become exercisable, the rights trade only with our shares of common stock and are represented by the stock certificates representing our common stock. If the rights become exercisable, separate certificates representing the rights will be delivered to the holders of our common stock at that time, and the rights will then trade separately from our shares of common stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of principal U.S. federal income tax considerations relating to the consent solicitation, the exchange offer and the ownership and disposition of the Debentures and common stock into which the Debentures are convertible, but does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations relating thereto. This summary is based on provisions of the Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated thereunder, and judicial and administrative interpretations of the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.

        THE FOLLOWING SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE CONSIDERED TAX ADVICE. EACH HOLDER CONSIDERING THE EXCHANGE OF TRUST PREFERRED FOR THE DEBENTURES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE DEBENTURES OR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

        The summary assumes that the Trust Preferred are held, and the Debentures will be held, as "capital assets" within the meaning of Section 1221 of the Code. Also, this summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this summary does not address tax considerations applicable to a holder's particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  persons subject to the alternative minimum tax;

  •
  tax-exempt organizations;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  U.S. holders, as defined below, whose functional currency is not the U.S. dollar; or

  •
  persons who hold the notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction.

        In addition, if a holder is an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of each partner of such partnership will generally depend on the status of the partner and on the activities of the partnership. A partnership that holds the Debentures or common stock and partners in such partnerships should consult their tax advisors.

        You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the consent solicitation, the exchange offer and the ownership and disposition of the Debentures and common stock arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

        As used herein, a "U.S. holder" means a holder of existing Trust Preferred or the Debentures that is (i) an individual citizen or resident of the U.S., (ii) a corporation or other entity taxed as a corporation for U.S. federal income tax purposes created or organized in, or under the laws of, the U.S. or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, and (iv) a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A "non-U.S. holder" is any holder other than a U.S. holder.

Treatment of Consent Payment and Effect of Proposed Amendments

        While the tax treatment of the receipt of a consent payment is unclear due to the lack of direct authority, we believe that the consent payments should be treated as separate consideration received for a holder's consent to the proposed amendments and intend to so treat the consent payments. As such, the consent payments will be subject to tax as ordinary income. The receipt of a consent payment by a non-U.S. holder may be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable U.S. income tax treaty.

        If the consent solicitation is successful and the proposed amendments are adopted and a holder does not tender its Trust Preferred in the exchange offer, the adoption of the proposed amendments could result in a constructive exchange of existing Trust Preferred for new Trust Preferred if the amendments result in a signification modification of the existing Trust Preferred. In general, a modification is considered significant if, based on all the facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. Given the nature of the proposed amendments, we believe that the adoption of the proposed amendments will not significantly alter the economics of the existing Trust Preferred and, thus, will not result in a significant modification of the existing Trust Preferred. Accordingly, no tax consequences will result to a holder that does not tender its Trust Preferred if the proposed amendments are adopted pursuant to the consent solicitation.

Treatment of Exchange Offer

        Each holder of existing Trust Preferred is considered for U.S. federal income tax purposes as the owner of a pro rata portion of the Trust Debentures held by the Capital Trust. Thus, the exchange of the Trust Preferred for the Debentures pursuant to the exchange offer will be treated for U.S. federal income tax purposes as an exchange of Trust Debentures for the Debentures.

        The tax treatment of a U.S. holder's exchange of the Trust Debentures for the Debentures pursuant to the exchange offer will depend on whether that exchange is treated as a recapitalization. The exchange will be treated as a recapitalization only if both the Trust Debentures and the Debentures constitute "securities" within the meaning of the provisions of the Code governing reorganizations. This, in turn, depends on the facts and circumstances surrounding the origin and nature of these debt instruments and on the interpretation of numerous judicial decisions. Based on these considerations, the exchange offer will be treated as a recapitalization for U.S. federal income tax purposes. As such, a U.S. holder will not recognize gain or loss on the exchange, except that it will recognize gain to the extent of accrued market discount on the Trust Debentures not previously included in income by the U.S. holder. A U.S. holder's tax basis in the Debentures will equal the U.S. holder's adjusted tax basis in the Trust Debentures relinquished in the exchange increased by the amount of gain recognized by the holder on the exchange. A U.S. holder's holding period for the Debentures will include the period in which the U.S. holder held the Trust Preferred relinquished in the exchange.

        A non-U.S. holder generally will not recognize gain or loss for U.S. federal income tax purposes on the exchange of the Trust Debentures for the Debentures, irrespective of whether gain or income realized on the disposition of the Debentures or our common stock acquired upon a conversion is effectively connected with the non-U.S. holder's conduct of a United States trade or business, as described in "—Tax Treatment of the Ownership and Disposition of the Debentures and Common Stock—Consequences to Non-U.S. Holders—Sale, Exchange, Redemption or Other Disposition of the Debentures or Common Stock."

Tax Treatment of the Ownership and Disposition of the Debentures and Common Stock

Consequences to U.S. Holders

        The following discussion is a summary of the principal U.S. federal income tax consequences resulting from the ownership and disposition of the Debentures and common stock by U.S. holders.

  Issue Price of the Debentures

        The issue price of a debt instrument issued for property is the fair market value of such debt instrument, determined on the first date on which a substantial amount of the debt is issued, if a substantial amount of the debt instruments in the issue is traded on an established market. We anticipate that the Debentures will be traded on an established market and that the established-market trading price of a Debenture will not be less than the stated redemption price at maturity of a Debenture by more than a de minimis amount. The stated redemption price at maturity of a debt instrument will equal the sum of all amounts provided under the debt instrument, regardless of whether denominated as principal or interest, other than "qualified stated interest" payments. For such purposes, "qualified stated interest" generally means stated interest that is "unconditionally payable" in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate. Based on the foregoing, the Debentures should not be considered to have original issue discount for U.S. federal income tax purposes.

  Amortizable Bond Premium

        If a holder's initial tax basis in a Debenture, reduced by an amount equal to the value of the conversion option a holder possesses with respect to the Debenture, is greater than its stated redemption price at maturity, such holder will be treated as having acquired the Debenture with "amortizable bond premium" equal in amount to such excess. As discussed above under "—Treatment of Exchange Offer," a U.S. holder will receive a tax basis in the Debentures equal to the U.S. holder's adjusted tax basis in the Trust Preferred relinquished in exchange for the Debentures plus any gain recognized on the exchange.

        If a holder has amortizable bond premium, it can make an election (with respect to the Debentures and all of the holder's other obligations with amortizable bond premium held on or acquired by such holder after the first day of the first taxable year to which such election applies) to amortize such premium using a constant yield method over the remaining term of the Debentures and may offset interest income otherwise required to be included in respect of the Debentures during any taxable year by the amortized amount of such excess for the taxable year. This election may only be revoked with the consent of the Internal Revenue Service.

  Market Discount

        If a Debenture is a market discount instrument, a holder will be required to treat any principal payment on, or any gain realized on the sale, exchange or other disposition of the Debenture as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount accrued on the Debenture and not previously included in income; a holder also may be required to defer the deduction of all or a portion of any interest paid or accrued on indebtedness incurred or maintained to purchase or carry the Debenture. Alternatively, a holder may elect (with respect to the Debentures and all other market discount obligations acquired by such holder after the first day of the first taxable year to which such election applies) to include market discount in income currently as it accrues. This election may only be revoked with the consent of the Internal Revenue Service. Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of the Debentures, unless a holder elects to accrue market discount on the basis of a constant interest rate. Amounts includible in income as market discount generally are treated as ordinary interest income.

        A holder will be treated as having purchased a Debenture at a market discount if the stated redemption price at maturity exceeds the holder's initial tax basis in the Debenture by more than a de minimis amount (1/4 of 1% of the stated redemption price of the Debenture multiplied by the number of complete years to maturity after the holder acquired the Debenture). Any accrued market discount on the Trust Debentures relinquished in the exchange will carry over to the Debentures to the extent not previously included in income or recognized on the exchange.

  Repurchase at the Option of Holder

        If you require us to repurchase a Debenture on a repurchase date and we deliver cash in full satisfaction of the repurchase price, the repurchase will be treated the same as a sale of the Debenture, as described below under "—Sale, Exchange, Redemption or Other Disposition of the Debentures."

  Sale, Exchange, Redemption or Other Disposition of the Debentures

        Upon the sale, exchange, redemption or other disposition (including a cash settlement upon conversion), other than a conversion into common stock, of a Debenture, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or other disposition, except to the extent such amount is attributable to accrued interest income or accrued market discount not previously included in income, which will be taxable as ordinary income, and (ii) your adjusted tax basis in the Debenture. Such capital gain or loss will be long-term capital gain or loss if you have held the Debenture, including the time you held the Trust Preferred relinquished in the exchange for the Debenture, for more than one year at the time of sale, exchange, redemption or other disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced U.S. federal income tax rate. The deductibility of capital losses is subject to limitations.

  Conversion of the Debentures

        You generally will not recognize any income, gain or loss upon conversion of a Debenture solely into shares of our common stock (other than for stock received attributable to accrued but unpaid interest or accrued market discount, which will be treated as ordinary income, or with respect to cash in lieu of a fractional share). Your aggregate tax basis in the shares of common stock received on conversion of a Debenture will be the same as your aggregate tax basis in the Debenture at the time of conversion, reduced by any basis allocable to a fractional share interest for which you received cash, and the holding period for such shares received on conversion will generally include the holding period of the Debenture converted. However, the fair market value of shares of common stock received which are attributable to accrued interest will be taxable as ordinary interest income, your tax basis in such shares generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the day after the conversion.

        In the case of a conversion that is settled solely in cash, you will be taxed as described under "—Sale, Exchange, Redemption or Other Disposition of the Debentures" above.

        If a combination of cash and stock is received in exchange for the Debentures upon conversion, the amount of gain realized will be equal to the excess of the fair market value of the common stock and cash received (except to the extent of amounts received attributable to accrued but unpaid interest, which will be treated as interest income) over the holder's adjusted tax basis in the Debentures, but in no event should the amount recognized exceed the amount of cash received plus the amount of accrued market discount. A holder may not recognize any loss under such a conversion. The tax basis of the shares of common stock received (other than any shares of common stock received with respect to accrued but unpaid interest) upon conversion will equal the adjusted tax basis of the Debenture that was converted (excluding the portion of the tax basis that is allocable to any fractional shares), reduced by the amount of any cash received (other than cash received in lieu of a fractional share) and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). The holding period for these shares of common stock will include the period during which the holder held the Debentures. The tax basis of any shares of common stock received with respect to accrued but unpaid interest upon conversion will equal the then-current fair market value of that common stock, and the holding period for these shares of common stock will commence on the day after conversion.

  Constructive Distribution

        Holders of convertible debt instruments such as the Debentures may, in certain circumstances, be deemed to have received distributions if the conversion rate of such instruments is adjusted with the effect of increasing your proportionate interest in our assets or earnings. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution. Certain of the possible adjustments provided in the Debentures or, in certain circumstances, the failure to provide for such an adjustment, including, without limitation, adjustments in respect of taxable dividends to our stockholders, may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you will be deemed to have received constructive distributions (in an amount equal to the value of the additional shares issuable upon conversion) includible in your income in the manner described under "—Dividends" below even though you have not received any cash or property as a result of such adjustments. Any constructive dividend deemed paid to a U.S. holder would not be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends under recently enacted legislation and corporate holders would not be entitled to claim the dividends-received deduction with respect to any such constructive dividends.

  Dividends

        Distributions, if any, made on our common stock generally will be included in your income as dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. With respect to non-corporate taxpayers for taxable years beginning before January 1, 2009, such dividends are generally taxed at the lower applicable capital gains rate provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in the common stock (reducing your tax basis in the common stock) and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends-received deduction.

  Sale, Exchange or Redemption of Common Stock

        Upon the sale, exchange or redemption of our common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or redemption and (ii) your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the sale, exchange or redemption. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. Your adjusted tax basis and holding period in common stock received upon a conversion of a Debenture are determined as discussed above under "—Conversion of the Debentures." The deductibility of capital losses is subject to limitations.

  Backup Withholding and Information Reporting

        We are required to furnish to the record holders of the Debentures and common stock, other than corporations and other exempt holders, and to the Internal Revenue Service, information with respect to interest paid on the Debentures (including original issue discount) and dividends paid on the common stock.

        You may be subject to backup withholding with respect to interest paid on the Debentures, dividends paid on the common stock (including constructive distributions) or proceeds received from a disposition of the Debentures or shares of common stock. Certain holders, including, among others, corporations and certain tax-exempt organizations, are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you:

  •
  fail to furnish your taxpayer identification number, which, for an individual, is ordinarily his or her social security number;

  •
  furnish an incorrect taxpayer identification number;

  •
  are notified by the Internal Revenue Service that you have failed to properly report payments of interest or dividends; or

  •
  fail to certify, under penalties of perjury, that you have furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified you that you are subject to backup withholding.

        Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit (and obtain a refund of, if applicable) any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the Internal Revenue Service in a timely manner.

Consequences to Non-U.S. Holders

        The following is a summary of principal U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the Debentures.

  Interest

        You will not be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the Debentures, provided that:

  •
  you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  you are not a "controlled foreign corporation" with respect to which we are, directly or indirectly, a "related person" within the meaning of the Code;

  •
  you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person, which certification may be made on an Internal Revenue Service Form W-8BEN or successor form, or that you hold your notes through certain intermediaries, and you and the intermediaries satisfy the certification requirements of applicable Treasury Regulations; and

  •
  interest paid on the Debentures is not effectively connected with the conduct by such non-U.S. holder of a trade or business in the U.S.

        Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals. Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. holders.

        If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the Debentures, unless you provide us with a properly executed (i) Internal Revenue Service Form W-8BEN or successor form claiming an exemption from or reduction in withholding under the benefit of an applicable U.S. income tax treaty or (ii) Internal Revenue Service Form W-8ECI or successor form stating that interest paid on the Debentures is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business.

        If you are engaged in a trade or business in the U.S. and interest on the Debentures is effectively connected with your conduct of that trade or business, you generally will be subject to U.S. federal income tax on that interest on a net income basis, although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied, in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower rate as may be prescribed under an applicable U.S. income tax treaty, of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the U.S.

  Sale, Exchange, Redemption or Other Disposition of the Debentures or Common Stock

        Any gain realized by you on the sale, exchange, redemption or other disposition of a Debenture (including cash settlement upon conversion), except with respect to accrued and unpaid interest, which would be taxable as described above, or a share of common stock generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the U.S.;

  •
  you are an individual who is present in the U.S. for 183 days or more in the taxable year of sale, exchange, redemption or other disposition and certain conditions are met;

  •
  you are a non-U.S. holder who was a citizen or resident of the U.S. and are subject to special rules that apply to expatriates; or

  •
  in the case of common stock, we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held our common stock.

        If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale. If you are a corporation, then any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate, or such lower rate as may be prescribed under an applicable U.S. income tax treaty. If you are an individual described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though you are not considered a resident of the U.S. Such holders are urged to consult their tax advisers regarding the tax consequences of the acquisition, ownership and disposition of the Debentures or the common stock.

        We do not believe that we are currently, and do not anticipate becoming, a U.S. real property holding corporation.

  Conversion of the Debentures

        You generally will not recognize any income, gain or loss on the conversion of a Debenture into common stock. To the extent you receive cash upon conversion of a Debenture in lieu of fractional shares of our common stock or a cash settlement in lieu of our common stock, you generally will be subject to the rules described under "—Sale, Exchange, Redemption or Other Disposition of the Debentures or Common Stock" above. To the extent you receive common stock attributable to accrued interest, you generally will be subject to the rules described under "—Interest."

  Dividends

        In general, dividends, if any, received by you with respect to our common stock, and any deemed distributions resulting from certain adjustments, or failures to make certain adjustments, to the conversion price of the Debentures, as discussed in "—Consequences to U.S. Holders—Constructive Distribution" above, will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable U.S. income tax treaty. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, we may set-off any such withholding tax against cash payments of interest payable on the Debentures, shares of common stock, or proceeds from a sale subsequently paid or credited to a non-U.S. holder. Dividends that are effectively connected with your conduct of a trade or business in the U.S. are generally subject to U.S. federal income tax on a net income basis and are exempt from the 30% withholding tax, assuming compliance with certain certification requirements. Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable U.S. income tax treaty.

        In order to claim the benefit of a U.S. income tax treaty or to claim exemption from withholding because dividends paid to you on our common stock are effectively connected with your conduct of a trade or business in the U.S., you must provide a properly executed Internal Revenue Service Form W-8BEN for treaty benefits or W-8ECI for effectively connected income, or such successor form as the Internal Revenue Service designates, prior to the payment of dividends. These forms must be periodically updated. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

  Backup Withholding and Information Reporting

        If you are a non-U.S. holder, in general, you will not be subject to backup withholding with respect to payments that we make to you, provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the statement described above under "—Interest." In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a Debenture or a share of common stock within the U.S. or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption. However, we may be required to report annually to the Internal Revenue Service and to you the amount of, and the tax withheld with respect to, any interest or dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available by the Internal Revenue Service under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

        You generally will be entitled to credit (and obtain a refund of, if applicable) any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the Internal Revenue Service in a timely manner.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549, and obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are "incorporating by reference" into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information "furnished" pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K), after the date of this prospectus and until this offering is completed or terminated:

  •
  our annual report on Form 10-K for the year ended April 24, 2005, filed on July 7, 2005;

  •
  our current reports on Form 8-K filed on July 21, 2005, July 13, 2005, July 12, 2005, July 8, 2005, July 7, 2005, May 19, 2005 and April 29, 2005.

        Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations Department
Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503
(951) 351-3500

        In order to ensure timely delivery, you must request the information no later than five business days before the expiration of the exchange offer.

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward-looking statements that are based on current expectations, estimates, forecasts and projections about the business and the industries in which we operate and our beliefs as well as assumptions, and information currently available to us. These forward-looking statements include statements that do not relate solely to historical or current facts and, in some cases, can be identified by the use of words such as "may," "will," "should," "intend," "plan," "predict," "potential," "believe," "expect," "estimate," "project," "continue" or "anticipate" or the negative of these terms or other comparable terminology. These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are not guarantees of future performance and are based on a number of assumptions and estimates that are inherently subject to significant risks and uncertainties, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. In evaluating these statements, you should specifically consider various factors including the factors listed under "Risk Factors," as well as elsewhere in this prospectus and in other SEC filings. These risk factors include, without limitation, the following items:

  •
  the cyclical nature of both the manufactured housing and recreational vehicle industries;

  •
  ongoing weakness in the manufactured housing market;

  •
  continued acceptance of our products;

  •
  the potential impact on demand for our products as a result of declining consumer confidence;

  •
  the effect of global tensions on consumer confidence;

  •
  expenses and uncertainties associated with the manufacturing and introduction of new products;

  •
  the future availability of manufactured housing retail financing as well as housing and recreational vehicle wholesale financing;

  •
  exposure to interest rate and market changes affecting certain of our assets and liabilities;

  •
  availability and pricing of raw materials;

  •
  changes in retail inventory levels in the manufactured housing and recreational vehicle industries;

  •
  competitive pricing pressures;

  •
  the ability to attract and retain quality dealers, executive officers and other personnel;

  •
  the ability to successfully meet our ongoing obligations with respect to Section 404 of the Sarbanes-Oxley Act; and

  •
  the ability to obtain the financing we need in order to execute our business strategies.

        Many of these factors are beyond our control and our business, financial condition, results of operations and cash flows may be adversely affected by these factors.

        These factors are not exclusive. And although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and actual results, events or performance may differ materially. All of the forward-looking statements made or incorporated by reference in this prospectus are qualified by these cautionary statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, changing circumstances or otherwise.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of Fleetwood Enterprises, Inc. appearing in Fleetwood Enterprises, Inc.'s Annual Report (Form 10-K) for the year ended April 24, 2005 (including the schedule appearing therein), and Fleetwood Enterprises, Inc. management's assessment of the effectiveness of internal control over financial reporting as of April 24, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

        Gibson, Dunn & Crutcher LLP of Orange County, California has issued an opinion with respect to the validity of the securities to be offered and sold by this prospectus.

MISCELLANEOUS

        We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date on the front cover of this prospectus or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

The Exchange Agent for the Exchange Offer and Consent Solicitation
and Paying Agent for the Consent Solicitation is:

The Bank of New York Trust Company, N.A.

By Facsimile (Eligible Institutions Only): Attn: David Mauer Facsimile: (212) 298-1915 (confirm by telephone: (212) 815-3687)	By Mail or Hand: The Bank of New York Trust Company, N.A. Corporate Trust Operations 101 Barclay Street—Floor 7 East New York, NY 10286 Attn: David Mauer Reorganization Unit

        Any questions or requests for assistance concerning the consent solicitation may be directed to the exchange agent at the address and telephone numbers set forth above. Requests for assistance with the exchange offer and requests for additional copies of this prospectus and the letter of transmittal may be directed to the exchange agent at the address and telephone number set forth above, and requests for additional copies of the form of consent may be directed to the information agent at the address and telephone numbers set forth below.

The Information Agent for the Exchange Offer and the Consent Solicitation and
Tabulation Agent for the Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street
22nd Floor
New York, NY 10005

Banks and Brokerage Firms, please call: (212) 269-5550
All others call toll free: (800) 269-6427

The Dealer Manager for the Exchange Offer and Consent Solicitation is:

Lehman Brothers Inc.

745 Seventh Avenue, 5th Floor
New York, NY 10019
Attention: Convertible Origination Group
(800) 443-0892 (U.S. toll free)
(212) 526-0111 (collect)

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification Of Officers And Directors.

        Fleetwood Enterprises, Inc. is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Fleetwood Enterprises) by reason of the fact that such person is or was a director, officer, employee or agent of Fleetwood Enterprises, or is or was serving at the request of Fleetwood Enterprises as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Fleetwood Enterprises, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Fleetwood Enterprises to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Fleetwood Enterprises unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that Fleetwood Enterprises may purchase and maintain insurance on behalf of a director or officer of Fleetwood Enterprises against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not Fleetwood Enterprises would have the power to indemnify him or her against such liabilities under Section 145.

        Fleetwood Enterprises' Amended and Restated Certificate of Incorporation, as amended, provides that a director of Fleetwood Enterprises shall, to the fullest extent permitted by law, not be liable to the corporation or stockholder for monetary damages for a breach of a fiduciary duty as a director. Fleetwood Enterprises' Restated Bylaws provide that the corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including a derivative action) by reason of the fact that he is or was a director or officer of Fleetwood Enterprises, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of

Fleetwood Enterprises, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws authorize the advance of expenses in certain circumstances and authorize the corporation to provide indemnification or advancement of expenses to any person, by agreement or otherwise, on such terms and conditions as the board of directors may approve. The Bylaws also authorize Fleetwood Enterprises to purchase and maintain insurance on behalf of a director, officer, employee, agent of Fleetwood Enterprises or a person acting at the request of Fleetwood Enterprises as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability incurred by him in any such capacity whether or not the corporation would have the power to indemnify him.

        In addition to the indemnification provisions in Fleetwood Enterprises' Bylaws, Fleetwood Enterprises has entered into indemnity agreements with individuals serving as officers of the corporation. Therein, Fleetwood Enterprises has agreed to pay on behalf of the officer and his executors, administrators or assigns, any amount which he is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as officer of the corporation and solely because of his being an officer. Fleetwood Enterprises has agreed to pay damages, judgments, settlements and costs, costs of investigation, costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds. Fleetwood Enterprises has also agreed that if it shall not pay within a set period of time after written claim, the officer may bring suit against Fleetwood Enterprises and shall be entitled to be paid for prosecuting such claim. Fleetwood Enterprises has not agreed to pay fines or fees imposed by law or payments which it is prohibited by applicable law from paying as indemnity and has not agreed to make any payment in connection with a claim made against the officer for which payment was made to the officer under an insurance policy, for which the officer is entitled to indemnity otherwise than under the agreement, and which is based upon the officer gaining any personal profit or advantage to which he was not legally entitled, in addition certain other payments.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description
1.1	Dealer manager Agreement, by and between Fleetwood Enterprises, Inc. and Lehman Brothers Inc.(1)
3.1	Restated Certificate of Incorporation
3.2	Amendment to Restated Certificate of Incorporation
3.3	Amendment to Restated Certificate of Incorporation, as amended
3.4	Restated Bylaws
3.5	Amendment and Restatement of Article VII of Bylaws(2)
3.6	Amendment and Restatement of Section 3.02 of Bylaws(3)
4.1	Amended and Restated Declaration of Trust of Fleetwood Capital Trust dated as of February 10, 1998, by and among Fleetwood Enterprises, Inc. and individual trustees of the Trust(4)
4.2	Indenture, dated as of February 10, 1998, by and between Fleetwood Enterprises, Inc. and The Bank of New York, as Trustee, used in connection with the Registrant's 6% Convertible Subordinated Indentures due 2028(4)
4.3	Preferred Securities Guarantee Agreement, dated as of February 10, 1998, by and between Fleetwood Enterprises, Inc. and The Bank of New York, as preferred guarantee trustee(4)
4.4	Form of Indenture, by and between Fleetwood Enterprises, Inc. and The Bank of New York Trust Company, N.A., as Trustee(1)
4.5	Specimen Certificate for Registrant's Common Stock(5)
5.1	Opinion of Gibson, Dunn & Crutcher LLP(1)
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)(1)
24.1	Power of Attorney (included on signature page of the Registration Statement hereto)
25.1	Form T-1 Statement of Eligibility of Trustee under the Indenture

(1)
To be filed by an amendment.

(2)
Incorporated by reference to the company's 10-K Annual Report for the year ended April 29, 2001.

(3)
Incorporated by reference to the company's 10-K Annual Report for the year ended April 27, 2003.

(4)
Incorporated by reference to the company's Registration Statement on Form S-4 filed April 9, 1998.

(5)
Incorporated by reference to the company's Registration Statement on Form S-3/A filed on June 6, 2004.

(b)
Financial Statement Schedules

        None.

Item 22. Undertakings

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Fleetwood Enterprises, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of California, on this            day of July, 2005.

FLEETWOOD ENTERPRISES, INC.
By:	/s/ ELDEN L. SMITH Elden L. Smith President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas B. Pitcher and Leonard J. McGill, and each of them, acting individually and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS B. PITCHER Thomas B. Pitcher	Chairman of the Board	July 21, 2005
/s/ ELDEN L. SMITH Elden L. Smith	President and Chief Executive Officer, Director (Principal Executive Officer)	July 21, 2005
/s/ BOYD R. PLOWMAN Boyd R. Plowman	Executive Vice President—Chief Financial Officer (Principal Financial Officer)	July 21, 2005
/s/ ANDREW M. GRIFFITHS Andrew M. Griffiths	Vice President—Controller (Principal Accounting Officer)	July 21, 2005

/s/ PAUL D. BORGHESANI Paul D. Borghesani	Director	July 21, 2005
/s/ LOREN K. CARROLL Loren K. Carroll	Director	July 21, 2005
/s/ MARGARET S. DANO Margaret S. Dano	Director	July 21, 2005
/s/ JAMES L. DOTI James L. Doti	Director	July 21, 2005
/s/ DAVID S. ENGELMAN David S. Engelman	Director	July 21, 2005
/s/ J. MICHAEL HAGAN J. Michael Hagan	Director	July 21, 2005
/s/ DOUGLAS M. LAWSON Douglas M. Lawson	Director	July 21, 2005
/s/ JOHN T. MONTFORD John T. Montford	Director	July 21, 2005
/s/ DANIEL D. VILLANUEVA Daniel D. Villanueva	Director	July 21, 2005

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TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND THE CONSENT SOLICITATION
SUMMARY
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
PRICE RANGE OF COMMON STOCK
DIVIDEND POLICY
ACCOUNTING TREATMENT
CAPITALIZATION
THE EXCHANGE OFFER
THE CONSENT SOLICITATION
DESCRIPTION OF THE DEBENTURES
DESCRIPTION OF CAPITAL STOCK
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
FORWARD-LOOKING STATEMENTS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
LEGAL MATTERS
MISCELLANEOUS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 20. Indemnification Of Officers And Directors.
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
POWER OF ATTORNEY